As filed with the Securities and Exchange Commission on April 29, 2022

Registration No. 333-253402

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOS Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Building 6, East Seaview Park, 298 Haijing Road, Yinzhu Street

West Coast New District, Qingdao City, Shandong Province 266400

People’s Republic of China

+86-532-86617117

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joan Wu Esq.

Hunter Taubman Fischer & Li, LLC

48 Wall Street, Suite 1100

New York, NY 10005

Tel: (212) 530-2210

Facsimile: (212) 202-6380

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(3)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(7)(11)

Class A ordinary shares, par value US$0.0001 per share, represented by American Depositary Shares(2)
Preferred shares, par value US$0.0001 per share(4)
Debt Securities
Warrants(5)
Units
Rights(6)
Total of Primary Offering		$1,000,000,000		$109,100.00
Class A ordinary shares, par value US$0.0001 per share, represented by American Depositary Shares issuable upon exercise of ADS purchase warrants (9)	238,800,000	$277,246,800	(10)	30,247.63
Total		$1,277,246,800		139,347.63

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	The Class A ordinary shares, par value $0.0001 per share, will be represented by American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, issuable upon deposit of Class A ordinary shares of SOS Limited, or the Registrant which have been registered pursuant to a separate registration statement on Form F-6 (Registration No. 333-261292). Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of Class A ordinary shares that may be issued from time to time to prevent dilution as result of a distribution, split, share dividend or similar transaction. Each ADS represents ten (10) Class A ordinary shares.
(3)	There are being registered under this registration statement such indeterminate number of securities as may be offered by the Registrant from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $1,000,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ADSs being registered hereunder include such indeterminate number of ADSs as may be issuable with respect to the Class A ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(4)	The preferred shares registered hereby may be represented by the Registrant’s American Depositary Shares, or preferred ADSs, each of which represent a specified number of preference shares. Preferred ADSs issuable upon deposit of the preference shares registered hereby will be registered under a separate registration statement on Form F-6.
(5)	Warrants may be exercised to purchase any of the other securities registered hereby.
(6)	Consisting of some or all of the securities listed above, in any combination, including ADSs, preferred shares, warrants and units.
(7)	Calculated pursuant to Rule 457(o) under the Securities act of 1933, as amended.
(8)	Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the Class A ordinary shares represented by ADSs of the Registrant issuable upon exercise of the Warrants.
(9)	The Class A ordinary shares, par value $0.0001 per share, will be represented by ADSs, evidenced by American Depositary Receipts, issuable upon deposit of Class A ordinary shares of SOS Limited, or the Registrant which have been registered pursuant to a separate registration statement on Form F-6 (Registration No. 333-261292). Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of Class A ordinary shares that may be issued from time to time to prevent dilution as result of a distribution, split, share dividend or similar transaction. Each ADS represents ten (10) Class A ordinary shares.
(10)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act with respect to the ordinary shares registered hereunder, based upon the Registrant’s ADS price of $11.65 which was the average of the high and low prices reported on the NYSE on February 16, 2021.
(11)	Previously paid.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-3 (Registration No. 333-253402) (the “Registration Statement”) is being filed to reflect that SOS Limited (the “Company”) expects that it will no longer be a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), upon the filing by the Company of its annual report on Form 20-F for the fiscal year ended December 31, 2021 with the Securities and Exchange Commission. This Amendment is being filed by the Company to include information that is required to be included in the Registration Statement on Form F-3 for registrants who are no longer well-known seasoned issuers, and to make certain other amendments. The Company may continue to offer and sell the securities registered hereunder in accordance with Rule 415(a)(5) under the Securities Act.

This Registration Statement consists of two prospectuses:

●	A base prospectus which covers the offering, issuance and sale by us and/or the offering and sale by selling securityholders of the securities identified in such base prospectus from time to time in one or more offerings (the “Base Prospectus”); and

●	A resale prospectus which covers the resale from time to time by the selling securityholders named in such resale prospectus of up to 238,800,000 Class A ordinary shares, represented by 23,880,000 ADSs (the “Resale Prospectus”).

PROSPECTUS

SOS Limited

$1,000,000,000

Class A Ordinary Shares,

Class A Ordinary Shares in the Form of American Depositary Shares,

Preferred Shares,

Preferred Shares in the Form of American Depositary Shares,

Debt Securities,

Warrants,

Units, and

Rights

We may, from time to time in one or more offerings, offer and sell up to $1,000,000,000 of any combination, together or separately, of Class A ordinary shares, par value US$0.0001 per share; Class A ordinary shares in the form of American Depositary Shares, or ADSs; preferred shares, par value US$0.0001 per share; preferred shares in the form of ADSs; debt securities; warrants; units; rights; or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares or preference shares. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or preferred shares or debt securities, the preferred shares may be convertible into or exchangeable for ordinary shares and the debt securities may be convertible into or exchangeable for ordinary shares or preference shares or other debt securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

In addition, from time to time, the selling shareholders (if any) named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders (if any) may sell our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our Class A ordinary shares by selling shareholders.

We are an offshore holding company conducting a portion of our operations in China through Qingdao SOS Industrial Holding Co., Ltd., a variable interest entity (“VIE”), and its subsidiaries. Investors in our ADSs are not investing in the VIE. Neither we nor our subsidiaries own any share in the VIE. Instead, we control and receive the economic benefits of the VIE’s business operation through a series of contractual arrangements, also known as VIE Agreements, dated May 14, 2020. The VIE Agreements enable us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP. As a result of these contractual arrangements, which have not been tested in a court of law, under generally accepted accounting principles in the United States (“U.S. GAAP”), the assets and liabilities of the VIE are treated as our assets and liabilities and the results of operations of the VIE are treated in all aspects as if they were the results of our operations. PRC laws, regulations, and rules restrict and impose conditions on direct foreign investment in certain types of business, and we therefore operate these businesses in China through the VIE. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in WFOE and the provisions of the VIE Agreements.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our VIE Agreements may not be effective in providing control over the VIE. We may also subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. We may also be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our remaining business operations in China or even our ability to offer securities in the United States. See “Risk Factors—Risks Related to Doing Business in China—Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirement, expose us to government interference, or otherwise restrict our ability to offer securities and raise capital outside China, all of which could materially and adversely affect our business and the value of our securities.”

On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the Holding Foreign Companies Accountable Act (the “HFCA Act”), pursuant to which the SEC will identify a “Commission-Identified Issuer” if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by one or more authorities in such jurisdictions. While our auditing firm Audit Alliance LLP is based in Singapore and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the stock exchange. We could be delisted and our securities could be prohibited from being traded “over-the-counter” if it is identified as a Commission-Identified Issuer for three consecutive years. If our securities are unable to be listed on another securities exchange by then, such a delisting or prohibition of trading would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting or prohibition of trading would have a negative impact on the price of our securities. The Accelerating Holding Foreign Companies Accountable Act, passed by the U.S. Senate and if enacted, would require foreign companies to comply with the PCAOB audits within two consecutive years instead of three consecutive years. There are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. The PRC government may intervene or influence our current and future operations in mainland China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in companies like SOS Limited. For a detailed description of risks relating to doing business in China, see “Risk Factors — Risks Related to Doing Business in China.”

As a holding company, we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, none of our subsidiaries has made any dividends or other distributions to our holding company as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, we have not made any dividend or distributions to U.S. investors.

As of the date of this prospectus, there were no cash flows between our Cayman Islands holding company and our subsidiaries. Funds  are transferred among our PRC subsidiaries for working capital purposes. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Hebei Changjun Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of April 27, 2022, was approximately $107.4 million, which was calculated based on 2,687,034,616 Class A Ordinary Shares and 82,756,384 Class B Ordinary Shares held by non-affiliates and the per ADS price of $0.388 (which equals $0.0388 per ordinary share), which was the closing price of our ADS on the New York Stock Exchange on April 27, 2022.

Our ADSs are listed on the New York Stock Exchange, or NYSE, under the symbol “SOS.” On April 27, 2022, the last reported sale price of our ADS on the NYSE, was $0.388 per ADS. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NYSE or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 10 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2022.

i

ABOUT THIS PROSPECTUS

Our Corporate Structure

We are a Cayman Islands holding company conducting a portion of our operations in China through Qingdao SOS Industrial Holding Co., Ltd., a variable interest entity (“VIE”), and its subsidiaries. Investors of our ADSs are not investing in the VIE. Neither we nor our subsidiaries own any shares in the VIE. Instead, for accounting purposes, we control and receive the economic benefits of the VIE’s business operation through a series of contractual arrangements, also known as VIE Agreements, dated May 14, 2020, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP. As a result of these contractual arrangements, which have not been tested in a court of law, under generally accepted accounting principles in the United States (“U.S. GAAP”), the assets and liabilities of the VIE are treated as our assets and liabilities and the results of operations of the VIE are treated in all aspects as if they were the results of our operations. PRC laws, regulations, and rules restrict and impose conditions on direct foreign investment in certain types of business, and we therefore operate these businesses in China through the VIE. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in WFOE and the provisions of the VIE Agreements. Below is a summary of the VIE Agreements:

Contractual Agreements between WFOE and the VIE

On May 14, 2020, Qingdao SOS Investment Management Co., Ltd. (formerly known as Weibao Enterprise Management Consulting (Shijiazhuang) Co., Ltd.) (“Weibao Enterprise”), Qingdao SOS Industrial Holding Co., Ltd. (formerly known as Guian New Area Zhongyuan Technology Co., Ltd.) (“Zhongyuan Technology”), and Messrs. Yilin Wang, Weidong Feng, and Xianlong Wu, citizens of China and shareholders of Zhongyuan Technology, entered into the following agreements, or collectively, the “Variable Interest Entity Agreements” or “VIE Agreements,” pursuant to which Weibao Enterprise has contractual rights to control and operate the business of Zhongyuan Technology (the “VIE”). Therefore, pursuant to ASC 810, Zhongyuan Technology has been included in the Company’s consolidated financial statements since then.

The VIE Agreements are as follows:

1) Technical Consulting and Service Agreement by and between Weibao Enterprise and Zhongyuan Technology. Pursuant to the Exclusive Technical Consulting and Service Agreement, Weibao Enterprise agreed to act as the exclusive consultant of Zhongyuan Technology and provide technical consulting and services to Zhongyuan Technology. In exchange, Zhongyuan Technology agreed to pay Weibao Enterprise a technical consulting and service fee, the amount of which is to be equivalent to the amount of net profit before tax of Zhongyuan Technology, payable on a quarterly basis after making up losses of previous years (if necessary) and deducting necessary costs, expenses and taxes related to the business operations of Zhongyuan Technology. Without the prior written consent of Weibao Enterprise, Zhongyuan Technology may not accept the same or similar technical consulting and services provided by any third party during the term of the agreement. All the benefits and interests generated from the agreement, including but not limited to intellectual property rights, know-how and trade secrets, will be Weibao Enterprise’s sole and exclusive property. This agreement has a term of 20 years and may be extended unilaterally by Weibao Enterprise with Weibao Enterprise’s written confirmation prior to the expiration date. Zhongyuan Technology cannot terminate the agreement early unless Weibao Enterprise commits fraud, gross negligence or illegal acts, or becomes bankrupt or winds up.

2) Equity Interest Purchase Option Agreement by and among Weibao Enterprise, Zhongyuan Technology, and Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. Pursuant to the Exclusive Purchase Option Agreement, Messrs. Yilin Wang, Weidong Feng and Xianlong Wu granted to Weibao Enterprise and any party designated by Weibao Enterprise the exclusive right to purchase, at any time during the term of this agreement, all or part of the equity interests in Zhongyuan Technology, or the “Equity Interests,” at a purchase price equal to the registered capital paid by Messrs. Yilin Wang, Weidong Feng and Xianlong Wu for the Equity Interests, or, in the event that applicable law requires an appraisal of the Equity Interests, the lowest price permitted under applicable law. Pursuant to powers of attorney executed by Messrs. Yilin Wang, Weidong Feng and Xianlong Wu, they irrevocably authorized any person appointed by Weibao Enterprise to exercise all shareholder rights, including but not limited to voting on their behalf on all matters requiring approval of Zhongyuan Technology’s shareholders, disposing of all or part of the shareholders’ equity interest in Zhongyuan Technology, and electing, appointing or removing directors and executive officers. The person designated by Weibao Enterprise is entitled to dispose of dividends and profits on the equity interest without reliance on any oral or written instructions of Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. The powers of attorney will remain in force for so long as Messrs. Yilin Wang, Weidong Feng and Xianlong Wu remain the shareholders of Zhongyuan Technology. Messrs. Yilin Wang, Weidong Feng and Xianlong Wu have waived all the rights which have been authorized to Weibao Enterprise’s designated person under the powers of attorney.

3) Equity Pledge Agreement by and among Weibao Enterprise, Zhongyuan Technology, and Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. Pursuant to the Equity Pledge Agreement, Mr. Messrs. Yilin Wang, Weidong Feng and Xianlong Wu pledged all of the Equity Interests to Weibao Enterprise to secure the full and complete performance of the obligations and liabilities on the part of Zhongyuan Technology and them under this and the above contractual arrangements. If Zhongyuan Technology, Messrs. Yilin Wang, Weidong Feng or Xianlong Wu breaches their contractual obligations under these agreements, then Weibao Enterprise, as pledgee, will have the right to dispose of the pledged equity interests. Messrs. Yilin Wang, Weidong Feng and Xianlong Wu agree that, during the term of the Equity Pledge Agreements, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests, and they also agree that Weibao Enterprise’s rights relating to the equity pledge should not be interfered with or impaired by the legal actions of the shareholders of Zhongyuan Technology, their successors or designees. During the term of the equity pledge, Weibao Enterprise has the right to receive all of the dividends and profits distributed on the pledged equity. The Equity Pledge Agreement will terminate as soon as reasonably practical when Zhongyuan Technology, Messrs. Yilin Wang, Weidong Feng and Xianlong Wu have completed all their obligations under the contractual agreements described above.

4) Voting Rights Proxy and Financial Support Agreement by and among Weibao Enterprise, Zhongyuan Technology, and Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. Pursuant to the Voting Rights Proxy and Financial Support Agreement, Messrs. Yilin Wang, Weidong Feng and Xianlong Wu entrusts Weibao Enterprise or Weibao Enterprise’s designee to vote on their behalf at the shareholder meetings of Zhongyuan Technology. As consideration for the entrustment of the voting rights of Messrs. Yilin Wang, Weidong Feng and Xianlong Wu at Zhongyuan Technology’s shareholder meetings to Weibao Enterprise, Weibao Enterprise agreed to arrange for funds to be provided as necessary in connection with the business operations of Zhongyuan Technology. Weibao Enterprise further agreed that if the business were to fail in the ordinary course of business, none of Messrs. Yilin Wang, Weidong Feng and Xianlong Wu shall have any obligation to repay the financial support provided by Weibao Enterprise.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our VIE Agreements may not be effective in providing control over the VIE. We may also subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. We may also be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our remaining business operations in China or even our ability to offer securities in the United States. Neither we nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering of our ADSs in the United States, and we do not intend to obtain the approval from either the CSRC or the CAC in connection with any such offering, since we do not believe, based upon advice of our PRC counsel, Hebei Tianjie Law Firm, that such approval is required for the time being. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. See “Risk Factors—Risks Related to Doing Business in China,” and “—Risks Related to Our Securities —The approval of the CSRC, the CAC and other compliance procedures may be required in connection with any offering of ADSs we may make, and, if required, we cannot predict whether we will be able to obtain such approval.”

As of December 31, 2020 and 2019 and June 30, 2021, the VIE accounted for an aggregate of 99%, 100% and 65%, respectively, of our consolidated total assets, 99%,100% and 99.9%, respectively, of our consolidated total liabilities, and 100%, 100% and 92%, respectively, of our consolidated total net revenues. See our consolidated financial statements and the related notes incorporated by reference herein.

Our ability to pay dividends depends upon dividends paid by our operating entities. If the operating entity incurs debt on its own behalf, the instruments governing its debt may restrict its ability to pay dividends to us.

The operating entity in China will be permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with the Accounting Standards for Business Enterprise as promulgated by the Ministry of Finance of the PRC, or PRC GAAP. In accordance with PRC company laws, any consolidated VIEs in China must make appropriations from its after-tax profits to non-distributable reserve funds including (i) statutory surplus fund and (ii) discretionary surplus fund. The appropriation to the statutory surplus fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the statutory surplus fund has reached 50% of the registered capital of the consolidated VIEs. Appropriation to discretionary surplus fund will be made at the discretion of the consolidated VIEs.

Pursuant to the law applicable to China’s foreign investment enterprises, an operating entity that is a foreign investment enterprise in the PRC has to make appropriation from its after-tax profit, as determined under PRC GAAP, to reserve funds including (i) general reserve fund, (ii) enterprise expansion fund and (iii) staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the reserve fund has reached 50% of the registered capital of the operating company. Appropriation to the other two reserve funds is at the discretion of the operating company in China.

As an offshore holding company, we will be permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to the operating entities (as a subsidiary) in China only through loans or capital contributions, and to the consolidated affiliated entity only through loans, in each case subject to the satisfaction of the applicable government registration and approval requirements. Before providing loans to the onshore entities (i.e. the PRC subsidiaries and VIE entities), we will be required to make filings about details of the loans with SAFE in accordance with relevant PRC laws and regulations. The PRC subsidiaries and VIE entities that receive the loans are only allowed to use the loans for the purposes set forth in these laws and regulations.

As of the date of this prospectus, there have not been any dividends or distributions made to the holding company, nor have there been any dividends or distributions made to U.S. investors. We are subject to restrictions on foreign exchange and our ability to transfer cash between entities, across borders, and to U.S. investors. We are also subject to restrictions and limitations on our ability to distribute earnings from our businesses, including subsidiaries and/or consolidated VIEs, to our holding company and U.S. investors as well as the ability to settle amounts owed under the VIE agreements. See “Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our net revenue effectively and our ability to transfer cash between our PRC subsidiaries and us, across borders, and to investors and affect the value of your investment”

The following financial information of the VIEs in the PRC was recorded in the consolidated financial statements incorporated by reference herein:

	VIEs Year ended December 31			Non-VIEs Year ended December 31			Total for Year ended December 31
	2018	2019	2020	2018	2019	2020	2018	2019	2020
	(US$ thousands, or otherwise noted)			(US$ thousands, or otherwise noted)			(US$ thousands, or otherwise noted)
Revenue-net	24,930	11,577	50,289	0	0	0	24,930	11,577	50,289
Net (loss) income	(137)	1,470	6,271	-	0	(1,867)	(137)	1,470	4,404
Net cash provided by (used in) operating activities	(45)	44	(43,522)	-	0	-	(45)	44	(43,552)
Net cash used in investing activities	2	0	2,999	0	0	-	2	0	2,999
Net cash provided by financing activities	0	0	0	0	0	43,551	0	0	43,551

PCAOB Inspection

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such securities from being traded on a national securities exchange or in the over the counter trading market in the U.S. On December 16, 2021, the SEC announced that the PCAOB designated China and Hong Kong as jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act. The Company’s auditor, Audit Alliance LLP, is based in Singapore, and therefore are not affected by this mandate by the PCAOB.

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration statement process, we may, from time to time, offer and sell the securities described in this prospectus in one or more offerings, up to a total dollar amount of $1,000,000,000. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Information Incorporated By Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “SOS,” “SOS Ltd.,” “we,” “us,” “our,” “the Company” or similar words refer to SOS Limited together with our subsidiaries.

COMMONLY USED DEFINED TERMS

●	“ADSs” refers to our American depositary shares, each of which represents 10 Class A ordinary share;

●	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this annual report only, Hong Kong, Macau and Taiwan;

●	“Class A ordinary shares” refers to Class A ordinary shares, par value US$0.0001 per share of SOS Limited;

●	“Class B ordinary shares” refers to Class B ordinary shares, par value US$0.0001 per share of SOS Limited;

●	“SOS,” “we,” “us,” “our company” and “our” refer to SOS Limited, an exempted company registered in the Cayman Islands with limited liability, and its subsidiaries and its consolidated variable interest entities, and, in the context of describing our operations and combined and consolidated financial information, also include its affiliated entity and its subsidiaries;

●	“investors” refers to lenders of capital on our marketplace, unless the context indicates otherwise;

●	“NYSE” refers to the New York Stock Exchange;

●	“RMB” and “Renminbi” refer to the legal currency of China; and

●	“US$,” “U.S. dollars,” “$” and “dollars” refer to the legal currency of the United States.

●	“Parent(s)” refer SOS Limited., which owns 100% of SOS Information Technology New York Inc., and 100% of YBT Ltd. YBT Ltd. owns 100% of China SOS Ltd. China SOS Ltd owns 100% of Qingdao SOS Investment Management Co., Ltd./WFOE. WFOE owns 99% of Qingdao SOS Investment LLP. These legal entities are connected through equity ownership and are not VIEs.

●	“subsidiary(ies)” refer to our subsidiaries, including SOS Information Technology New York, Inc., Yong Bao Two Limited, Canada XX Exchange Limited, China SOS Limited, Qingdao SOS Investment Management Co., Ltd., and Qingdao SOS Investment LLP.

●	“variable interest entity(ies)” refer to our consolidated variable interest entities, including Qingdao SOS Industrial Holding Co., Ltd., Qingdao SOS Digital Technologies Inc., SOS Information Technology Co., Ltd., Inner Mongolia SOS Insurance Agency Co., Ltd., SOS Ronghe Digital Technology Co., Ltd. and SOS International Trading Co., Ltd.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

Our History

We were formed in Delaware on July 12, 2004 as China Risk Finance LLC. We began our credit analytics service provider business in 2001. We developed our proprietary, advanced technology over the past 18 years, during which our founders and management team advised many of China’s largest banks in analyzing consumer credit to issue over one hundred million credit cards to consumers. On April 28, 2017, our ADSs commenced trading on the NYSE under the symbol “XRF.” In May 2017, we completed our IPO in which we sold a total of 11,500,000 of our ADSs, each representing ten Class A Ordinary Shares and listing of our ADSs on the NYSE. In the third quarter 2018, due to regulatory changes that made it cost-prohibitive, and in some ways very risky from the regulatory compliance perspective, to own and operate our legacy marketplace lending platform, we decided to cease the customer acquisition and loan facilitation at our legacy marketplace lending platform and started to transition our business to other industries.

On May 5, 2020, we entered into a set of agreements with YBT, the shareholders of YBT (the “YBT Shareholders”), eight individual investors introduced by YBT (collectively with the YBT Shareholders, the “Investors”) and True North Financial, LLC to acquire YBT, which controls its variable interest entity SOS Information. The transaction was consummated on May 15, 2020. As a result, we now own 100% of YBT, which controls its variable interest entity, SOS Information. The shares issued to the Investors were relied on exemption from registration in accordance with Regulation S and/or Rule 4(a)(2) under the Securities Act of 1933, as amended. Accordingly, we started our newly acquired data mining and targeted marketing services business through SOS Information.

On August 3, 2020, we entered into a certain share purchase agreement (the “Disposition SPA”) with Hantu (Hangzhou) Asset Management Co., Ltd. (the “Purchaser”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase CRF China Holding Co. Limited, a Hong Kong limited company, China Capital Financial LLC, a Delaware limited liability company, CRF China Limited, a British Virgin Islands company, CRF Technology LLC, a California limited liability company, and HML China LLC, a Delaware limited liability company (collectively, the “XRF Subsidiaries”) in exchange for cash consideration of $3.5 million. Upon the closing of the transaction (the “Disposition”) contemplated by the Disposition SPA, the Purchaser will become the sole shareholder of the XRF Subsidiaries and as a result, assume all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by the XRF Subsidiaries. The Disposition closed on August 6, 2020. As a result of the Disposition, we ceased our legacy peer-to-peer lending business and have since focused on becoming a leading high-technology services business with services including marketing data, technology and solutions for insurance companies and emergency rescue services in China. We also changed our trading symbol to “SOS.”

Business Overview

We provide a wide range of data mining and analysis services to our corporate and individual members, including providing marketing data, technology and solutions for insurance companies, emergency rescue services, and insurance product and health care information portal in China. Our mission is to make it easier, safer and more efficient for our clients to obtain and process the data of their target customers.

We primarily address the large unmet demand for marketing-related data for clients such as insurance companies, financial institutions, medical institutions, healthcare providers and other service providers in the emergency rescue services industry by creating a SOS cloud emergency rescue service software as a service (SaaS) platform.

Furthermore, we have also established a data warehouse with 120 million active customer records as of the date of this report. Our data collection covers a wide variety of sources and are mainly from offline third party purchases, online subscription, AI recognition and cold calls, which account for approximately 75%, 18% and 7% of our data inventory, respectively.

Recently, we have launched our crypto mining business, and aim to start infrastructure services in blockchain security for our big data insurance marketing as well as provide insurance and banking services for digital assets and cryptocurrencies.

Our Products and Services

As of June 30, 2021, SOS focuses on six product and service lines including insurance marketing, telecom call center, bank card call center, SaaS services, cryptocurrency mining and commodity trading. Insurance marketing represents 7.23% of our total revenues, and the remaining consists of 0.18% from our telecom call center, 0.15% from our bankcard call center, 0.14% from our SaaS services, 8.2% from our cryptocurrency mining operations and 84.11% from our commodity trading. Revenue from rescue services is included in insurance marketing as a value-added to customers, which makes up approximately 30% of the insurance marketing revenue.

Insurance Marketing

We purchase data from our suppliers, including Shandong Shubao IT Ltd., Jiangxi Chacha IT Ltd. and Liaoning Tianzheng Ltd. With a stable supply of data, we use data mining and analytics technologies to find patterns and valuable information on market opportunities within the large amounts of data we collect, which helps us to provide our clients with data point recommendations.

Our strong data mining capabilities lay a solid foundation for the solutions to our clients, which we believe differentiate us from many other competitors in the same market. We have an experienced team of data experts in this field and we have a well-established data infrastructure system, ranging from mining, to warehousing, processing and distribution.

We currently only possess an insurance agent license for operations within Inner Mongolia, China. As such, as of the date of this prospectus, our revenues are mainly generated through various agents of other insurance companies. We primarily work with two agents, Beijing Sense Time  Information Technology Co., Ltd. (“BSIT”), which generates the majority of our insurance marketing revenues, as well as Beijing Ruijing Hangbao Insurance Agency Ltd

Insurance companies such as People’s Insurance Company (Group) of China, Ltd. (“PICC”), or Ping An Insurance (Group) Company of China, Ltd. (“Ping An”) will request shortlists from these insurance agents. The insurance agents will then subcontract the task to various vendors such as SOS, and SOS will collect raw data from third parties or from its own data warehouse and utilize its data mining and analytics technologies to process the data, creating a shortlist and selling it to the agents. The agents will then provide the list to insurance companies. We charge information service fees from these insurance agents based on the amount of insurance policy orders placed by insurance companies through these agents. Our service model is represented by the following diagram:

Telecom Call Center

SOS is contracted with China Mobile as its outsourced service center and operates the 10086 hot-line for the Hebei Province, charging China Mobile by customer call-in time.

Bank Card Call Center

SOS also operates a promotional center for Guangdong Bank of Development and charges by the number of successfully registered accounts.

SaaS Services

The three major SaaS offerings by SOS are as follows:

●	basic cloud system (Medical Rescue Card, Auto Rescue Card, Financial Rescue Card and Life Rescue Card)

●	cooperative cloud system (information rescue center, intelligent big data, intelligent software and hardware)

●	information cloud system (Information Today and E-commerce Today)

SOS provides warehouse access to insurance companies, financial institution and medical institutions etc., and generates revenues through a monthly subscription fee.

Cryptocurrency Mining

In February 2021, we launched our cryptomining business, and aim to start infrastructure services in blockchain security for our big data insurance marketing as well as provide insurance and banking services for digital assets and cryptocurrencies.

We currently generate revenues by selling cryptocurrencies allocated from our cryptocurrency-mining pools and anticipate renting out hash power to third parties. The value of cryptocurrencies is determined based on the market prices of the related cryptocurrencies at the time of receipt. The rental fees of hash power are also determined proportionally based on the market prices of the related cryptocurrencies.

Commodity Trading

Since April 2021, we launched commodity trading via our subsidiary SOS International Trading Co. Ltd., We facilitate trading of commodity including but not limited to mineral resin, soy bean, wheat, sesame, liquid sulfur and latex. We identify suppliers and buyers and generate revenue from the price difference. Revenue is recognized after products have been delivered and title to the goods and risk has been transferred from a seller to a buyer.

As of June 30, 2021, SOS has a total of six product lines and services, including insurance marketing, telecom call center, bankcard call center, SaaS services, cryptocurrency mining and commodity trading. Insurance marketing represents 7.23% of our total revenue, and the remaining consists of 0.18% from our telecom call center, 0.15% from our bankcard call center, 0.14% from our SaaS services, 8.2% from our cryptocurrency mining operations and 84.11% from our commodity trading operations.

Recent Developments

Thor Miner Purchase and Sale Agreement

On January 10, 2022, SOS Information Technology New York Inc. (“SOS NY”), a wholly-owned subsidiary of the Company, entered into a certain purchase and sale agreement (the “Purchase Agreement”) with Thor Miner Inc. (“Thor”), pursuant to which SOS NY shall purchase certain cryptocurrency mining hardware and other equipment (the “Equipment”) from Thor from time to time in separate purchase orders (each, an “Order”).

The parties agreed that SOS NY shall pay 50% of the total purchase price of each Order within five (5) days, and the remaining 50% to be paid at least seven (7) calendar days prior to the shipment of the Equipment pursuant to each Order. The parties have made customary representations and warranties, including but not limited to: (i) obtaining all necessary approvals, rights and authorizations to enter into the Purchase Agreement; (ii) the execution, delivery and performance of the Purchase Agreement does not violate any applicable law, charter, regulation or other agreements; (iii) Thor has good and marketable title of the Equipment free and clear of all claims and other encumbrances of every kind; (iv) the Equipment will be free from defects of workmanship and materials and that the Equipment will operate in accordance with the material functions and features stated in the Order under normal use and conditions for a period of 360 days following its delivery.

Receipt of SEC Subpoena

As previously disclosed, on March 30, 2021, a purported shareholder, Kimberly Beltran, filed a securities class action complaint in the United States District Court District of New Jersey against the Company, Yandai Wang. and Eric H. Yan, the Chief Executive Officer of the Company and President of the Company’s operating subsidiary, respectively. The action, Beltran v. SOS Limited, et al., Case No. 1:21-cv-07454 (the “Lawsuit”), pleads class action claims on behalf of persons that purchased or acquired the Company’s ADSs between July 22, 2020 and February 25, 2021, which was a period of volatility in the Company’s stock. On November 2, 2021, the Court appointed two other shareholders, Shawn Ho and William Rodgers, to serve as Lead Plaintiffs in the Lawsuit pursuant to the Private Securities Litigation Reform Act. No class has yet been certified in the Lawsuit. The Company and its officers believe the Lawsuit lacks merit and intend to defend against it vigorously. The Company and its officers have not yet filed a formal response to the Lawsuit; their deadline to do so has been postponed by agreement with the Lead Plaintiffs and the Court while the parties explore the possibility of a mediated resolution.

On February 16, 2022, the Company received a subpoena from the Securities and Exchange Commission (the “SEC”) requesting the production of certain documents related to an investigation by the SEC (the “Investigation”). The SEC’s subpoena, like the Lawsuit, refers to a February 26, 2021, derogatory report about the Company published by Hindenburg Research LLC, to which the Company responded in a press release dated March 1, 2021. Among the documents the SEC seeks are those pertaining to the matters discussed in the report and to the Company’s assertions in the press release that the report contained false information. Because the Investigation is at an early stage, the Company cannot predict its outcome, duration, or any potential consequences at this time. The SEC has not advised the Company that it has concluded any legal violation has occurred, but any Investigation potentially could result in government enforcement actions and, to civil and/or criminal sanctions under relevant laws.

On April 29, 2022, the Company received a second subpoena from the SEC requesting the production of additional documents related to the Investigation. The Company intends to cooperate with the SEC with respect to the Investigation.

Registered Direct Offering in March 2022 and Repricing of Warrants

On March 31, 2022, the Company entered into certain securities purchase agreement (“March 2022 SPA”) with certain non-affiliated institutional investors, pursuant to which the Company agreed to sell 37,750,000 ADSs, for gross proceeds of approximately $20 million (the “March 2022 Offering”)

The Company has previously issued ADS purchase warrants dated February 17, 2021, February 22, 2021 March 1, 2021 and April 1, 2021 to certain institutional investors (the “Prior Warrants”). Under the terms of the March 2022 SPA, the Company has agreed to reduce the exercise price of each of the Prior Warrants to $0.56, subject to further adjustment pursuant to such Prior Warrants. The March 2022 Offering closed on April 4, 2022.

Update to Ongoing Legal Proceedings

2021 Class Action Litigation

On March 30, 2021, a purported shareholder Kimberly Beltran filed a securities class action complaint in the United States District Court District of New Jersey against the Company, Yandai Wang and Eric H. Yan, the Chief Executive Officer of the Company and President of the Company’s operating subsidiary, respectively. The action, Kimberly Beltran v. SOS Limited, et al., Case No. 1:21-cv-07454 (the “Action”), is filed on behalf of a putative class consisting of all persons and entities other than the Company that purchased or otherwise acquired SOS American depository shares (“ADSs”) between July 22, 2020 and February 25, 2021 (the “Plaintiffs”), both dates inclusive (the “Class Period”), seeking to recover damages allegedly caused by Company’s violations of the federal securities laws against the Company and certain of its top officials. The Complaint was filed in this Action on March 30, 2021 and the Action has not advanced beyond that stage. On November 2, 2021, the Court signed as an Order a stipulation entered into between the various Plaintiffs’ counsels appointing a co-lead Plaintiffs’ counsel. The Parties have agreed to, and the Court has approved of, a Scheduling Order which provides that Plaintiffs shall file an amended complaint on or before May 13, 2022 and the Company shall answer or otherwise respond to the Amended Complaint on or before July 1, 2022. In the interim, Plaintiffs and the Company were engaged in settlement discussions.

On April 28, 2022, the Plaintiffs and the Company agreed to a settlement in principle that contemplates a $5 million settlement payment covering all administration costs and Plaintiffs’ legal fees. The Company does not admit to any wrongdoing in this settlement and in accordance with the settlement there will be a full release of the Company and its officers and directors, for all claims arising during the Class Period that were or could have been asserted in the Action. The Plaintiffs and the Company plan to enter into a full settlement agreement within forty-five (45) days.

Risk Factors Summary

Investing in our ADSs involves a high degree of risk. Below is a summary of material factors that make an investment in our ADSs speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 10 of this prospectus and under similar headings in the other documents that are filed with the SEC, and incorporated by reference into this prospectus for additional discussion of the risks summarized in this risk factor summary as well as other risks that we face. These risks include, but are not limited to, the following:

●	The outbreak of the COVID-19 has negatively impacted our business operations and is expected to continue to have an adverse impact on our planned operations.

●	We are a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established in the PRC and the VIE. We control and receive the economic benefits of the VIE’s business operations through certain contractual arrangements. Our ADSs are shares of our offshore holding company instead of shares of our VIE in China.

●	If the PRC government deems that the contractual arrangements in relation to the VIE does not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

●	Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our results of operations and the value of your investment.

●	Because we are a Cayman Islands corporation and substantially all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

●	PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

●	We are a “foreign private issuer” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

●	Governmental control of currency conversion may affect the value of your investment.

●	We are defendants in securities class actions litigation which could result in substantial costs and liabilities.

●	Development of data warehouses is capital intensive. We may not be able to generate sufficient capital or obtain additional capital to meet our future capital needs, on favorable terms or at all, which may lead to significant disruption to our business expansion and adversely affect our financial position.

●	It is now illegal to engage in digital asset transactions including bitcoin mining operations in the PRC, the ruling of which may adversely affect us.

●	From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

●	Adverse changes in the regulatory environment in the U.S. market could have a material adverse impact on our planned cryptocurrency related business.

●	There is no assurance that we will be able to manage the commodities trading business effectively.

Corporate Information

Our principal executive office is located at Building 6, East Seaview Park, 298 Haijing Road, Yinzhu Street, West Coast New District, Qingdao City, Shandong Province, People’s Republic of China 266400. Our telephone number is +86-532-86617117. We maintain a website at http://www.sosyun.com/ that contains information about our Company, and we make available free of charge through our website our annual report on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on May 5, 2021, as amended, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

In addition to the risk factors referenced above, as described in our most recent annual report on Form 20-F, we want to disclose the additional risk factors below.

Risks Related to our ADSs

Future sales of our ADSs, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ADSs in the public market, the trading price of our ADSs could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our ADSs could also depress the market price of our ADSs. A decline in the price of our ADSs might impede our ability to raise capital through the issuance of additional of our ADSs or other equity securities. In addition, the issuance and sale by us of additional of our ADSs or securities convertible into or exercisable for our ADSs, or the perception that we will issue such securities, could reduce the trading price for our ADSs as well as make future sales of equity securities by us less attractive or not feasible. The sale of ADSs issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our Class A Ordinary Shares or ADSs and this may have a negative impact on the market price of our ADSs

The trading market for our ADSs will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ADSs would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ADSs, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ADSs could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ADSs to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional ADSs or other securities convertible into or exchangeable for of our ADSs. We cannot assure you that we will be able to sell of our ADSs or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our ADSs or other securities convertible into or exchangeable for our ADSs in future transactions may be higher or lower than the price per ADS in this offering.

We have not paid and do not intend to pay dividends on our Class A Ordinary Shares in the foreseeable future. Any return on investment may be limited to the value of our securities.

We have not paid dividends on our ADSs or Class A Ordinary Shares since inception, and do not anticipate paying any dividends on our ADSs or Class A Ordinary Shares in the foreseeable future. Our board of directors has discretion to declare and pay dividends on our ADSs or Class A Ordinary Shares and will make any determination to do so based on a number of factors, such as our operating results, financial condition, current and anticipated cash needs and other business and economic factors that our board of directors may deem relevant. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ADSs after price appreciation, which may never occur, in order to realize a return on your investment. You should not rely on an investment in us if you require dividend income from your investments.

Techniques employed by short sellers may drive down the market price of our ADSs.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We are currently, and may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and ADSs and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ADSs could be greatly reduced or rendered worthless.

We are defendants in securities class actions litigation which could result in substantial costs and liabilities.

The market for our ADSs may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. On March 30, 2021, a securities class action lawsuit was filed against the Company, its Chief Executive Officer, and the Vice President of the Company’s operating subsidiary. The class action is on behalf of persons that purchased or acquired our ADSs between July 22, 2020 and February 25, 2021, a period of volatility in our stock. The complaint is based solely upon a research article issued on February 26, 2021, which contained false claims and was responded to by the Company in a press release dated March 1, 2021. Nevertheless, this securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Risks Related to Our Data Mining and Analysis Business

Development of data warehouses is capital intensive. We may not be able to generate sufficient capital or obtain additional capital to meet our future capital needs, on favorable terms or at all, which may lead to significant disruption to our business expansion and adversely affect our financial position.

Expanding and developing data warehouses and data mining capabilities are capital intensive. We are required to fund the costs of expanding and developing our data warehouses and data mining capacity with cash deriving from operations. There can be no assurance that our future revenues would be sufficient to offset increases in these costs, or that our business operations will generate capital sufficient to meet our anticipated capital requirements. If increase in our future revenues would not be sufficient to offset the increased costs, or we cannot generate sufficient capital to meet our anticipated capital requirements, our financial condition, business expansion and future prospects could be materially and adversely affected.

To fund our future growth, we may need to raise additional funds through equity or debt financing in the future in order to meet our operating and capital needs, which may not be available on favorable terms, or at all. If we raise additional funds through issuances of equity or equity-linked securities, our existing shareholders could suffer significant dilution in their ownership percentage of our company, and any new equity securities we issue could have rights, preferences, and privileges senior to those of holders of our ordinary shares. In addition, any debt financing that we may obtain in the future could have restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Our inability to obtain additional debt and/or equity financing or to generate sufficient cash from operations may require us to prioritize projects or curtail capital expenditures and could adversely affect our results of operations.

The market in which we participate is competitive. Failure to compete effectively may result in loss of our market share and a decrease in our revenues and profitability.

We compete with other wide range of data mining providers in the markets we participate. Some of our current and future competitors may have advantages over us, including greater name recognition, longer operating histories, pre-existing relationships with current or potential clients, significantly greater financial, marketing and other resources and more ready access to capital, all of which allow them to offer competitive prices and respond more quickly to new or changing opportunities. Many of these competitors own capabilities similar to ours in the same markets in which our business targets, or in markets where the cost to operate a data warehouse and data mining capacity is less than the costs to our operation. Many of our competitors and new entrants to the data mining market are developing additional data warehouses space and data mining capacity in the markets that we serve.

We face pricing pressure for our services. Prices for our services are affected by a variety of factors, including supply and demand conditions and pricing pressures from our competitors. A buildup of new data warehouse and data mining capacity or reduced demand for data warehouse services and data mining capacity could result in an oversupply of data warehouse space and data mining capacity in the markets where we operate. Excess data warehouse or data mining capacity could cause downward pricing pressure and limit the number of economically attractive markets that are available to us for expansion, which could negatively impact our business and results of operations. In addition, our competitors may offer services that are more competitively priced compared to ours. We may be required to lower our prices to remain competitive, which may decrease our margins and adversely affect our business prospects, financial condition and results of operations.

We will also face increased competition as we expand our operations, and our competitors in new markets we expand into may have more experience than us in operating in those markets. If we fail to compete effectively, our business, financial performance and prospects will be materially and adversely affected.

If we do not succeed in attracting new clients or agents for our services and/or growing revenues from existing clients or agents, our business and results of operation may be adversely affected.

We have been expanding our client base to cover more insurance companies and different types of insurance category. We are highly relying on our agents to dispatch data mining business of insurance company to us. Our ability to attract new clients, as well as our ability to grow revenues from our existing clients, depends on a number of factors, including our data warehouse capacity, our ability to offer high-quality services at competitive prices, the strength of our competitors and the capabilities of our client acquisition team to attract new clients. If we fail to attract new clients, we may not be able to grow our revenue as quickly as we anticipate or at all.

In addition, as our client base grows and diversifies into other types of insurance category, we may be unable to provide services that cater to their changing needs, which could result in client dissatisfaction, decreased overall demand for our services and loss of expected revenues. Moreover, our inability to meet client expectations may damage our reputation and could consequently limit our ability to retain existing clients and attract new clients, which would adversely affect our ability to generate revenues and negatively impact our results of operations.

Factors that adversely affect the industries in which our clients operate or information technology spending in these industries, particularly in the Internet and cloud service industries and insurance industries, may adversely affect our business.

Our clients are primarily technology companies in the Internet, cloud, software and other technology-based industries. The end-users of our data mining products are primarily large insurance companies in China. Our clients, some of whom have experienced rapid changes in their business, substantial price competition and pressures on their profitability, may request price reductions or decrease their demand for our data mining analysis, which could harm our financial performance. Furthermore, a decline in the technology industry or the demand for cloud-based services, or the desire of any of these companies, including our client and the end-user insurance companies, to outsource their data warehouse and data mining needs, could lead to a decrease in the demand for space in our data warehouses and data mining analysis business, which would have an adverse effect on our business and financial condition. We also are susceptible to adverse developments in the industries in which our clients operate, such as decreases in demand for their products or services, business layoffs or downsizing, industry slowdowns, relocations of businesses, costs of complying with government regulations or increased regulation and other factors. We also may be materially adversely affected by any downturns in the market for data warehouses and data mining due to, among other things, oversupply of or reduced demand for space or a slowdown in the technology industry. Also, a lack of demand for data warehouse space and data mining by enterprise clients could have a material adverse effect on our business, results of operations and financial condition. If any of these events happen, we may lose clients or have difficulties in selling our services, which would materially and adversely affect our business and results of operations.

We purchase a significant portion of our meta data from a small number of data suppliers. A significant disruption in any of such data suppliers could materially and adversely affect our business, results of operations and financial condition.

We purchase a significant portion of our raw data from a small number of data suppliers and a significant disruption to any single location could materially and adversely affect our operations. We highly rely on three data suppliers, Shandong Shubao IT Ltd., Jiangxi Chacha IT Ltd., and Liaoning Tianzheng Ltd. to provide large amounts of data that we need, in which we conducted data mining and data analysis. The occurrence of a catastrophic event, or a prolonged disruption in any of these data providers, could materially and adversely affect our operations.

If we do not succeed in maintaining business relationship with our data suppliers, our business and results of operation may be adversely affected.

We have been purchasing a significant portion of our raw data from a small number of data suppliers and termination of business relationship with them could materially and adversely affect our business. We are highly relying on our data suppliers to provide us large amounts of data that we need. Our business to conduct data mining analysis, as well as our ability to sell our insurance marketing information to our agents, depends on a number of factors, including a consistent and reliable data supply by our data suppliers. If we fail to maintain our business relationship with our data suppliers, or the costs of gaining data from our data suppliers increase, we may not be able to grow our revenue as quickly as we anticipate or at all.

If we are unable to adapt to new technologies or industry standards in a timely and cost-effective manner, our business, financial performance and prospects could be materially and adversely affected.

The markets for the data warehouses and data mining facilities we own and operate, as well as certain of the insurance industry in which our end-use clients operate, are characterized by rapidly changing technologies, evolving industry standards, and frequent new service introductions. As a result, the infrastructure at our data warehouses and data mining facilities may become obsolete or unmarketable due to demand for new processes and technologies, including new technology that permits higher levels of critical load and heat removal than our data warehouses are currently designed to provide. In addition, the systems that connect our data warehouses and data mining facilities to the Internet and other external networks may become outdated, including with respect to latency, reliability and diversity of connectivity. When clients demand new processes or technologies, we may not be able to upgrade our data warehouse facilities and data mining capacities on a cost-effective basis, or at all, due to, among other things, increased expenses to us that cannot be passed on to clients or insufficient revenues to fund the necessary capital expenditures. The obsolescence of our power and cooling systems and/or our inability to upgrade our data mining capacities, including associated connectivity, could reduce revenues at our data mining and analysis and could have a material adverse effect on us. To be successful, we must adapt to our rapidly changing market by continually improving the performance, features and reliability of our services and modifying our business strategies accordingly, which could cause us to incur substantial costs. We may not be able to adapt to changing technologies in a timely and cost-effective manner, if at all, which would adversely impact our ability to sustain and grow our business. If we are unable to purchase the hardware or obtain a license for the software that our services depend on, our business could be significantly and adversely affected.

Furthermore, potential future regulations that apply to industries we serve may require us, our data suppliers, or our clients to seek specific requirements from their data operations that we are unable to provide. If such regulations were adopted, we could lose clients or be unable to attract new clients in certain industries, which could have a material adverse effect on us.

In addition, new technologies or industry standards have the potential to replace or provide lower cost alternatives to our services. We focus primarily on providing data mining services and solutions through data warehouses. We cannot guarantee that we will be able to identify the emergence of all the new service alternatives successfully, modify our services accordingly, or develop and bring new services to market in a timely and cost-effective manner to address these changes. If and when we do identify the emergence of new service alternatives and introduce new services to market, those new services may need to be made available at lower profit margins than our then-current services. Failure to provide services to compete with new technologies or the obsolescence of our services could lead us to lose current and potential clients or could cause us to incur substantial costs, which would harm our operating results and financial condition. Our introduction of new alternative services that have lower price points than our current offerings may also result in our existing clients switching to the lower cost products, which could reduce our revenues and have a material adverse effect on our results of operation.

Any significant or prolonged failure in the data warehouse facilities and data mining facilities we operate or services we provide, including events beyond our control, would lead to significant costs and disruptions and would reduce the attractiveness of our facilities, harm our business reputation and have a material adverse effect on our results of operation.

The data warehouse facilities and data mining facilities we operate are subject to failure. Any significant or prolonged failure in any data warehouse and data mining facilities we operate or services that we provide, including a breakdown in critical plant, equipment or services, such as the generators, backup batteries, routers, switches, or other equipment, power supplies, or network connectivity, whether or not within our control, could result in service interruptions and data losses for our clients as well as equipment damage, which could significantly disrupt the normal business operations of our clients and harm our reputation and reduce our revenues. Any failure or downtime in one of the data warehouse and data mining facilities that we operate could affect many of our clients. The total destruction or severe impairment of any of the data warehouse and data mining facilities we operate could result in significant downtime of our services and catastrophic loss of client data. Since our ability to attract and retain clients depends on our ability to provide highly reliable service, even minor interruptions in our service could harm our reputation and cause us to incur financial penalties. The services we provide are subject to failures resulting from numerous factors, including, but not limited to, human error or accident, natural disasters and security breaches, whether accidental or willful.

We may in the future experience interruptions in service, power outages and other technical failures or be otherwise unable to satisfy the requirements of the agreements we have with clients for reasons outside of our control. As our services are critical to many of our clients’ business operations, any significant or prolonged disruption in our services could result in lost profits or other indirect or consequential damages to our clients and subject us to lawsuits brought by the clients for potentially substantial damages. Furthermore, these interruptions in service, regardless of whether they result in breaches of the agreements we have with clients, may negatively affect our relationships with clients and lead to clients terminating their agreements with us or seeking damages from us or other compensatory actions. We have taken and continue to take steps to improve our infrastructure to prevent service interruptions and satisfy the requirements of the agreements we have with clients, including upgrading our electrical and mechanical infrastructure and sourcing, designing the best facilities possible and implementing rigorous operational procedures to maintenance programs to manage risk. Service interruptions continue to be a significant risk for us and could affect our reputation, damage our relationships with clients and materially and adversely affect our business. Any breaches of the agreements we have with clients will damage our relationships with clients and materially and adversely affect our business.

Security breaches or alleged security breaches of our data warehouses could disrupt our operations and have a material adverse effect on our business, financial condition and results of operation.

A security breach of our data warehouse facilities could result in the misappropriation of our or our clients’ information, and may cause interruptions or malfunctions in our operations or the operations of our clients. As we and our data warehouse service provider commit to implementing effective security measures to safeguard our data warehouses, such a compromise could be particularly harmful to our brand and reputation. We may be required to expend significant capital and resources to protect against such threats or to alleviate problems caused by breaches in security. Security risks and deficiencies may also be identified in the course of government inspections, which could subject us to fines and other sanctions. As techniques used to breach security change frequently and are often not recognized until launched against a target, we may not be able to implement new security measures in a timely manner or, if and when implemented, we may not be certain whether these measures could be circumvented. Any breaches that may occur could expose us to increased risk of lawsuits, regulatory penalties, loss of existing or potential clients, harm to our reputation and increases in our security costs, which could have a material adverse effect on our financial condition and results of operations.

In addition, any assertions of alleged security breaches or systems failure made against us, whether true or not, could harm our reputation, cause us to incur substantial legal fees and have a material adverse effect on our business, reputation, financial condition and results of operations.

Our subscription agreements for data warehouses could be terminated early and we may not be able to renew our existing leases on commercially acceptable terms or our rent or payment under the agreements could increase substantially in the future, which could materially and adversely affect our operations.

We enter into certain data warehouse subscription agreements with Tencent Cloud Computing (Beijing) Co., Ltd. for our data warehouses. Upon the expiration of such subscription agreements, we may not be able to renew these subscription agreements on commercially reasonable terms, if at all. Under certain subscription agreements, the data warehouse service provider may terminate the agreement by giving prior notice and paying default penalties to us. However, such default penalties may not be sufficient to cover our losses. Even though the data warehouse service provider for our data warehouses generally do not have the right of unilateral early termination unless they provide the required notice, the subscription agreements may nonetheless be terminated early if we are in material breach of the subscription agreements. We may assert claims for compensation against the data warehouse service provider if they elect to terminate a subscription agreement early and without due cause. Although there is no substantial barriers to renew subscription agreements we want to renew, and we do not believe that any of our subscription agreements will be terminated early in the future, there can be no assurance that the data warehouse service provider will not terminate any of our subscription agreements prior to its expiration date. If the data warehouse subscription agreements were terminated early prior to their expiration date, notwithstanding any compensation we may receive for early termination of such leases, or if we are not able to renew such subscription agreements, or if we are unable to find suitable alternative data warehouses in a timely manner, we may have to incur significant costs related to relocation of our data. Any relocation could also affect our ability to provide continuous uninterrupted services to our customers and harm our reputation. Furthermore, rent or payment under such leases in the future may increase substantially in the future. Any of the foregoing could have an adverse impact on our business and results of operations.

We may face claims of privacy infringement and other related claims, which could be time-consuming and costly to defend and may result in an adverse impact over our operations.

We cannot assure you that our operations or any aspects of our business do not or will not infringe upon or violate privacy rights owned or held by third parties. We may also be subject to legal or administrative proceedings and claims relating to privacy rights of third parties in the future. If we become liable to third parties for infringing upon their privacy rights, we could be required to pay a substantial damage award. We may also be subject to injunctions that prohibit us from using such data and require us to alter our processes or methodologies, which may not be technically or commercially feasible and may cause us to expend significant resources. Any claims or litigation in this area, whether we ultimately win or lose, could be time-consuming and costly, could cause the diversion of management’s attention and resources away from the operations of our business and could damage our reputation.

Although we purchase data from our data suppliers, we cannot assure you that our use of such data will not be subject to infringement litigation or proceeding. A third party who claims the ownership over data we purchase from our data suppliers may impeding our ability to use the data. As of the date of this prospectus, we had not encountered any legal claims brought by third parties relating to infringement or violation of any privacy rights which may have a material adverse effect on us. However, there can be no assurance that third parties holding ownership over the data and privacy would not take actions against us alleging infringement of such rights or otherwise assert their rights.

We face risks related to natural disasters, health epidemics and other catastrophes, which could significantly disrupt our business, operations, liquidity and financial condition.

Our business could be materially and adversely affected by natural disasters or other catastrophes, such as earthquakes, fire, floods, hail, windstorms, severe weather conditions, environmental accidents, power loss, communications failures, explosions, terrorist attacks and similar events. Our business could also be materially and adversely affected by public health emergencies, such as the outbreak of avian influenza, severe acute respiratory syndrome, or SARS, Zika virus, Ebola virus, COVID-19 or other local health epidemics in China and worldwide. If any of our employees is suspected of having contracted any contagious disease, we may under certain circumstances be required to quarantine such employees and the affected areas of our premises. As a result, we may have to temporarily suspend part of or all our operations. Furthermore, authorities may impose restrictions on travel and transportation and implement other preventative measures in affected regions to contain a disease outbreak, which may lead to the temporary closure of our facilities and declining economic activity at large. A prolonged outbreak of any of these illness or other adverse public health developments in China or elsewhere in the world could have a material adverse effect on our business operations.

Our success depends substantially on the continued retention of certain key personnel and our ability to hire and retain qualified personnel in the future to support our growth and execute our business strategy.

Our success is, to a certain extent, attributable to the management, and research and development expertise and sales and marketing of key personnel. While we depend on the abilities and participation of our current management team generally, we are dependent on the services of Mr. Yandai Wang, Chief Executive Officer, and Mr. Steven Li, Chief Financial, for the continued growth and operation of our Company, and critical to our overall management, as well as the continued development of our strategic direction, due to their experience, personal and business contacts in cryptocurrency mining, security and insurance technologies.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. The loss of the services of Mr. Wang and Mr. Han for any reason could significantly adversely impact our business and results of operations. Competition for senior management and senior technology personnel in the PRC is intense and the pool of qualified candidates is very limited. We cannot assure you that the services of our senior executives and other key personnel will continue to be available to us, or that we will be able to find a suitable replacement for them if they were to leave.

Risks Relating to the Cryptocurrency Mining, Security and Insurance Business

It is now illegal to engage in digital asset transactions including bitcoin mining operations in the PRC, the ruling of which may adversely affect us.

The PRC has now taken harsh regulatory action to ban cryptocurrency mining operations and to severely restrict the right to acquire, own, hold, sell or use these bitcoin assets or to exchange them for fiat currency. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions globally. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

On May 21, 2021, the Financial Stability and Development Commission (“FSDC”) of the State Council of China issued of a proposal to “crack down on bitcoin mining and trading.” After that, local governments began to gradually issue corresponding measures in response to the FSDC’s proposal, including Xinjiang Changji Hui Autonomous Prefecture Development and Reform Commission which issued a notice on the immediate shutdown of enterprises engaged in cryptocurrency mining on June 9, 2021, and Sichuan Provincial Development and Reform Commission and Sichuan Energy Bureau issued a notice on the shutdown of cryptocurrency mining projects on June 18, 2021. On September 3, 2021, the Notification on Rectification of the Virtual Currency “Mining” Activities (or the Notification Fa Gai Yun Xing [2021] No. 1283) was issued. On September 24, 2021, the newly issued Notification of Overhauling the Mining Activity of Cryptocurrency (or the Notification No. 1283) banned all new cryptocurrency operations in China.

In consideration of the PRC government’s restrictions and our international business expansion plan, we began winding down all cryptocurrency mining operations or cryptocurrency trading operations in the PRC on May 17, 2021 and ceased all related operations by May 31, 2021.

We may acquire other businesses, form joint ventures or acquire other companies or businesses that could negatively affect our operating results, dilute our shareholders’ ownership, increase our debt or cause us to incur significant expense; notwithstanding the foregoing, our growth may depend on our success in uncovering and completing such transactions.

Having recently exited China for our cryptocurrency mining business, we are seeking to enter cryptocurrency mining related businesses in the United States. However, we cannot offer any assurance that acquisitions of businesses, assets and/or entering into strategic alliances or joint ventures will be successful. We may not be able to find suitable partners or acquisition candidates and may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing infrastructure. In addition, in the event we acquire any existing businesses we could assume unknown or contingent liabilities.

Any future acquisitions also could result in the issuance of stock, incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations. Integration of an acquired company may also disrupt ongoing operations and require management resources that otherwise would be focused on developing and expanding our existing businesses. We may experience losses related to potential investments in other companies, which could harm our financial condition and results of operations. Further, we may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture if such investments do not materialize.

To finance any acquisitions or joint ventures, we may choose to issue ADSs, ordinary shares, or a combination of debt and equity as consideration, which could significantly dilute the ownership of our existing shareholders or provide rights to such preferred shareholders in priority over our ordinary shareholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our ADSs is low or volatile, we may not be able to acquire other companies or fund a joint venture project using stock as consideration.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances in cryptocurrency mining or other businesses. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our businesses;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	risks of entering markets, in parts of the U.S., in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business; assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will achieve market acceptance or prove to be profitable.

Cryptocurrency mining relies on a steady and inexpensive power supply for operating mining farms and running mining hardware. Failure to access a large quantity of power at reasonable costs could significantly increase our operating expenses and adversely affect our demand for our mining machines.

Cryptocurrency mining consumes a significant amount of energy power to process the computations and cool down the mining hardware. Therefore, a steady and inexpensive power supply is critical to cryptocurrency mining. There can be no assurance that the operations of our planned cryptocurrency mining business will not be affected by power shortages or an increase in energy prices in the future. In addition, as we intend to establish and operate mining machines and engage in key mainstream cryptocurrencies mining activities, such as Bitcoin, in the near future, any increase in energy prices or a shortage in power supply in the area of our mining machines may be located will increase our potential mining costs and reduce the expected economic returns from our mining operation significantly.

In particular, the power supply could be disrupted by natural disasters, such as floods, mudslides and earthquakes, or other similar events beyond our control. Further, we may experience power shortages due to seasonal variations in the supply of certain types of power such as hydroelectricity. Power shortages, power outages or increased power prices could adversely affect our mining businesses. Under such circumstances, our business, results of operations and financial condition could be materially and adversely affected.

Shortages in, or rises in the prices of mining machines may adversely affect our business

Given the long production period to manufacture and assemble mining machines, there is no assurance that we can acquire enough mining machines for our planned cryptocurrency mining. We may rely on third parties to supply mining machines to us, and shortages of mining machines or any delay in delivery of our orders could seriously interrupt our operations. The scale of our cryptocurrency mining capacity depends on obtaining adequate mining machines on a timely basis and at competitive prices. Shortages of mining machines could result in reduced mining capacity, as well as an increase in operation costs, which could materially delay the completion of our mining capacity and commencement of our mining. As a result, our business, results of operations and reputation could be materially and adversely affected.

We may not be able to develop our cryptocurrency mining capacity, blockchain-based security and insurance technologies in the safeguard of digital assets because we may fail to anticipate or adapt to technology innovations in a timely manner, or at all.

The cryptocurrencies mining, security and insurance markets are experiencing rapid technological changes. Failure to anticipate technology innovations or adapt to such innovations in a timely manner, or at all, may result in our research becoming obsolete at sudden and unpredictable intervals and, accordingly, we may not successfully develop our mining capacity and cryptocurrency security products at all. To establish our cryptocurrency mining capacity, cryptocurrency protection and insurance products, we will invest heavily in technology research and development. The process of research and developing new technologies in cryptocurrency is inherently complex and involves significant uncertainties. There are a number of risks, including the following:

●	our research and development efforts may fail in resulting in the development or commercialization of new technologies or ideas in blockchain or cryptocurrency;

●	our research and development efforts may fail to translate new product plans into commercially feasible products;

●	our new technologies or new products may not be well received by the markets;

●	we may not have adequate funding and resources necessary for continual investments in research and development;

●	even assuming our technologies and products become marketable or profitable, they may become obsolete due to rapid advancements in technology and changes in the mainstream markets; and

●	our newly developed technologies may not be protected as proprietary intellectual property rights.

Our research and development efforts may not yield the expected results, or may prove to be futile due to the lack of market demand. Further, any failure to anticipate the next-generation technology roadmap or changes in the mainstream markets or to timely develop new or enhanced technologies in response could result in loss of our business.

Adverse changes in the regulatory environment in the U.S. market could have a material adverse impact on our planned cryptocurrency related business.

Our planned cryptocurrency mining, protection and insurance will be in the U.S. Our cryptocurrency related products business could therefore be significantly affected by, among other things, the regulatory developments in the U.S. Governmental authorities are likely to continue to issue new laws, rules and regulations governing the cryptocurrency industry that we plan to enter and enhance enforcement of existing laws, rules and regulations. Some jurisdictions, including the PRC, restrict various uses of cryptocurrencies, including the use of cryptocurrencies as a medium of exchange, the conversion between cryptocurrencies and fiat currencies or between cryptocurrencies, the provision of trading and other services related to cryptocurrencies by financial institutions and payment institutions, and initial coin offerings and other means of capital raising based on cryptocurrencies. In addition, cryptocurrencies may be used by market participants for black market transactions, to conduct fraud, money laundering and terrorism-funding, tax evasion, economic sanction evasion or other illegal activities. As a result, governments may seek to regulate, restrict, control or ban the mining, use, holding and transferring of cryptocurrencies.

With advances in technology, cryptocurrencies are likely to undergo significant changes in the future. It remains uncertain whether cryptocurrencies will be able to cope with, or benefit from, those changes. In addition, as cryptocurrency mining employs sophisticated and high computing power devices that need to consume large amounts of electricity to operate, future developments in the regulation of energy consumption, including possible restrictions on energy usage in the jurisdictions where we intend to deploy our mining capacities, may also affect the development of our business plan. There has been negative public reaction to surrounding the environmental impact of Bitcoin mining, particularly the large consumption of electricity, and governments of various jurisdictions have responded.

In consideration of the PRC government’s restrictions and our international business expansion plan, we began winding down all cryptocurrency mining operations or cryptocurrency trading operations in the PRC on May 17, 2021 and ceased all related operations by May 31, 2021. As of the date of this Agreement, we have shipped approximately 95% of our cryptocurrency mining rigs from the PRC to the United States.

We may face intense industry competition.

Cryptocurrency mining, security, and insurance is in a highly competitive environment. Our competitors include companies that may have a longer history, larger market share, greater brand recognition, greater financial resources in research or other competitive advantages. We anticipate that competition will increase as cryptocurrencies gain greater acceptance and more players join the market of cryptocurrency mining and mining farm operations.

Strong competition in the market may require us to increase our marketing expenses and sales expenses, if any, or otherwise invest greater resources to gain market shares and expand our mining capacities as needed to adequately compete. Such efforts may negatively impact our profitability. If we are unable to effectively meet our business plans in the competitive landscape, our business, financial conditions and results of operations may be adversely affected.

Because cryptocurrencies may be determined to be investment securities, we may inadvertently violate the Investment Company Act and incur large losses as a result and potentially be required to register as an investment company or terminate operations and we may incur third party liabilities.

In recent years, the SEC has ruled that the two most valuable cryptocurrencies—Bitcoin and Ethereum—are not securities. We therefore believe that we are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. However, under the Investment Company Act a company may be deemed an investment company under section 3(a)(1)(C) thereof if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

As a result of our investments and our mining activities, including investments in which we do not have a controlling interest, the investment securities we hold could exceed 40% of our total assets, exclusive of cash items and, accordingly, we could determine that we have become an inadvertent investment company. The bitcoins we own, acquire or mine may be deemed an investment security by the SEC, although we do not believe any of the cryptocurrencies we own, acquire or mine are securities. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. We may take actions to cause the investment securities held by us to be less than 40% of our total assets, which may include acquiring assets with our cash and bitcoin on hand or liquidating our investment securities or bitcoin or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As the Rule 3a-2 exception is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations.

Our results of operations may be negatively impacted by sharp Bitcoin and Ethereum price decreases.

The price of Bitcoin and Ethereum may experience significant fluctuations over its relatively short existence and may continue to fluctuate significantly in the future. Bitcoin prices ranged from approximately US$14,166 per coin as of December 31, 2017, US$3,792 per coin as of December 31, 2018, US$7,220 per coin as of December 31, 2019, to US$ 29,001.72 per coin as of December 31, 2020, according to Blockchain.info. Ethereum prices ranged from approximately US$ 129.61 per coin as of December 31, 2017, US$ 129.61 per coin as of December 31, 2018, US$ 129.61 per coin as of December 31, 2019, to US$ 730.60 per coin as of December 31, 2020, according to Blockchain.info.

We expect our results of operations to continue to be affected by the Bitcoin and Ethereum price as most of the revenue is from bitcoin mining production as of the filing date. Any future significant reductions in the price of Bitcoin and Ethereum will likely have a material and adverse effect on our results of operations and financial condition. We cannot assure you that the Bitcoin and Ethereum price will remain high enough to sustain our operation or that the Bitcoin and Ethereum price will not decline significantly in the future. Furthermore, fluctuations in the Bitcoin and Ethereum price can have an immediate impact on the trading price of the ADSs even before our financial performance is affected, if at all.

Various factors, mostly beyond our control, could impact the Bitcoin and Ethereum price. For example, the usage of Bitcoins in the retail and commercial marketplace is relatively low in comparison with the usage for speculation, which contributes to Bitcoin price volatility. Additionally, the reward for Bitcoin mining will decline over time, which may further contribute to Bitcoin price volatility. Although we will use different line of business to hedge our business in cryptocurrency mining, there is no assurance that we will not be affected by the fluctuations of the prices of the cryptocurrencies.

Our mining operating costs may outpace our mining revenues, which could seriously harm our business or increase our losses.

Our mining operations are costly and our expenses may increase in the future. We intend to use funds on hand from our registered offering to continue to purchase Bitcoin and Ethereum mining machines. This expense increase may not be offset by a corresponding increase in revenue. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Increases in our costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial perform.

We have an evolving business model which is subject to various uncertainties.

As Bitcoin and Ethereum assets may become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

The properties included in our mining network may experience damages, including damages that are not covered by insurance.

The mining sites that we establish in the future will be, subject to a variety of risks relating to physical condition and operation, including:

●	the presence of construction or repair defects or other structural or building damage;

●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and

●	claims by employees and others for injuries sustained at our properties.

For example, our mine could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster, the coronavirus, or by a terrorist or other attack on the mine. The security and other measures we take to protect against these risks may not be sufficient. Additionally, our mine could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity. Given the power requirement, it would not be feasible to run miners on back-up power generators in the event of a power outage. Our insurance covers the replacement cost of any lost or damaged miners, but does not cover any interruption of our mining activities; our insurance therefore may not be adequate to cover the losses we suffer as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mines in our network, such mines may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues anticipated to be derived from such mines. The potential impact on our business is currently magnified because we are only operating a single mine.

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

As our substantial mining operations will be in the U.S., if the U.S. government or a government in any other jurisdiction changes its policy or regulations to prevent or limit the development of Bitcoin or cryptocurrencies generally such as in the PRC, the price of Bitcoin or cryptocurrencies as well as the future development of our cryptocurrency related business would decrease or fail, and our business operations and financial results could be adversely affected. Therefore, our ability to comply with government policies and regulations, and to anticipate and respond to potential changes in government policies and regulations will have a significant impact on our business operations and our overall results of operations.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in bitcoin-related activities or that accept cryptocurrencies as payment, including financial institutions of investors in our securities.

A number of companies that engage in bitcoin and/or other bitcoin-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to cryptocurrencies has been to exclude their use for ordinary consumer transactions within China. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or derivatives on other bitcoin-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies, and could decrease their usefulness and harm their public perception in the future.

The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in bitcoin and/or other bitcoin-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and harm investors.

The decentralized nature of bitcoin systems may lead to slow or inadequate responses to crises, which may negatively affect our business.

The decentralized nature of the governance of bitcoin systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many cryptocurrency systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of cryptocurrency systems leads to ineffective decision making that slows development and growth of such cryptocurrencies, the value of our common stock may be adversely affected.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin, ether, or other cryptocurrencies, participate in blockchains or utilize similar bitcoin assets in one or more countries, the ruling of which would adversely affect us.

Although currently cryptocurrencies generally are not regulated or are lightly regulated in most countries, one or more countries such as China and Russia, which have taken harsh regulatory action, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these bitcoin assets or to exchange for fiat currency. In many nations, particularly in China and Russia, it is illegal to accept payment in bitcoin and other cryptocurrencies for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrencies. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions globally. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

There is a lack of liquid markets, and possible manipulation of blockchain/bitcoin-based assets.

Cryptocurrencies that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers; requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The laxer a distributed ledger platform is about vetting issuers of bitcoin assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. These factors may decrease liquidity or volume or may otherwise increase volatility of investment securities or other assets trading on a ledger-based system, which may adversely affect us. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

Our operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.

We compete with other users and/or companies that are mining cryptocurrencies and other potential financial vehicles, including securities backed by or linked to cryptocurrencies through entities similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, or to invest in cryptocurrencies directly, which could limit the market for our shares and reduce their liquidity. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our new strategy or operate at all, or to establish or maintain a public market for our securities. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

Our bitcoins may be subject to loss, theft or restriction on access.

There is a risk that some or all of our cryptocurrencies could be lost or stolen in the future. Cryptocurrencies are stored in bitcoin sites commonly referred to as “wallets” by holders of bitcoins which may be accessed to exchange a holder’s bitcoin assets. Access to our bitcoin assets could also be restricted by cybercrime (such as a denial of service attack) against a service at which we maintain a hosted hot wallet. A hot wallet refers to any bitcoin wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities. Cold storage refers to any bitcoin wallet that is not connected to the Internet. Cold storage is generally more secure than hot storage, but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our bitcoin assets. We may hold all of our cryptocurrencies in cold storage to reduce the risk of malfeasance, but the risk of loss of our bitcoin assets cannot be wholly eliminated.

Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, such as by attacking the bitcoin network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. We may be in control and possession of one of the more substantial holdings of cryptocurrencies. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our bitcoin holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We may publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our cryptocurrencies could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

Risks due to hacking or adverse software event.

In order to minimize risk, we are in the processes to manage wallets that are associated with our future cryptocurrencies holdings. There can be no assurances that any processes we have adopted or will adopt in the future are or will be secure or effective, and we would suffer significant and immediate adverse effects if we suffered a loss of our bitcoin due to an adverse software or cybersecurity event. We may utilize several layers of threat reduction techniques, including: (i) the use of hardware wallets to store sensitive private key information; (ii) performance of transactions offline; and (iii) offline generation storage and use of private keys.

Incorrect or fraudulent bitcoin transactions may be irreversible.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent bitcoin transactions could adversely affect our investments and assets.

Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrencies from the transaction. In theory, bitcoin transactions may be reversible with the control or consent of a majority of processing power on the network, however, we do not now, nor is it feasible that we could in the future, possess sufficient processing power to effect this reversal. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a bitcoin or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our bitcoin rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Further, according to the SEC, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen bitcoin. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

The future success of our cryptocurrency mining business will depend in large part upon the value of bitcoin; the value of bitcoin may be subject to pricing risk and has historically been subject to wide swings.

The operating results of our crypto currency mining business will depend in large part upon the value of bitcoin because it’s the primary bitcoin we currently mine. Specifically, our revenues from our bitcoin mining operations are based upon two factors: (1) the number of bitcoin rewards we successfully mine and (2) the value of bitcoin. In addition, our operating results are directly impacted by changes in the value of bitcoin, because under the value measurement model, both realized and unrealized changes will be reflected in our statement of operations (i.e., we will be marking bitcoin to fair value each quarter). This means that our operating results will be subject to swings based upon increases or decreases in the value of bitcoin. Furthermore, our strategy focuses almost entirely on bitcoin (as opposed to other cryptocurrencies). If other cryptocurrencies were to achieve acceptance at the expense of bitcoin or bitcoin cash causing the value of bitcoin or bitcoin cash to decline, or if bitcoin were to switch its proof of work algorithm to another algorithm for which our miners are not specialized, or the value of bitcoin or bitcoin cash were to decline for other reasons, particularly if such decline were significant or over an extended period of time, our operating results would be adversely affected, and there could be a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations, and harm investors.

Bitcoin and other bitcoin market prices, which have historically been volatile and are impacted by a variety of factors, are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, inflating and making their market prices more volatile or creating “bubble” type risks for both bitcoin and our ADSs.

Cryptocurrencies, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in bitcoin codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Exploitations of flaws in the source code that allow malicious actors to take or create money have previously occurred. Despite our efforts and processes to prevent breaches, our devices, as well as our miners, computer systems and those of third parties that we use in our operations, are vulnerable to cyber security risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our miners and computer systems or those of third parties that we use in our operations. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

If the award of bitcoin rewards, for us primarily bitcoin for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to continue mining and may cease mining operations, which will likely lead to our failure to achieve profitability.

As the number of bitcoin rewards awarded for solving a block in a blockchain decreases, our ability to achieve profitability may not meet our expectation. Decreased use and demand for bitcoin rewards may adversely affect our incentive to expend processing power to solve blocks. If the award of bitcoin rewards for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to increase our mining capacity and may cease our mining operations. The reduction of fixed reward for solving a new block on the bitcoin blockchain may result in a reduction in the aggregate hash rate of the bitcoin network as the incentive for miners decreases. Miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make bitcoin networks more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on a blockchain, potentially permitting such actor or botnet to manipulate a blockchain in a manner that adversely affects our activities. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible. Such events could have a material adverse effect on our ability to continue to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within the bitcoin industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the bitcoin industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business and operations may suffer, and there may be adverse effects on the price of our ADS.

If we are unable to apply technology effectively in driving value for our clients through blockchain-based solutions or gain internal efficiencies and effective internal controls through the application of blockchain technology and related tools, our operating results, client relationships, growth and compliance programs could be adversely affected.

Our future success in digital assets insurance markets depends, in part, on our ability to anticipate and respond effectively to the threat and opportunity presented by digital disruption and developments in technology. These may include new applications or insurance-related services based on artificial intelligence, machine learning, robotics, blockchain or new approaches to data mining. We may be exposed to competitive risks related to the adoption and application of new technologies by established market participants (for example, through disintermediation) or new entrants such as technology companies, “Insuretech” start-up companies and others. These new entrants are focused on using technology and innovation, including artificial intelligence and blockchain, to simplify and improve the client experience, increase efficiencies, alter business models and effect other potentially disruptive changes in the industries in which we operate. If we fail to develop and implement technology solutions and technical expertise among our employees that anticipate and keep pace with rapid and continuing changes in technology, industry standards, client preferences and internal control standards, our value proposition and operating efficiency could be adversely affected. We may not be successful in anticipating or responding to these developments on a timely and cost-effective basis and our ideas may not be accepted in the marketplace. Additionally, the effort to gain technological expertise and develop new technologies in our business requires us to incur significant expenses. If we cannot offer new technologies as quickly as our competitors, or if our competitors develop more cost-effective technologies or product offerings, we could experience a material adverse effect on our operating results, client relationships, growth and compliance programs.

In some cases, we depend on key third-party vendors and partners to provide technology and other support for our strategic initiatives. If these third parties fail to perform their obligations or cease to work with us, our ability to execute on our strategic initiatives could be adversely affected.

We may not be able to provide insurance policy for holders of bitcoins or other cryptocurrencies in China due to PRC policies and regulations relating to the bitcoin industry.

According to the Circular on Prevention of Risks from Bitcoin jointly promulgated by People’s Bank of China, Ministry of Industry and Information Technology, China Banking Regulatory Commission, China Securities Regulatory Commission, or CSRC, and China Insurance Regulatory Commission on December 3, 2013, or the Circular, Bitcoin shall be a kind of virtual commodity in nature, which shall not be in the same legal status with currencies and shall not be circulated as currencies and used in markets as currencies. The Circular also provides that financial institutions and payment institutions shall not engage in business in connection with Bitcoin.

According to the Announcement on Prevention of Risks from Offering and Financing of Tokens promulgated by seven PRC governmental authorities including the People’s Bank of China on September 4, 2017, or the Announcement, activities of offering and financing of tokens, including initial coin offerings, have been forbidden in the PRC since they may be suspected to be considered as illegal offering of securities or illegal fundraising. All so-called token trading platform should not (i) engage in the exchange between any statutory currency with tokens and “virtual currencies,” (ii) trade or trade the tokens or “virtual currencies” as central counterparties, or (iii) provide pricing, information agency or other services for tokens or “virtual currencies.” The Announcement further provides that financial institutions and payment institutions shall not engage in business in connection with transactions of offering and financing of tokens. Further, insurance industry is also a highly regulated industry in China. There is no assurance that we can successfully launch our business to provide insurance policy for holders of bitcoins or other cryptocurrencies in China.

Even assuming we successfully launch our business to provide insurance policy to cryptocurrency holders, we may not be able prevail our competitors.

Even assuming we can launch our business to provide insurance policy to cryptocurrency holders, we may not be able to prevail our competitors and therefore, our revenue may not achieve our expectations. For example, Coinbase Global, Inc. (“Coinbase”) procures fidelity (also known as crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity insurance coverage program provides coverage for the theft of funds held in hot or cold storage and provides a limit in excess of $200,000,000. Coinbase’s insurance coverage program is provided by a syndicate of industry-leading insurers that are highly rated by AM Best. Our competitors in this industry may have more capital than us, and therefore, they may provide insurance with lower cost and higher premium than us.

Risks Related to Our Commodity Trading Business

There is no assurance that we will be able to manage the commodities trading business effectively.

Operating the commodities trading business is a significant challenge and there is no assurance that we will be able to manage the integration successfully. If we are unable to efficiently integrate these businesses, the attention of our management could be diverted from our existing operations and the ability of the management teams at these business units to meet operational and financial expectations could be adversely impacted, which could impair our ability to execute our business plans. Failure to successfully integrate the new commodities trading business or to realize the expected benefits of entry into the business may have an adverse impact on our results of operations and financial condition.

Investment in our new line of business could disrupt the Company’s ongoing business and present risks not originally contemplated.

We have deployed a significant amount of proceeds from our financings in our new commodities business line. New ventures are inherently risky and may not be successful. In evaluating such endeavors, we are required to make difficult judgments regarding the value of business strategies, opportunities, technologies and other assets, and the risks and cost of potential liabilities. Furthermore, these investments involve certain other risks and uncertainties, including the risks involved with entering new competitive categories or regions, the difficulty in integrating the new business, the challenges in achieving strategic objectives and other benefits expected from our investment, the diversion of our attention and resources from our operations and other initiatives, the potential impairment of acquired assets and liabilities and the performance of underlying products, capabilities or technologies.

We may not be able to ensure the successful implementation of our strategy to diversify our businesses.

We have entered into the commodities trading business. Such initiatives involve various risks including but not limited to the investment costs in establishing a distribution network within the PRC, leasing warehouses, offices and other working capital requirements. There is no assurance that such future plans can be successfully implemented as the successful execution of such future plans will depend on several factors, some of which are not within our control, such as retaining and recruiting qualified and skilled staff, and the continued demand for our products by our customers. Failure to implement any part of our future plans or executing such plan costs effectively, may lead to a material adverse change in our operating environment or affect our ability to respond to market or industry changes, which may, in turn, adversely affect our business and financial results.

We expect that we will require additional debt and equity capital to pursue our business objectives and respond to business opportunities, challenges and/or unforeseen circumstances. If such capital is not available to us, or is not available on favorable terms, our business, operating results and financial condition may be harmed.

We expect that we will require additional capital to pursue our business objectives and respond to business opportunities, challenges and/or unforeseen circumstances, including to increase our marketing expenditures in order to improve our brand awareness, build our non-ferrous metal inventory, develop new customers, enhance our operating infrastructure and acquire complementary technologies. Accordingly, we may need to engage in equity, debt or other types of financings to secure additional funds. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. In addition, any debt financing that we secure in the future could involve restrictive covenants which may make it more difficult for us to obtain additional capital and to pursue business opportunities.

Volatility in the credit markets may also have an adverse effect on our ability to obtain debt financing. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our Common Stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, operating results, financial condition and prospects could be adversely affected.

Our business depends on adequate supply and availability of mineral resin, soy bean, wheat, sesame, liquid sulfur and latex commodities.

Our commodities trading business requires mineral resin, soy bean, wheat, sesame, liquid sulfur and latex commodities that are sourced from third-party suppliers. We are affected by industry supply conditions, which generally involve risks beyond our control, including costs of these materials, transportation costs and market demand. As a result, we may not be able to obtain an adequate supply of quality mineral resin, soy bean, wheat, sesame, liquid sulfur and latex commodities in a timely or cost-effective manner, which would have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Corporate Structure

We do not have direct ownership of our operating entities in China, but have control rights and the rights to the assets, property, and revenue of the VIE through VIE Agreements, which may not be effective in providing control over the VIE.

We do not have direct ownership of our operating entities in China, but have control rights and the rights to the assets, property, and revenue of the VIE through VIE Agreements. A portion of our current revenue and net income is derived from the VIE in China. To comply with PRC laws and regulations, we do not intend to have an equity ownership interest in the VIE but rely on VIE Agreements with the VIE to control and operate its businesses. However, as discussed above, these VIE Agreements may not be effective from PRC laws in providing us with the necessary control over the VIE and its operations. Any deficiency in these VIE Agreements may result in our loss of control over the management and operations of the VIE, which will result in a significant loss in the value of an investment in our company. Because of the practical restrictions on direct foreign equity ownership imposed by provincial government authorities, we must rely on contractual rights through our VIE structure to effect control over and management of the VIE, which exposes us to the risk of potential breach of contract by the shareholders of the VIE.

Because we are an offshore holding company and conduct our business through the VIE in China, if we fail to comply with applicable PRC law, we could be subject to severe penalties and our business could be adversely affected.

We are an offshore holding company and operate a portion of our business through the VIE in China through VIE Agreements, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of the VIE are treated as our assets and liabilities and the results of operations of the VIE are treated in all respects as if they were the results of our operations. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the VIE Agreements between WFOE and the VIE.

The Provisions Regarding Mergers and Acquisitions of Domestic Projects by Foreign Investors (the “M&A Rules”) requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Furthermore, on July 10, 2021, the Cyberspace Administration of China (“CAC”) publicly issued the Measures for Cybersecurity Censorship (Revised Draft for Comments) aiming to, upon its enactment, replace the existing Measures for Cybersecurity Censorship. The draft measures extend the scope of cybersecurity reviews to data processing operators engaging in data processing activities that affect or may affect national security, including listing in a foreign country. If the enacted version of the draft measures mandates clearance of cybersecurity review and other specific actions to be completed by companies, we face uncertainties as to whether such clearance is required for our offering and whether such clearance can be timely obtained, or at all.

If WFOE, the VIE or their ownership structure or the VIE Agreements are determined to be in violation of any existing or future PRC laws, rules or regulations, or WFOE or the VIE fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of WFOE or the VIE;

●	discontinuing or restricting the operations of WFOE or the VIE;

●	imposing conditions or requirements with which we, WFOE, or the VIE may not be able to comply;

●	requiring us, WFOE, or the VIE to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our ADSs in the equity of the VIE; and

●	imposing fines.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and VIE Agreements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our VIE Agreements will become invalid or unenforceable, and the VIE will not be treated as VIE entities and we will not be entitled to treat the VIE’s assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, revenue and net income of the VIE from our balance sheet, which would most likely require us to cease conducting our business and would result in the delisting of our ADSs from the New York Stock Exchange and a significant impairment in the market value of our ADSs.

We may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC.

As all of our VIE Agreements with the VIE are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these VIE Agreements. Furthermore, these VIE Agreements may not be enforceable in China if PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective control over the VIE, and our ability to conduct our business may be materially and adversely affected.

The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with offerings of our ADSs, and, if required, we cannot predict whether we will be able to obtain such approval. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect the operating company’s financial performance and the enforceability of the VIE Agreements.

The Provisions Regarding Mergers and Acquisitions of Domestic Projects by Foreign Investors (the “M&A Rules”) requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Our PRC legal counsel has advised us based on their understanding of the current PRC laws, regulations and rules that the CSRC’s approval may not be required for the listing and trading of our ADSs on the New York Stock Exchange, given that: (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether we would subject to this regulation, (ii) we establish our WFOE by means of direct investment and acquiring equity interest or assets of an entity other than “PRC domestic company” as defined under the M&A Rules, and (iii) no explicit provision in the M&A Rules clearly classifies VIE Agreements as a type of transaction subject to such Rules.

However, our PRC legal counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC regulatory agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel does. If it is determined that CSRC approval is required for any of our future offerings, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for such offerings. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of our ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt such offerings before the settlement and delivery of the ADSs offered thereunder. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ADSs in such an offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for our offerings, we may be unable to obtain a waiver of such approval requirements.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date of this annual report, we have not received or been denied of any permission from the PRC authorities to list on U.S. stock exchanges. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. We face uncertainty about future actions by the PRC government that could significantly affect the operating company’s financial performance and the enforceability of the VIE Agreements.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitable.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us.

Regulations relating to offshore investment activities by PRC residents may limit our ability to acquire PRC companies and could adversely affect our business.

In July 2014, State Administration of Foreign Exchange, or SAFE, promulgated the Circular on Issues Concerning Foreign Exchange Administration Over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents Via Special Purpose Vehicles, or Circular 37, which replaced Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or Circular 75. Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, referred to in Circular 37 as a “special purpose vehicle” for the purpose of holding domestic or offshore assets or interests. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. Under these regulations, PRC residents’ failure to comply with specified registration procedures may result in restrictions being imposed on the foreign exchange activities of the relevant PRC entity, including the payment of dividends and other distributions to its offshore parent, as well as restrictions on capital inflows from the offshore entity to the PRC entity, including restrictions on its ability to contribute additional capital to its PRC subsidiaries. Further, failure to comply with the SAFE registration requirements could result in penalties under PRC law for evasion of foreign exchange regulations.

Although we believe that our agreements relating to our structure are in compliance with current PRC regulations, we cannot assure you that the PRC government would agree that these VIE Agreements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

Uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which has come into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since it is relatively new, uncertainties still exist in relation to its interpretation and implementation. For instance, under the Foreign Investment Law, “foreign investment’’ refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. Though it does not explicitly classify VIE Agreements as a form of foreign investment, there is no assurance that operation conducted by foreign investors or foreign-invested enterprises via contractual arrangement would not be interpreted as a type of indirect foreign investment activities under the definition in the future. In addition, the definition contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the Stale Council to provide for VIE Agreements as a form of foreign investment. In any of these cases, it will be uncertain whether our VIE Agreements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing VIE Agreements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

Risks Relating to Doing Business in China

Governmental control of currency conversion may limit our ability to utilize our net revenue effectively and our ability to transfer cash between our PRC subsidiaries and us, across borders, and to investors and affect the value of your investment.

We are subject to the PRC’s rules and regulations on currency conversion. In the PRC, the SAFE regulates the conversion of the Renminbi, the Chinese currency, into foreign currencies. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China.

Under PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Under existing exchange restrictions, without prior approval of SAFE, cash generated from PRC subsidiaries in China may be used to pay dividends.

However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not pay dividends in foreign currencies to our investors.

PRC regulatory authorities could impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and the use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such securities from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

Our auditor, the independent registered public accounting firm that issues the audit report incorporated by reference in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections. However, the recent developments would add uncertainties to our offering and we cannot assure you whether the New York Stock Exchange or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our ADSs to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the NYSE earlier than would be required by the HFCA Act. If our ADSs are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ADSs.

The recent joint statement by the SEC and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

 The approval of the CSRC and other compliance procedures may be required, and, if required, we cannot predict whether we will be able to obtain such approval.

The M&A Rules requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Our PRC legal counsel has advised us based on their understanding of the current PRC laws, regulations and rules that the CSRC’s approval may not be required for the listing and trading of our ADSs on the New York Stock Exchange, given that: (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether we would be subject to this regulation, (ii) we establish our WFOE by means of direct investment and acquiring equity interest or assets of an entity other than “PRC domestic company” as defined under the M&A Rules, and (iii) no explicit provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to such Rules.

However, our PRC legal counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC regulatory agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel does. If it is determined that CSRC approval is required for a future offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for such offering. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from such offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt such offering before the settlement and delivery of the ADSs that we offer in such offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ADSs in such offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for such offering, we may be unable to obtain a waiver of such approval requirements.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in China, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as intellectual property laws, employment and labor laws, workplace safety, environmental laws, consumer protection laws, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in China. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

●	investigations, enforcement actions, and sanctions;

●	mandatory changes to our network and products;

●	disgorgement of profits, fines, and damages;

●	civil and criminal penalties or injunctions;

●	claims for damages by our customers or channel partners;

●	termination of contracts;

●	loss of intellectual property rights;

●	failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings necessary to conduct our operations; and

●	temporary or permanent debarment from sales to public service organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

Any reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations. Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new fields also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to functions by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to continue to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will remain exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to continue to qualify as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future.

We may fail to obtain, maintain and update licenses and permits necessary to conduct our operations in the PRC, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the VATS industry in the PRC.

The laws and regulations regarding value-added telecommunications services, or VATS, licenses in the PRC are relatively new and are still evolving, and their interpretation and enforcement involve significant uncertainties. Investment activities in the PRC by foreign investors are principally governed by the Industry Catalog Relating to Foreign Investment, or the Catalog. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not included in the Catalog are permitted industries. Industries such as VATS, including Internet data warehouse services, or IDC services, restrict foreign investment. Specifically, the Administrative Regulations on Foreign-Invested Telecommunications Enterprises restrict the ultimate capital contribution percentage held by foreign investor(s) in a foreign-invested VATS enterprise to 50% or less. Under the Telecommunications Regulations, telecommunications service providers are required to procure operating licenses prior to their commencement of operations. The Administrative Measures for Telecommunications Business Operating License, which took effect on April 10, 2009 and was amended on September 1, 2017, set forth the types of licenses required to provide telecommunications services in China and the procedures and requirements for obtaining such licenses.

As of the date of this prospectus, we have obtained a Telecommunications Business License and a Telecommunication Network Number Utilization Resource Certificate for our 10086 hot-line center and are currently applying for an ICP license from the Chinese Ministry of Industry and Information Technology.

There can be no assurance that we will be able to maintain our existing licenses or permits necessary to provide our current IDC services in the PRC, renew any of them when their current term expires, or update existing licenses or obtain additional licenses necessary for our future business expansion. The failure to obtain, retain, renew or update any license or permit generally, and our IDC licenses in particular, could materially and adversely disrupt our business and future expansion plans.

In addition, if future PRC laws or regulations governing the VATS industry require that we obtain additional licenses or permits or update existing licenses in order to continue to provide our IDC services, there can be no assurance that we would be able to obtain such licenses or permits or update existing licenses in a timely fashion, or at all. If any of these situations occur, our business, financial condition and prospects would be materially and adversely affected.

We may rely principally on dividends and other distributions on equity paid by our wholly foreign-owned entities, or WFOEs, to fund any cash and financing requirements we may have, and any limitation on the ability of our WFOEs to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we may rely principally on dividends and other distributions on equity paid by our WFOEs, which in turn relies on consulting and other fees paid to us by our variable interest entities, for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our WFOEs incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements our WFOEs currently have in place with our VIEs in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us.

Under PRC laws and regulations, our WFOEs, as wholly foreign-owned enterprise in the PRC, may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprise, such as our WFOEs, is required to set aside at least 10% of its accumulated after-tax profits after making up the previous year’s accumulated losses each year, if any, to fund statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. It may allocate a portion of its after-tax profits based on PRC accounting standards to discretionary reserve funds according to its shareholder’s decision. These statutory reserve funds and discretionary reserve funds are not distributable as cash dividends.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Any limitation on the ability of our WFOEs to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Adverse changes in China’s economic, political and social conditions, as well as laws and government policies, may materially and adversely affect our business, financial condition, results of operations and growth prospects.

We conduct businesses in the PRC, and therefore our financial conditions and results of operations are subject to influences from PRC’s economic, political and social conditions to a great extent. The PRC economy differs from the economies of most developed countries in many aspects, including, but not limited to, the degree of government involvement, control level of corruption, control of capital investment, reinvestment control of foreign exchange, allocation of resources, growth rate and development level. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

For approximately four decades, the PRC government has implemented economic reform measures to utilize market forces in the development of the PRC economy. We cannot predict whether changes in the PRC’s economic, political and social conditions and in its laws, regulations and policies will have any adverse effect on our current or future business, financial condition or results of operations. In addition, many of the economic reforms carried out by the PRC government are unprecedented or experimental and are expected to be refined and improved over time. This refining and improving process may not necessarily have a positive effect on our operations and business development. For example, the PRC government has in the past implemented a number of measures intended to slow down certain segments of the economy, including the real property industry, which the government believed to be overheating. These actions, as well as other actions and policies of the PRC government, could cause a decrease in the overall level of economic activity in the PRC and, in turn, have an adverse impact on our business and financial condition.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

We conduct a substantial portion of business operations in the PRC, and our PRC subsidiaries and consolidated VIEs are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. The PRC legal system is evolving rapidly, and the interpretation of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC judicial and administrative authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to predict the outcome of a judicial or administrative proceeding than that in more developed jurisdictions. Furthermore, the PRC legal system is based, in part, on government policies and internal rules, some of which are not published in a timely manner, or at all, but which may have retroactive effects. As a result, we may not always be aware of any potential violation of these policies and rules. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

Failure to comply with PRC regulations regarding the registration requirements for employee share ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by the State Administration of Foreign Exchange, or SAFE, in February 2012, employees, directors, supervisors and other senior management participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be a PRC subsidiaries of such overseas listed company, and complete certain other procedures. We and our directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted restricted shares, restricted share units or options will be subject to these regulations if those employees exercise such restricted shares, restricted share units or options. Separately, SAFE Circular 37 also requires certain registration procedures to be completed if those employees exercise restricted shares, restricted share units or options before listing. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our wholly foreign-owned subsidiaries in China and limit these subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors and employees under PRC law.

In addition, the State Administration of Taxation, or the SAT has issued certain circulars concerning employee share options or restricted shares. Under these circulars, the employees working in the PRC who exercise share options or are granted restricted share units will be subject to PRC individual income tax. Our WFOEs have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC government authorities.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare plans, open and register accounts for social insurance accounts and housing funds, and contribute in their own names to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where companies operate our businesses. The requirements of employee benefit contribution plans have not been implemented consistently by the local governments in China given the different levels of economic development in different geographical areas.

As of the date of this prospectus, certain of our PRC subsidiaries failed to open and register the accounts for social insurance and housing funds, and entrust third-party agencies to pay social insurance and housing provident fund for some of our employees. We may be required to make up the contributions for these welfare plans as well as late fees and fines. If we are subject to investigations or penalties related to non-compliance with labor laws, our business, financial condition and results of operations could be adversely affected.

The enforcement of the Labor Contract Law of the People’s Republic of China, or the PRC Labor Contract Law, and other labor-related regulations in the PRC may increase our labor costs, impose limitations on our labor practices and adversely affect our business and our results of operations.

On June 29, 2007, the Standing Committee of the National People’s Congress of China enacted the PRC Labor Contract Law, which became effective on January 1, 2008 and was amended on December 28, 2012. The PRC Labor Contract Law introduces specific provisions related to fixed-term employment contracts, part-time employment, probation, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. According to the PRC Labor Contract Law, an employer is obliged to sign an unfixed-term labor contract with any employee who has worked for the employer for 10 consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unfixed term, with certain exceptions. The employer must pay economic compensation to an employee where a labor contract is terminated or expires in accordance with the PRC Labor Contract Law, except for certain situations which are specifically regulated. In addition, the government has issued various labor-related regulations to further protect the rights of employees. According to such laws and regulations, employees are entitled to annual leave ranging from five to 15 days and are able to be compensated for any untaken annual leave days in the amount of three times their daily salary, subject to certain exceptions. In the event that we decide to change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may also limit our ability to effect those changes in a manner that we believe to be cost-effective. In addition, as the interpretation and implementation of these new regulations are still evolving, our employment practices may not be at all times deemed in compliance with the new regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and financial conditions may be adversely affected.

It may be difficult to effect service of process upon us, our directors or our executive officers that reside in China or to enforce any judgments obtained from non-PRC courts or bring actions against them or us in China.

Certain of our directors and most of our executive officers reside in China. In addition, most of our assets and those of our directors and executive officers are located in China. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan and many other jurisdictions. As a result, it may not be possible for investors to serve process upon us or those persons in China, or to enforce against us or them in China, any judgments obtained from non-PRC jurisdictions.

On July 14, 2006, the Supreme People’s Court of China and the Government of the Hong Kong Special Administrative Region signed an Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters, or the 2006 Arrangement. Under such arrangement, where any designated People’s Court or any designated Hong Kong court has made an enforceable final judgment requiring payment of money in a civil and commercial case pursuant to a choice of court agreement, any party concerned may apply to the relevant People’s Court or Hong Kong court for recognition and enforcement of the judgment. On January 18, 2019, the Supreme Court of the People’s Republic of China and the Department of Justice under the Government of the Hong Kong Special Administrative Region signed the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region, or the 2019 Arrangement. The 2019 Arrangement, for the reciprocal recognition and enforcement of judgments in civil and commercial matters between the courts in mainland China and those in the Hong Kong Special Administrative Region, stipulates the scope and particulars of judgments, the procedures and ways of the application for recognition or enforcement, the review of the jurisdiction of the court that issued the original judgment, the circumstances where the recognition and enforcement of a judgment shall be refused, and the approaches towards remedies, among others. After a judicial interpretation has been promulgated by the Supreme People’s Court and the relevant procedures have been completed by the Hong Kong Special Administrative Region, both sides shall announce a date on which the 2019 Arrangement shall come into effect. The 2019 Arrangement shall apply to any judgment made on or after its effective date by the courts of both sides. The 2006 Arrangement shall be terminated on the same day when the 2019 Arrangement comes into effect. If a “written choice of court agreement” has been signed by parties according to the 2006 Arrangement prior to the effective date of the 2019 Arrangement, the 2006 Arrangement shall still apply. Although the 2019 Arrangement has been signed, its effective date has yet to be announced. Therefore, there are still uncertainties about the outcomes and effectiveness of enforcement or recognition of judgments under the 2019 Arrangement.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC. Accordingly, without the consent of the competent PRC securities regulators or other relevant authorities, no entity or individual may provide any documents and materials relating to securities business activities to foreign entities or government agencies.

Recent geopolitical issues, conflicts and other global events could adversely affect our results of operations and financial condition.

Because a substantial portion of our business is conducted outside of the United States, our business is subject to global political issues and conflicts. Such political issues and conflicts could have a material adverse effect on our results of operations and financial condition if they escalate in areas in which we do business. In addition, changes in and adverse actions by governments in foreign markets in which we do business could have a material adverse effect on our results of operations and financial condition. For example, the recent and continuing conflict arising from the invasion of Ukraine by Russia could adversely impact macroeconomic conditions, give rise to regional instability and result in heightened economic tariffs, sanctions and import-export restrictions from the U.S. and the international community in a manner that adversely affects us, including to the extent that any such actions cause material business interruptions, restrict our ability to conduct business with certain suppliers or vendors, utilize the banking system, or repatriate cash.

We face risks associated with increased political uncertainty.

The recent invasion of Ukraine by Russia and the sanctions, bans and other measures taken by governments, organizations and companies against Russia and certain Russian citizens in response thereto has increased the political uncertainty in Europe and has strained the relations between Russia and a significant number of governments, including the U.S. The duration and outcome of this conflict, any retaliatory actions taken by Russia and the impact on regional or global economies is unknown, but could have a material adverse effect on our business, financial condition and results of our operations.

In the U.S., the change in the U.S. government to the Biden administration has resulted in uncertainty regarding potential changes in regulations, fiscal policy, social programs, domestic and foreign relations and international trade policies. In addition, potential changes in relationships among the U.S. and China and other countries could have significant impacts on global trade and regional economic conditions, among other things. In addition, changes in the relationships between the U.S. and its neighbors, such as Mexico, could have significant, potentially negative, impacts on commerce. Further, anti-American sentiment could harm the reputation and success of U.S. companies doing business abroad.

Our ability to respond to these developments or comply with any resulting new legal or regulatory requirements, including those involving economic and trade sanctions, could reduce our sales, increase our costs of doing business, reduce our financial flexibility and otherwise have a material adverse effect on our business, financial condition and results of our operations.

Our supply chain may be disrupted by changes in U.S. trade policy.

We have experienced, and expect to continue to experience, increased international transit times. A disruption in the flow of our imported goods or a material increase in the cost of those goods or transportation without any offsetting price increases may significantly decrease our profits. U.S. tariffs or other actions against foreign nations including China and any responses by such nations including China, could impair our ability to meet customer demand and could result in lost sales or an increase in our cost of products This would have a material adverse impact on our business and results of operations.

Risk Relating to Being a Foreign Private Issuer

As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than U.S. public companies.

We are a “foreign private issuer” as defined in the SEC rules and regulations and, consequently, we are not subject to all of the disclosure requirements applicable to companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Further, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. Accordingly, there may be less publicly available information concerning our company than there is for U.S. public companies.

As a foreign private issuer, we file annual reports on Form 20-F within four months of the close of each fiscal year ended December 31 and reports on Form 6-K relating to certain material events promptly after we publicly announce these events. However, because of the above exemptions for foreign private issuers, our shareholders are not afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

While we are a foreign private issuer, we are not subject to certain NYSE corporate governance listing standards applicable to U.S. listed companies. We are entitled to rely on a provision in the NYSE Listed Company Manual that allows us to elect to follow Cayman Islands “home county” corporate law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the NYSE.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our sixth Amended and Restated Memorandum and Articles of Association (“M&A”) and by the applicable provisions of Cayman Islands law.

Our authorized share capital is US$600,000 divided into 6,000,000,000 shares with a par value of US$0.0001 each (the “Ordinary Shares”), comprised of (1) 4,900,000,000 Class A Ordinary Shares with a par value of $0.0001 each, and (2) 1,100,000,000 Class B Ordinary Shares with a par value of $0.0001 each. Our directors may, in their absolute discretion and without the approval of our shareholders, create and designate out of the unissued shares of our company (including unissued Class A Ordinary Shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as our directors may determine.

The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our M&A, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $1,000,000,000 in the aggregate of:

●	Class A Ordinary Shares, represented by ADS;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Ordinary Shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into Ordinary Shares, another series of preferred shares or other securities. The debt securities, the preferred shares, the Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Ordinary Shares

As of April 27, 2022, there are 2,699,862,712 Class A Ordinary Shares and 147,942,525 Class B Ordinary Shares issued and outstanding, respectively. We have never paid dividends on our Ordinary Shares. While any future dividends will be determined by our directors after consideration of the earnings, financial condition, and other relevant factors, it is currently expected that available cash resources will be utilized in connection with our ongoing operations.

Each outstanding Class A Ordinary Share entitles the holder thereof to one vote per share on all matters. Each outstanding Class B Ordinary Share entitles the holder thereof to ten (10) votes per share on all matters. Holders of shares of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote for shareholders’ consent. Our M&A provides that elections for directors shall be by an ordinary resolution of our shareholders, which requires a simple majority of votes cast at a general meeting of our shareholders, or a written resolution approved in writing by two-thirds of our shareholders entitled to vote at a general meeting. Shareholders do not have preemptive rights to purchase shares in any future issuance of our Ordinary Shares. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred shareholders, if any, our assets available for distribution will be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

The holders of our Ordinary Shares are entitled to dividends out of funds legally available when and as declared by our board of directors (the “Board”). The Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

General. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares. Under our M&A, we may issue only non-negotiable shares and may not issue bearer or negotiable shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, provided that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Classes of Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. In addition, (i) each Class B Ordinary Shares shall automatically and immediately be converted into one Class A Ordinary Share if at any time the total number of the issued and outstanding Class B ordinary shares in aggregate is less than 5% of the total number of Class B ordinary shares of our company issued and outstanding immediately following the Company’s initial public offering, and (ii) upon any sale, transfer, assignment or disposition of any Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate (as defined in our M&A) of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Voting Rights. Holders of our Ordinary Shares vote as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. In respect of matters requiring shareholders’ vote, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten (10) votes. At any general meeting a resolution put to the vote of the meeting shall be decided by poll.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting (or if passed as a resolution in writing, the approval of two-thirds of our shareholders entitled to vote at a general meeting of our company), while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting (or if passed as a written resolution, the approval of all of our shareholders entitled to vote at a general meeting of our company). A special resolution is required for important matters such as a change of name or any amendment to our M&A. Holders of our Ordinary Shares may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating all or any of our share capital into shares of larger amount than our existing shares, sub-dividing our shares or any of them into shares of an amount smaller than that fixed by our M&A, and cancelling any unissued shares.

General Meetings of Shareholders and Shareholder Proposals. As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. Our M&A provides that we may, but are not obliged to, in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by our board of directors. Advance notice of at least ten (10) calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold shares which represent, in aggregate, not less than one-third of the votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our M&A allows any of our shareholders holding in aggregate not less than two-thirds of the aggregate number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, to requisition an extraordinary general meeting of the shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our M&A does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Shares. Subject to the restrictions of our M&A set out below, as applicable, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in writing and in such usual or common form or such other form approved by our board of directors.

Our board of directors may, in its absolute discretion, and without assigning any reason, refuse to register any transfer of any ordinary share which is not fully paid up or upon which our company has a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or (e) a fee of such maximum sum as the NYSE may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on fourteen (14) days’ notice being given by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of the NYSE to that effect, be suspended at such times and for such periods (not exceeding in the whole thirty (30) calendar days in any year) as our directors may determine.

Liquidation. On a winding up of our company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Purchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as our board of directors, before the issue of such shares, or our shareholders by special resolution may determine. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares may be varied or abrogated either with the written consent of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a general meeting of the holders of shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, at the discretion of our board of directors, we intend to provide our shareholders with annual audited financial statements.

Changes in Capital. Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate or divide all or any of our share capital into shares of a larger or smaller amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of as amount smaller than that fixed by our memorandum; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may, by special resolution and subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Issuance of Additional Shares. Our M&A authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares.

Our M&A authorizes our board of directors to establish from time to time one or more series of convertible redeemable preferred shares and to determine, with respect to any series of convertible redeemable preferred shares, the terms and rights of that series, including:

●	designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The issuance of convertible redeemable preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of M&A may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our M&A for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Preferred Shares

The Board is empowered to allot, issue, and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form), to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine. The Board may, without the approval of the shareholders, create and designate out of the unissued shares of the Company (including unissued Class A Ordinary Shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as the Board may determine in their sole and absolute discretion.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

DESCRIPTION OF THE AMERICAN DEPOSITARY SHARES

Citibank, N.A. as Depositary, will register and deliver ADSs. Each ADS represents ten (10) Class A Ordinary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs may be represented by certificates that are commonly known as American Depositary Receipts or ADRs. The Depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. - Hong Kong, located 10/F, Harbour Front (II), 22, Tak Fung Street, Hung Hom, Kowloon, Hong Kong.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, ten Class A ordinary shares that are on deposit with the Depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the Depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the Depositary may agree to change the ADS-to-share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the Depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the Depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The Depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the Depositary, and the Depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the Depositary. As an ADS holder, you appoint the Depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class A Ordinary Shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the Depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The Depositary will hold on your behalf the shareholder rights attached to the Class A Ordinary Shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A Ordinary Shares represented by your ADSs through the Depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the Depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the Depositary, which is commonly referred to as the direct registration system or DRS. The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the Depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the Depositary to the holders of the ADSs. The direct registration system includes automated transfers between the Depositary and The Depository Trust Company, or the DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the Class A Ordinary Shares in the name of the Depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the Depositary or the custodian the record ownership in the applicable Class A ordinary shares with the beneficial ownership rights and interests in such Class A Ordinary Shares being at all times vested with the beneficial owners of the ADSs representing the Class A Ordinary Shares. The Depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the Depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The Depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Class A Ordinary Shares

Whenever we make a free distribution of Class A Ordinary Shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A Ordinary Shares with the custodian. Upon receipt of confirmation of such deposit, the Depositary will either distribute to holders new ADSs representing the Class A Ordinary Shares deposited or modify the ADS-to-share ratio, in which case each ADS you hold will represent rights and interests in the additional Class A Ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-share ratio upon a distribution of Class A Ordinary Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the Depositary may sell all or a portion of the new Class A Ordinary Shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the Depositary does not distribute new ADSs as described above, it may sell the Class A Ordinary Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional Class A Ordinary Shares, we will give prior notice to the Depositary and we will assist the Depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The Depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The Depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Class A Ordinary Shares other than in the form of ADSs.

The Depositary will not distribute the rights to you if:

●	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

●	We fail to deliver satisfactory documents to the Depositary; or

●	It is not reasonably practicable to distribute the rights.

The Depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the Depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional Class A Ordinary Shares, we will give prior notice thereof to the Depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the Depositary in determining whether such distribution is lawful and reasonably practicable.

The Depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the Depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Class A Ordinary Shares or rights to purchase additional Class A Ordinary Shares, we will notify the Depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the Depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the Depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the Depositary may sell all or a portion of the property received.

The Depositary will not distribute the property to you and will sell the property if:

●	We do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

●	We do not deliver satisfactory documents to the Depositary; or

●	The Depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the Depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the Depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the Class A Ordinary Shares being redeemed against payment of the applicable redemption price. The Depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the Depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the Depositary may determine.

Changes Affecting Class A Ordinary Shares

The Class A Ordinary Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class A Ordinary Shares or a recapitalization, reorganization, merger, consolidation or sale of assets of our company.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Class A Ordinary Shares held on deposit. The Depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Class A ordinary shares. If the Depositary may not lawfully distribute such property to you, the Depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class A Ordinary Shares

The Depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the Depositary and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

●	provide such proof of identity and genuineness of signatures as the Depositary deems appropriate;

●	provide any transfer stamps required by the State of New York or the United States; and

●	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the Depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Class A Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the Depositary for cancellation and then receive the corresponding number of underlying Class A Ordinary Shares at the custodian’s offices. Your ability to withdraw the Class A Ordinary Shares held in respect of the ADSs may be limited by U.S. and Cayman Islands law considerations applicable at the time of withdrawal. In order to withdraw the Class A Ordinary Shares represented by your ADSs, you will be required to pay to the Depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A Ordinary Shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the Depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the Depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A Ordinary Shares represented by your ADSs may be delayed until the Depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the Depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	Temporary delays that may arise because (i) the transfer books for the Class A Ordinary Shares or ADSs are closed, or (ii) Class A Ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

●	Obligations to pay fees, taxes and similar charges.

●	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the Depositary to exercise the voting rights for the Class A Ordinary Shares represented by your ADSs. The voting rights of holders of Class A Ordinary Shares are described in “Description of Share Capital.”

At our request, the Depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the Depositary to exercise the voting rights of the securities represented by ADSs.

If the Depositary timely receives voting instructions from a holder of ADSs, it will endeavor to cause the Class A Ordinary Shares on deposit to be voted in accordance with the voting instructions received from holders of ADSs. Class A Ordinary Shares in respect of which no timely voting instructions have been received from ADS holders will not be voted.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated herein). Please note that the ability of the Depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the Depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees

● Issuance of ADSs (i.e., an issuance of ADS upon a deposit of Class A ordinary shares or upon a change in the ADS-to-share ratio), excluding ADS issuances as a result of distributions of Class A ordinary shares	Up to U.S. 5¢ per ADS issued

● Cancellation of ADSs (i.e., a cancellation of ADSs for delivery of deposited property or upon a change in the ADS-to-share ratio)	Up to U.S. 5¢ per ADS cancelled

● Distribution of cash dividends or other cash distributions (i.e., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

● Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

● Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., upon a spin-off)	Up to U.S. 5¢ per ADS held

● ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the Depositary

As an ADS holder you will also be responsible to pay certain charges such as:

●	taxes (including applicable interest and penalties) and other governmental charges;

●	the registration fees as may from time to time be in effect for the registration of Class A Ordinary Shares on the share register and applicable to transfers of Class A Ordinary Shares to or from the name of the custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

●	certain cable, telex and facsimile transmission and delivery expenses;

●	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

●	the fees and expenses incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class A Ordinary Shares, ADSs and ADRs; and

●	the fees and expenses incurred by the Depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person to whom the ADSs are issued (in the case of ADS issuances) and to the person whose ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the Depositary fees, the Depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the Depositary fees from any distribution to be made to the ADS holder. Certain of the depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the Depositary. You will receive prior notice of such changes. The Depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the Depositary agree from time to time.

Amendments and Termination

We may agree with the Depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A Ordinary Shares represented by your ADSs (except as permitted by law).

We have the right to direct the Depositary to terminate the deposit agreement. Similarly, the Depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the Depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the Depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the Depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the Depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the Depositary may make available to owners of ADSs a means to withdraw the Class A Ordinary Shares represented by ADSs and to direct the Depositary of such shares into an unsponsored American depositary share program established by the Depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The Depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The Depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the Depositary’s obligations to you. Please note the following:

●	We and the Depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

●	The Depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

The Depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A Ordinary Shares, for the validity or worth of the Class A Ordinary Shares, for any tax consequences that result from the ownership of ADSs, for the creditworthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

●	We and the Depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

●	We and the Depositary disclaim any liability if we or the Depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our memorandum and articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

●	We and the Depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of incorporation or in any provisions of or governing the securities on deposit.

●	We and the Depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Class A Ordinary Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

●	We and the Depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A Ordinary Shares but is not, under the terms of the deposit agreement, made available to you.

●	We and the Depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

●	We and the Depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

●	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions

Subject to the terms and conditions of the deposit agreement, the Depositary may issue to broker/dealers ADSs before receiving a deposit of Class A Ordinary Shares or release Class A Ordinary Shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions,” and are entered into between the Depositary and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the shares on deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The Depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the Depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The Depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The Depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the Depositary and to the custodian proof of taxpayer status and residence and such other information as the Depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the Depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The Depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the Depositary may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) is governed by the laws of the Cayman Islands.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU WAIVE YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ADSs or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of ADSs or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ADSs or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of ADSs or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ADSs or preferred shares purchasable upon exercise, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is Suntera (Cayman) Limited. Their mailing address is 18/F On Building, 162 Queen’s Road Central, Central, Hong Kong.

New York Stock Exchange Listing

Our ADSs are listed on the NYSE under the symbol “SOS.”

PLAN OF DISTRIBUTION OF THE OFFERING

We or the selling shareholders may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our ADSs, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

SELLING SECURITYHOLDERS

Selling securityholders (if any) to be named in a prospectus supplement may, from time to time, offer and sell Class A Ordinary Shares or ADSs of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling securityholders may sell Class A Ordinary Shares or ADSs to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of Class A Ordinary Shares or ADSs in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell Class A Ordinary Shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of Class A Ordinary Shares or ADSs beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Maples and Calder (Hong Kong) LLP to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended December 31, 2020 have been audited by Audit Alliance LLP as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the year ended December 31, 2020 and 2019 are included in our Annual Report on Form 20-F, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F and Form 20-F/A for the fiscal year ended December 31, 2020, filed with the SEC on May 5, 2021, as amended on October 12, 2021 and January 7, 2022;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on June 21, 2021, July 26, 2021, September 10, 2021, November 16, 2021, January 12, 2022, and February 25, 2022; and

(3)	the description of Ordinary Shares and ADSs incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-38051) filed with the Commission on April 4, 2017, including any amendment and report subsequently filed for the purpose of updating that description; and

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Building 6, East Seaview Park, 298 Haijing Road, Yinzhu Street, West Coast New District, Qingdao City, Shandong Province, People’s Republic of China 266400, Attention: Yandai Wang, Chief Executive Officer, +86-532-86617117.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://www.sosyun.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROSPECTUS

SOS Limited

23,880,000 American Depositary Shares

Representing 238,800,000 Class A Ordinary Shares Underlying Warrants

Offered by the Selling Securityholders

This prospectus relates to the registration of the resale by the selling shareholders of 23,880,000 ADSs representing 238,800,000 Class A Ordinary Shares, or the Resale ADSs, issuable upon exercise of certain ADSs Purchase Warrants held by the security holder identified as the Selling Securityholders in the section of this prospectus entitled “SELLING SECURITYHOLDERS.” The Resale ADSs include 23,880,000 ADSs issuable upon exercise of the Company’s ADSs purchase warrants issued on February 10, 2021, to certain investors. The resale of such shares by the selling shareholders pursuant to this prospectus is referred to as the “Offering.”

While we will not receive any proceeds from the sale of the shares of ADSs underlying the ADSs purchase warrants, we may receive up to $4.05 per ADS upon the cash exercise of each of the warrants. However, we cannot predict when and in what amounts or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

We are an offshore holding company conducting a portion of our operations in China through Qingdao SOS Industrial Holding Co., Ltd., a variable interest entity (“VIE”), and its subsidiaries. Investors in our ADSs are not investing in the VIE. Neither we nor our subsidiaries own any share in the VIE. Instead, we control and receive the economic benefits of the VIE’s business operation through a series of contractual arrangements, also known as VIE Agreements, dated May 14, 2020. The VIE Agreements enable us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP. As a result of these contractual arrangements, which have not been tested in a court of law, under generally accepted accounting principles in the United States (“U.S. GAAP”), the assets and liabilities of the VIE are treated as our assets and liabilities and the results of operations of the VIE are treated in all aspects as if they were the results of our operations. PRC laws, regulations, and rules restrict and impose conditions on direct foreign investment in certain types of business, and we therefore operate these businesses in China through the VIE. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in WFOE and the provisions of the VIE Agreements.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our VIE Agreements may not be effective in providing control over the VIE. We may also subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. We may also be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our remaining business operations in China or even our ability to offer securities in the United States. See “Risk Factors—Risks Related to Doing Business in China—Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirement, expose us to government interference, or otherwise restrict our ability to offer securities and raise capital outside China, all of which could materially and adversely affect our business and the value of our securities.”

Our ADSs are listed on the New York Stock Exchange, or NYSE, under the symbol “SOS.” On April 27, 2022, the last reported sale price of our ADS on the NYSE, was $0.388 per ADS.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 10  of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2022.

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 ABOUT THIS PROSPECTUS

Our Corporate Structure

We are a Cayman Islands holding company conducting a portion of our operations in China through Qingdao SOS Industrial Holding Co., Ltd., a variable interest entity (“VIE”), and its subsidiaries. Investors of our ADSs are not investing in the VIE. Neither we nor our subsidiaries own any shares in the VIE. Instead, for accounting purposes, we control and receive the economic benefits of the VIE’s business operation through a series of contractual arrangements, also known as VIE Agreements, dated May 14, 2020, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP. As a result of these contractual arrangements, which have not been tested in a court of law, under generally accepted accounting principles in the United States (“U.S. GAAP”), the assets and liabilities of the VIE are treated as our assets and liabilities and the results of operations of the VIE are treated in all aspects as if they were the results of our operations. PRC laws, regulations, and rules restrict and impose conditions on direct foreign investment in certain types of business, and we therefore operate these businesses in China through the VIE. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in WFOE and the provisions of the VIE Agreements. Below is a summary of the VIE Agreements:

Contractual Agreements between WFOE and the VIE

On May 14, 2020, Qingdao SOS Investment Management Co., Ltd. (formerly known as Weibao Enterprise Management Consulting (Shijiazhuang) Co., Ltd.) (“Weibao Enterprise”), Qingdao SOS Industrial Holding Co., Ltd. (formerly known as Guian New Area Zhongyuan Technology Co., Ltd.) (“Zhongyuan Technology”), and Messrs. Yilin Wang, Weidong Feng, and Xianlong Wu, citizens of China and shareholders of Zhongyuan Technology, entered into the following agreements, or collectively, the “Variable Interest Entity Agreements” or “VIE Agreements,” pursuant to which Weibao Enterprise has contractual rights to control and operate the business of Zhongyuan Technology (the “VIE”). Therefore, pursuant to ASC 810, Zhongyuan Technology has been included in the Company’s consolidated financial statements since then.

The VIE Agreements are as follows:

1) Technical Consulting and Service Agreement by and between Weibao Enterprise and Zhongyuan Technology. Pursuant to the Exclusive Technical Consulting and Service Agreement, Weibao Enterprise agreed to act as the exclusive consultant of Zhongyuan Technology and provide technical consulting and services to Zhongyuan Technology. In exchange, Zhongyuan Technology agreed to pay Weibao Enterprise a technical consulting and service fee, the amount of which is to be equivalent to the amount of net profit before tax of Zhongyuan Technology, payable on a quarterly basis after making up losses of previous years (if necessary) and deducting necessary costs, expenses and taxes related to the business operations of Zhongyuan Technology. Without the prior written consent of Weibao Enterprise, Zhongyuan Technology may not accept the same or similar technical consulting and services provided by any third party during the term of the agreement. All the benefits and interests generated from the agreement, including but not limited to intellectual property rights, know-how and trade secrets, will be Weibao Enterprise’s sole and exclusive property. This agreement has a term of 20 years and may be extended unilaterally by Weibao Enterprise with Weibao Enterprise’s written confirmation prior to the expiration date. Zhongyuan Technology cannot terminate the agreement early unless Weibao Enterprise commits fraud, gross negligence or illegal acts, or becomes bankrupt or winds up.

2) Equity Interest Purchase Option Agreement by and among Weibao Enterprise, Zhongyuan Technology, and Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. Pursuant to the Exclusive Purchase Option Agreement, Messrs. Yilin Wang, Weidong Feng and Xianlong Wu granted to Weibao Enterprise and any party designated by Weibao Enterprise the exclusive right to purchase, at any time during the term of this agreement, all or part of the equity interests in Zhongyuan Technology, or the “Equity Interests,” at a purchase price equal to the registered capital paid by Messrs. Yilin Wang, Weidong Feng and Xianlong Wu for the Equity Interests, or, in the event that applicable law requires an appraisal of the Equity Interests, the lowest price permitted under applicable law. Pursuant to powers of attorney executed by Messrs. Yilin Wang, Weidong Feng and Xianlong Wu, they irrevocably authorized any person appointed by Weibao Enterprise to exercise all shareholder rights, including but not limited to voting on their behalf on all matters requiring approval of Zhongyuan Technology’s shareholders, disposing of all or part of the shareholders’ equity interest in Zhongyuan Technology, and electing, appointing or removing directors and executive officers. The person designated by Weibao Enterprise is entitled to dispose of dividends and profits on the equity interest without reliance on any oral or written instructions of Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. The powers of attorney will remain in force for so long as Messrs. Yilin Wang, Weidong Feng and Xianlong Wu remain the shareholders of Zhongyuan Technology. Messrs. Yilin Wang, Weidong Feng and Xianlong Wu have waived all the rights which have been authorized to Weibao Enterprise’s designated person under the powers of attorney.

3) Equity Pledge Agreement by and among Weibao Enterprise, Zhongyuan Technology, and Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. Pursuant to the Equity Pledge Agreement, Mr. Messrs. Yilin Wang, Weidong Feng and Xianlong Wu pledged all of the Equity Interests to Weibao Enterprise to secure the full and complete performance of the obligations and liabilities on the part of Zhongyuan Technology and them under this and the above contractual arrangements. If Zhongyuan Technology, Messrs. Yilin Wang, Weidong Feng or Xianlong Wu breaches their contractual obligations under these agreements, then Weibao Enterprise, as pledgee, will have the right to dispose of the pledged equity interests. Messrs. Yilin Wang, Weidong Feng and Xianlong Wu agree that, during the term of the Equity Pledge Agreements, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests, and they also agree that Weibao Enterprise’s rights relating to the equity pledge should not be interfered with or impaired by the legal actions of the shareholders of Zhongyuan Technology, their successors or designees. During the term of the equity pledge, Weibao Enterprise has the right to receive all of the dividends and profits distributed on the pledged equity. The Equity Pledge Agreement will terminate as soon as reasonably practical when Zhongyuan Technology, Messrs. Yilin Wang, Weidong Feng and Xianlong Wu have completed all their obligations under the contractual agreements described above.

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4) Voting Rights Proxy and Financial Support Agreement by and among Weibao Enterprise, Zhongyuan Technology, and Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. Pursuant to the Voting Rights Proxy and Financial Support Agreement, Messrs. Yilin Wang, Weidong Feng and Xianlong Wu entrusts Weibao Enterprise or Weibao Enterprise’s designee to vote on their behalf at the shareholder meetings of Zhongyuan Technology. As consideration for the entrustment of the voting rights of Messrs. Yilin Wang, Weidong Feng and Xianlong Wu at Zhongyuan Technology’s shareholder meetings to Weibao Enterprise, Weibao Enterprise agreed to arrange for funds to be provided as necessary in connection with the business operations of Zhongyuan Technology. Weibao Enterprise further agreed that if the business were to fail in the ordinary course of business, none of Messrs. Yilin Wang, Weidong Feng and Xianlong Wu shall have any obligation to repay the financial support provided by Weibao Enterprise.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our VIE Agreements may not be effective in providing control over the VIE. We may also subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. We may also be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our remaining business operations in China or even our ability to offer securities in the United States. Neither we nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering of our ADSs in the United States, and we do not intend to obtain the approval from either the CSRC or the CAC in connection with any such offering, since we do not believe, based upon advice of our PRC counsel, Hebei Tianjie Law Firm, that such approval is required for the time being. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. See “Risk Factors—Risks Related to Doing Business in China,” and “—Risks Related to Our Securities —The approval of the CSRC, the CAC and other compliance procedures may be required in connection with any offering of ADSs we may make, and, if required, we cannot predict whether we will be able to obtain such approval.”

As of December 31, 2020 and 2019 and June 30, 2021, the VIE accounted for an aggregate of 99%, 100% and 65%, respectively, of our consolidated total assets, 99%,100% and 99.9%, respectively, of our consolidated total liabilities, and 100%, 100% and 92%, respectively, of our consolidated total net revenues. See our consolidated financial statements and the related notes incorporated by reference herein.

Our ability to pay dividends depends upon dividends paid by our operating entities. If the operating entity incurs debt on its own behalf, the instruments governing its debt may restrict its ability to pay dividends to us.

The operating entity in China will be permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with the Accounting Standards for Business Enterprise as promulgated by the Ministry of Finance of the PRC, or PRC GAAP. In accordance with PRC company laws, any consolidated VIEs in China must make appropriations from its after-tax profits to non-distributable reserve funds including (i) statutory surplus fund and (ii) discretionary surplus fund. The appropriation to the statutory surplus fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the statutory surplus fund has reached 50% of the registered capital of the consolidated VIEs. Appropriation to discretionary surplus fund will be made at the discretion of the consolidated VIEs.

Pursuant to the law applicable to China’s foreign investment enterprises, an operating entity that is a foreign investment enterprise in the PRC has to make appropriation from its after-tax profit, as determined under PRC GAAP, to reserve funds including (i) general reserve fund, (ii) enterprise expansion fund and (iii) staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the reserve fund has reached 50% of the registered capital of the operating company. Appropriation to the other two reserve funds is at the discretion of the operating company in China.

As an offshore holding company, we will be permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to the operating entities (as a subsidiary) in China only through loans or capital contributions, and to the consolidated affiliated entity only through loans, in each case subject to the satisfaction of the applicable government registration and approval requirements. Before providing loans to the onshore entities (i.e. the PRC subsidiaries and VIE entities), we will be required to make filings about details of the loans with SAFE in accordance with relevant PRC laws and regulations. The PRC subsidiaries and VIE entities that receive the loans are only allowed to use the loans for the purposes set forth in these laws and regulations.

As of the date of this prospectus, there have not been any dividends or distributions made to the holding company, nor have there been any dividends or distributions made to U.S. investors. We are subject to restrictions on foreign exchange and our ability to transfer cash between entities, across borders, and to U.S. investors. We are also subject to restrictions and limitations on our ability to distribute earnings from our businesses, including subsidiaries and/or consolidated VIEs, to our holding company and U.S. investors as well as the ability to settle amounts owed under the VIE agreements. See “Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our net revenue effectively and our ability to transfer cash between our PRC subsidiaries and us, across borders, and to investors and affect the value of your investment”

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The following financial information of the VIEs in the PRC was recorded in the consolidated financial statements incorporated by reference herein:

	VIEs Year ended December 31			Non-VIEs Year ended December 31			Total for Year ended December 31
	2018	2019	2020	2018	2019	2020	2018	2019	2020
	(US$ thousands, or otherwise noted)			(US$ thousands, or otherwise noted)			(US$ thousands, or otherwise noted)
Revenue-net	24,930	11,577	50,289	0	0	0	24,930	11,577	50,289
Net (loss) income	(137)	1,470	6,271	-	0	(1,867)	(137)	1,470	4,404
Net cash provided by (used in) operating activities	(45)	44	(43,522)	-	0	-	(45)	44	(43,552)
Net cash used in investing activities	2	0	2,999	0	0	-	2	0	2,999
Net cash provided by financing activities	0	0	0	0	0	43,551	0	0	43,551

PCAOB Inspection

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such securities from being traded on a national securities exchange or in the over the counter trading market in the U.S. On December 16, 2021, the SEC announced that the PCAOB designated China and Hong Kong as jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act. The Company’s auditor, Audit Alliance LLP, is based in Singapore, and therefore are not affected by this mandate by the PCAOB.

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC. Under that registration statement, the selling securityholders may offer from time to time our ADSs in one or more offerings.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “SOS,” “SOS Ltd.,” “we,” “us,” “our,” “the Company” or similar words refer to SOS Limited together with our subsidiaries.

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COMMONLY USED DEFINED TERMS

●	“ADSs” refers to our American depositary shares, each of which represents 10 Class A ordinary share;

●	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this annual report only, Hong Kong, Macau and Taiwan;

●	“Class A ordinary shares” refers to Class A ordinary shares, par value US$0.0001 per share of SOS Limited;

●	“Class B ordinary shares” refers to Class B ordinary shares, par value US$0.0001 per share of SOS Limited;

●	“SOS,” “we,” “us,” “our company” and “our” refer to SOS Limited, an exempted company registered in the Cayman Islands with limited liability, and its subsidiaries and its consolidated variable interest entities, and, in the context of describing our operations and combined and consolidated financial information, also include its affiliated entity and its subsidiaries;

●	“investors” refers to lenders of capital on our marketplace, unless the context indicates otherwise;

●	“NYSE” refers to the New York Stock Exchange;

●	“RMB” and “Renminbi” refer to the legal currency of China; and

●	“US$,” “U.S. dollars,” “$” and “dollars” refer to the legal currency of the United States.

●	“Parent(s)” refer SOS Limited., which owns 100% of SOS Information Technology New York Inc., and 100% of YBT Ltd. YBT Ltd. owns 100% of China SOS Ltd. China SOS Ltd owns 100% of Qingdao SOS Investment Management Co., Ltd./WFOE. WFOE owns 99% of Qingdao SOS Investment LLP. These legal entities are connected through equity ownership and are not VIEs.

●	“subsidiary(ies)” refer to our subsidiaries, including SOS Information Technology New York, Inc., Yong Bao Two Limited, Canada XX Exchange Limited, China SOS Limited, Qingdao SOS Investment Management Co., Ltd., and Qingdao SOS Investment LLP.

●	“variable interest entity(ies)” refer to our consolidated variable interest entities, including Qingdao SOS Industrial Holding Co., Ltd., Qingdao SOS Digital Technologies Inc., SOS Information Technology Co., Ltd., Inner Mongolia SOS Insurance Agency Co., Ltd., SOS Ronghe Digital Technology Co., Ltd. and SOS International Trading Co., Ltd.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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OUR BUSINESS

Our History

We were formed in Delaware on July 12, 2004 as China Risk Finance LLC. We began our credit analytics service provider business in 2001. We developed our proprietary, advanced technology over the past 18 years, during which our founders and management team advised many of China’s largest banks in analyzing consumer credit to issue over one hundred million credit cards to consumers. On April 28, 2017, our ADSs commenced trading on the NYSE under the symbol “XRF.” In May 2017, we completed our IPO in which we sold a total of 11,500,000 of our ADSs, each representing ten Class A Ordinary Shares and listing of our ADSs on the NYSE. In the third quarter 2018, due to regulatory changes that made it cost-prohibitive, and in some ways very risky from the regulatory compliance perspective, to own and operate our legacy marketplace lending platform, we decided to cease the customer acquisition and loan facilitation at our legacy marketplace lending platform and started to transition our business to other industries.

On May 5, 2020, we entered into a set of agreements with YBT, the shareholders of YBT (the “YBT Shareholders”), eight individual investors introduced by YBT (collectively with the YBT Shareholders, the “Investors”) and True North Financial, LLC to acquire YBT, which controls its variable interest entity SOS Information. The transaction was consummated on May 15, 2020. As a result, we now own 100% of YBT, which controls its variable interest entity, SOS Information. The shares issued to the Investors were relied on exemption from registration in accordance with Regulation S and/or Rule 4(a)(2) under the Securities Act of 1933, as amended. Accordingly, we started our newly acquired data mining and targeted marketing services business through SOS Information.

On August 3, 2020, we entered into a certain share purchase agreement (the “Disposition SPA”) with Hantu (Hangzhou) Asset Management Co., Ltd. (the “Purchaser”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase CRF China Holding Co. Limited, a Hong Kong limited company, China Capital Financial LLC, a Delaware limited liability company, CRF China Limited, a British Virgin Islands company, CRF Technology LLC, a California limited liability company, and HML China LLC, a Delaware limited liability company (collectively, the “XRF Subsidiaries”) in exchange for cash consideration of $3.5 million. Upon the closing of the transaction (the “Disposition”) contemplated by the Disposition SPA, the Purchaser will become the sole shareholder of the XRF Subsidiaries and as a result, assume all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by the XRF Subsidiaries. The Disposition closed on August 6, 2020. As a result of the Disposition, we ceased our legacy peer-to-peer lending business and have since focused on becoming a leading high-technology services business with services including marketing data, technology and solutions for insurance companies and emergency rescue services in China. We also changed our trading symbol to “SOS.”

Business Overview

We provide a wide range of data mining and analysis services to our corporate and individual members, including providing marketing data, technology and solutions for insurance companies, emergency rescue services, and insurance product and health care information portal in China. Our mission is to make it easier, safer and more efficient for our clients to obtain and process the data of their target customers.

We primarily address the large unmet demand for marketing-related data for clients such as insurance companies, financial institutions, medical institutions, healthcare providers and other service providers in the emergency rescue services industry by creating a SOS cloud emergency rescue service software as a service (SaaS) platform.

Furthermore, we have also established a data warehouse with 120 million active customer records as of the date of this report. Our data collection covers a wide variety of sources and are mainly from offline third party purchases, online subscription, AI recognition and cold calls, which account for approximately 75%, 18% and 7% of our data inventory, respectively.

Recently, we have launched our crypto mining business, and aim to start infrastructure services in blockchain security for our big data insurance marketing as well as provide insurance and banking services for digital assets and cryptocurrencies.

Our Products and Services

As of June 30, 2021, SOS focuses on six product and service lines including insurance marketing, telecom call center, bank card call center, SaaS services, cryptocurrency mining and commodity trading. Insurance marketing represents 7.23% of our total revenues, and the remaining consists of 0.18% from our telecom call center, 0.15% from our bankcard call center, 0.14% from our SaaS services, 8.2% from our cryptocurrency mining operations and 84.11% from our commodity trading. Revenue from rescue services is included in insurance marketing as a value-added to customers, which makes up approximately 30% of the insurance marketing revenue.

Insurance Marketing

We purchase data from our suppliers, including Shandong Shubao IT Ltd., Jiangxi Chacha IT Ltd. and Liaoning Tianzheng Ltd. With a stable supply of data, we use data mining and analytics technologies to find patterns and valuable information on market opportunities within the large amounts of data we collect, which helps us to provide our clients with data point recommendations.

Our strong data mining capabilities lay a solid foundation for the solutions to our clients, which we believe differentiate us from many other competitors in the same market. We have an experienced team of data experts in this field and we have a well-established data infrastructure system, ranging from mining, to warehousing, processing and distribution.

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We currently only possess an insurance agent license for operations within Inner Mongolia, China. As such, as of the date of this prospectus, our revenues are mainly generated through various agents of other insurance companies. We primarily work with two agents, Beijing Sense Time  Information Technology Co., Ltd. (“BSIT”), which generates the majority of our insurance marketing revenues, as well as Beijing Ruijing Hangbao Insurance Agency Ltd

Insurance companies such as People’s Insurance Company (Group) of China, Ltd. (“PICC”), or Ping An Insurance (Group) Company of China, Ltd. (“Ping An”) will request shortlists from these insurance agents. The insurance agents will then subcontract the task to various vendors such as SOS, and SOS will collect raw data from third parties or from its own data warehouse and utilize its data mining and analytics technologies to process the data, creating a shortlist and selling it to the agents. The agents will then provide the list to insurance companies. We charge information service fees from these insurance agents based on the amount of insurance policy orders placed by insurance companies through these agents. Our service model is represented by the following diagram:

Telecom Call Center

SOS is contracted with China Mobile as its outsourced service center and operates the 10086 hot-line for the Hebei Province, charging China Mobile by customer call-in time.

Bank Card Call Center

SOS also operates a promotional center for Guangdong Bank of Development and charges by the number of successfully registered accounts.

SaaS Services

The three major SaaS offerings by SOS are as follows:

●	basic cloud system (Medical Rescue Card, Auto Rescue Card, Financial Rescue Card and Life Rescue Card)

●	cooperative cloud system (information rescue center, intelligent big data, intelligent software and hardware)

●	information cloud system (Information Today and E-commerce Today)

SOS provides warehouse access to insurance companies, financial institution and medical institutions etc., and generates revenues through a monthly subscription fee.

Cryptocurrency Mining

In February 2021, we launched our cryptomining business, and aim to start infrastructure services in blockchain security for our big data insurance marketing as well as provide insurance and banking services for digital assets and cryptocurrencies.

We currently generate revenues by selling cryptocurrencies allocated from our cryptocurrency-mining pools and anticipate renting out hash power to third parties. The value of cryptocurrencies is determined based on the market prices of the related cryptocurrencies at the time of receipt. The rental fees of hash power are also determined proportionally based on the market prices of the related cryptocurrencies.

Commodity Trading

Since April 2021, we launched commodity trading via our subsidiary SOS International Trading Co. Ltd., We facilitate trading of commodity including but not limited to mineral resin, soy bean, wheat, sesame, liquid sulfur and latex. We identify suppliers and buyers and generate revenue from the price difference. Revenue is recognized after products have been delivered and title to the goods and risk has been transferred from a seller to a buyer.

As of June 30, 2021, SOS has a total of six product lines and services, including insurance marketing, telecom call center, bankcard call center, SaaS services, cryptocurrency mining and commodity trading. Insurance marketing represents 7.23% of our total revenue, and the remaining consists of 0.18% from our telecom call center, 0.15% from our bankcard call center, 0.14% from our SaaS services, 8.2% from our cryptocurrency mining operations and 84.11% from our commodity trading operations.

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Recent Developments

Thor Miner Purchase and Sale Agreement

On January 10, 2022, SOS Information Technology New York Inc. (“SOS NY”), a wholly-owned subsidiary of the Company, entered into a certain purchase and sale agreement (the “Purchase Agreement”) with Thor Miner Inc. (“Thor”), pursuant to which SOS NY shall purchase certain cryptocurrency mining hardware and other equipment (the “Equipment”) from Thor from time to time in separate purchase orders (each, an “Order”).

The parties agreed that SOS NY shall pay 50% of the total purchase price of each Order within five (5) days, and the remaining 50% to be paid at least seven (7) calendar days prior to the shipment of the Equipment pursuant to each Order. The parties have made customary representations and warranties, including but not limited to: (i) obtaining all necessary approvals, rights and authorizations to enter into the Purchase Agreement; (ii) the execution, delivery and performance of the Purchase Agreement does not violate any applicable law, charter, regulation or other agreements; (iii) Thor has good and marketable title of the Equipment free and clear of all claims and other encumbrances of every kind; (iv) the Equipment will be free from defects of workmanship and materials and that the Equipment will operate in accordance with the material functions and features stated in the Order under normal use and conditions for a period of 360 days following its delivery.

Receipt of SEC Subpoena

As previously disclosed, on March 30, 2021, a purported shareholder, Kimberly Beltran, filed a securities class action complaint in the United States District Court District of New Jersey against the Company, Yandai Wang. and Eric H. Yan, the Chief Executive Officer of the Company and President of the Company’s operating subsidiary, respectively. The action, Beltran v. SOS Limited, et al., Case No. 1:21-cv-07454 (the “Lawsuit”), pleads class action claims on behalf of persons that purchased or acquired the Company’s ADSs between July 22, 2020 and February 25, 2021, which was a period of volatility in the Company’s stock. On November 2, 2021, the Court appointed two other shareholders, Shawn Ho and William Rodgers, to serve as Lead Plaintiffs in the Lawsuit pursuant to the Private Securities Litigation Reform Act. No class has yet been certified in the Lawsuit. The Company and its officers believe the Lawsuit lacks merit and intend to defend against it vigorously. The Company and its officers have not yet filed a formal response to the Lawsuit; their deadline to do so has been postponed by agreement with the Lead Plaintiffs and the Court while the parties explore the possibility of a mediated resolution.

On February 16, 2022, the Company received a subpoena from the Securities and Exchange Commission (the “SEC”) requesting the production of certain documents related to an investigation by the SEC (the “Investigation”). The SEC’s subpoena, like the Lawsuit, refers to a February 26, 2021, derogatory report about the Company published by Hindenburg Research LLC, to which the Company responded in a press release dated March 1, 2021. Among the documents the SEC seeks are those pertaining to the matters discussed in the report and to the Company’s assertions in the press release that the report contained false information. Because the Investigation is at an early stage, the Company cannot predict its outcome, duration, or any potential consequences at this time. The SEC has not advised the Company that it has concluded any legal violation has occurred, but any Investigation potentially could result in government enforcement actions and, to civil and/or criminal sanctions under relevant laws.

On April 29, 2022, the Company received a second subpoena from the SEC requesting the production of additional documents related to the Investigation. The Company intends to cooperate with the SEC with respect to the Investigation.

Registered Direct Offering in March 2022 and Repricing of Warrants

On March 31, 2022, the Company entered into certain securities purchase agreement (“March 2022 SPA”) with certain non-affiliated institutional investors, pursuant to which the Company agreed to sell 37,750,000 ADSs, for gross proceeds of approximately $20 million (the “March 2022 Offering”)

The Company has previously issued ADS purchase warrants dated February 17, 2021, February 22, 2021 March 1, 2021 and April 1, 2021 to certain institutional investors (the “Prior Warrants”). Under the terms of the March 2022 SPA, the Company has agreed to reduce the exercise price of each of the Prior Warrants to $0.56, subject to further adjustment pursuant to such Prior Warrants. The March 2022 Offering closed on April 4, 2022.

Update to Ongoing Legal Proceedings

2021 Class Action Litigation

On March 30, 2021, a purported shareholder Kimberly Beltran filed a securities class action complaint in the United States District Court District of New Jersey against the Company, Yandai Wang and Eric H. Yan, the Chief Executive Officer of the Company and President of the Company’s operating subsidiary, respectively. The action, Kimberly Beltran v. SOS Limited, et al., Case No. 1:21-cv-07454 (the “Action”), is filed on behalf of a putative class consisting of all persons and entities other than the Company that purchased or otherwise acquired SOS American depository shares (“ADSs”) between July 22, 2020 and February 25, 2021 (the “Plaintiffs”), both dates inclusive (the “Class Period”), seeking to recover damages allegedly caused by Company’s violations of the federal securities laws against the Company and certain of its top officials. The Complaint was filed in this Action on March 30, 2021 and the Action has not advanced beyond that stage. On November 2, 2021, the Court signed as an Order a stipulation entered into between the various Plaintiffs’ counsels appointing a co-lead Plaintiffs’ counsel. The Parties have agreed to, and the Court has approved of, a Scheduling Order which provides that Plaintiffs shall file an amended complaint on or before May 13, 2022 and the Company shall answer or otherwise respond to the Amended Complaint on or before July 1, 2022. In the interim, Plaintiffs and the Company were engaged in settlement discussions.

On April 28, 2022, the Plaintiffs and the Company agreed to a settlement in principle that contemplates a $5 million settlement payment covering all administration costs and Plaintiffs’ legal fees. The Company does not admit to any wrongdoing in this settlement and in accordance with the settlement there will be a full release of the Company and its officers and directors, for all claims arising during the Class Period that were or could have been asserted in the Action. The Plaintiffs and the Company plan to enter into a full settlement agreement within forty-five (45) days.

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Risk Factors Summary

Investing in our ADSs involves a high degree of risk. Below is a summary of material factors that make an investment in our ADSs speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 10 of this prospectus and under similar headings in the other documents that are filed with the SEC, and incorporated by reference into this prospectus for additional discussion of the risks summarized in this risk factor summary as well as other risks that we face. These risks include, but are not limited to, the following:

●	The outbreak of the COVID-19 has negatively impacted our business operations and is expected to continue to have an adverse impact on our planned operations.

●	We are a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established in the PRC and the VIE. We control and receive the economic benefits of the VIE’s business operations through certain contractual arrangements. Our ADSs are shares of our offshore holding company instead of shares of our VIE in China.

●	If the PRC government deems that the contractual arrangements in relation to the VIE does not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

●	Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our results of operations and the value of your investment.

●	Because we are a Cayman Islands corporation and substantially all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

●	PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

●	We are a “foreign private issuer” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

●	Governmental control of currency conversion may affect the value of your investment.

●	We are defendants in securities class actions litigation which could result in substantial costs and liabilities.

●	Development of data warehouses is capital intensive. We may not be able to generate sufficient capital or obtain additional capital to meet our future capital needs, on favorable terms or at all, which may lead to significant disruption to our business expansion and adversely affect our financial position.

●	It is now illegal to engage in digital asset transactions including bitcoin mining operations in the PRC, the ruling of which may adversely affect us.

●	From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

●	Adverse changes in the regulatory environment in the U.S. market could have a material adverse impact on our planned cryptocurrency related business.

●	There is no assurance that we will be able to manage the commodities trading business effectively.

Corporate Information

Our principal executive office is located at Building 6, East Seaview Park, 298 Haijing Road, Yinzhu Street, West Coast New District, Qingdao City, Shandong Province, People’s Republic of China 266400. Our telephone number is +86-532-86617117. We maintain a website at http://www.sosyun.com/ that contains information about our Company, and we make available free of charge through our website our annual report on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on May 5, 2021, as amended, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

In addition to the risk factors referenced above, as described in our most recent annual report on Form 20-F, we want to disclose the additional risk factors below.

Risks Related to our ADSs

Future sales of our ADSs, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ADSs in the public market, the trading price of our ADSs could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our ADSs could also depress the market price of our ADSs. A decline in the price of our ADSs might impede our ability to raise capital through the issuance of additional of our ADSs or other equity securities. In addition, the issuance and sale by us of additional of our ADSs or securities convertible into or exercisable for our ADSs, or the perception that we will issue such securities, could reduce the trading price for our ADSs as well as make future sales of equity securities by us less attractive or not feasible. The sale of ADSs issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our Class A Ordinary Shares or ADSs and this may have a negative impact on the market price of our ADSs

The trading market for our ADSs will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ADSs would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ADSs, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ADSs could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ADSs to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional ADSs or other securities convertible into or exchangeable for of our ADSs. We cannot assure you that we will be able to sell of our ADSs or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our ADSs or other securities convertible into or exchangeable for our ADSs in future transactions may be higher or lower than the price per ADS in this offering.

We have not paid and do not intend to pay dividends on our Class A Ordinary Shares in the foreseeable future. Any return on investment may be limited to the value of our securities.

We have not paid dividends on our ADSs or Class A Ordinary Shares since inception, and do not anticipate paying any dividends on our ADSs or Class A Ordinary Shares in the foreseeable future. Our board of directors has discretion to declare and pay dividends on our ADSs or Class A Ordinary Shares and will make any determination to do so based on a number of factors, such as our operating results, financial condition, current and anticipated cash needs and other business and economic factors that our board of directors may deem relevant. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ADSs after price appreciation, which may never occur, in order to realize a return on your investment. You should not rely on an investment in us if you require dividend income from your investments.

Techniques employed by short sellers may drive down the market price of our ADSs.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

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We are currently, and may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and ADSs and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ADSs could be greatly reduced or rendered worthless.

We are defendants in securities class actions litigation which could result in substantial costs and liabilities.

The market for our ADSs may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. On March 30, 2021, a securities class action lawsuit was filed against the Company, its Chief Executive Officer, and the Vice President of the Company’s operating subsidiary. The class action is on behalf of persons that purchased or acquired our ADSs between July 22, 2020 and February 25, 2021, a period of volatility in our stock. The complaint is based solely upon a research article issued on February 26, 2021, which contained false claims and was responded to by the Company in a press release dated March 1, 2021. Nevertheless, this securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Risks Related to Our Data Mining and Analysis Business

Development of data warehouses is capital intensive. We may not be able to generate sufficient capital or obtain additional capital to meet our future capital needs, on favorable terms or at all, which may lead to significant disruption to our business expansion and adversely affect our financial position.

Expanding and developing data warehouses and data mining capabilities are capital intensive. We are required to fund the costs of expanding and developing our data warehouses and data mining capacity with cash deriving from operations. There can be no assurance that our future revenues would be sufficient to offset increases in these costs, or that our business operations will generate capital sufficient to meet our anticipated capital requirements. If increase in our future revenues would not be sufficient to offset the increased costs, or we cannot generate sufficient capital to meet our anticipated capital requirements, our financial condition, business expansion and future prospects could be materially and adversely affected.

To fund our future growth, we may need to raise additional funds through equity or debt financing in the future in order to meet our operating and capital needs, which may not be available on favorable terms, or at all. If we raise additional funds through issuances of equity or equity-linked securities, our existing shareholders could suffer significant dilution in their ownership percentage of our company, and any new equity securities we issue could have rights, preferences, and privileges senior to those of holders of our ordinary shares. In addition, any debt financing that we may obtain in the future could have restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Our inability to obtain additional debt and/or equity financing or to generate sufficient cash from operations may require us to prioritize projects or curtail capital expenditures and could adversely affect our results of operations.

The market in which we participate is competitive. Failure to compete effectively may result in loss of our market share and a decrease in our revenues and profitability.

We compete with other wide range of data mining providers in the markets we participate. Some of our current and future competitors may have advantages over us, including greater name recognition, longer operating histories, pre-existing relationships with current or potential clients, significantly greater financial, marketing and other resources and more ready access to capital, all of which allow them to offer competitive prices and respond more quickly to new or changing opportunities. Many of these competitors own capabilities similar to ours in the same markets in which our business targets, or in markets where the cost to operate a data warehouse and data mining capacity is less than the costs to our operation. Many of our competitors and new entrants to the data mining market are developing additional data warehouses space and data mining capacity in the markets that we serve.

We face pricing pressure for our services. Prices for our services are affected by a variety of factors, including supply and demand conditions and pricing pressures from our competitors. A buildup of new data warehouse and data mining capacity or reduced demand for data warehouse services and data mining capacity could result in an oversupply of data warehouse space and data mining capacity in the markets where we operate. Excess data warehouse or data mining capacity could cause downward pricing pressure and limit the number of economically attractive markets that are available to us for expansion, which could negatively impact our business and results of operations. In addition, our competitors may offer services that are more competitively priced compared to ours. We may be required to lower our prices to remain competitive, which may decrease our margins and adversely affect our business prospects, financial condition and results of operations.

We will also face increased competition as we expand our operations, and our competitors in new markets we expand into may have more experience than us in operating in those markets. If we fail to compete effectively, our business, financial performance and prospects will be materially and adversely affected.

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If we do not succeed in attracting new clients or agents for our services and/or growing revenues from existing clients or agents, our business and results of operation may be adversely affected.

We have been expanding our client base to cover more insurance companies and different types of insurance category. We are highly relying on our agents to dispatch data mining business of insurance company to us. Our ability to attract new clients, as well as our ability to grow revenues from our existing clients, depends on a number of factors, including our data warehouse capacity, our ability to offer high-quality services at competitive prices, the strength of our competitors and the capabilities of our client acquisition team to attract new clients. If we fail to attract new clients, we may not be able to grow our revenue as quickly as we anticipate or at all.

In addition, as our client base grows and diversifies into other types of insurance category, we may be unable to provide services that cater to their changing needs, which could result in client dissatisfaction, decreased overall demand for our services and loss of expected revenues. Moreover, our inability to meet client expectations may damage our reputation and could consequently limit our ability to retain existing clients and attract new clients, which would adversely affect our ability to generate revenues and negatively impact our results of operations.

Factors that adversely affect the industries in which our clients operate or information technology spending in these industries, particularly in the Internet and cloud service industries and insurance industries, may adversely affect our business.

Our clients are primarily technology companies in the Internet, cloud, software and other technology-based industries. The end-users of our data mining products are primarily large insurance companies in China. Our clients, some of whom have experienced rapid changes in their business, substantial price competition and pressures on their profitability, may request price reductions or decrease their demand for our data mining analysis, which could harm our financial performance. Furthermore, a decline in the technology industry or the demand for cloud-based services, or the desire of any of these companies, including our client and the end-user insurance companies, to outsource their data warehouse and data mining needs, could lead to a decrease in the demand for space in our data warehouses and data mining analysis business, which would have an adverse effect on our business and financial condition. We also are susceptible to adverse developments in the industries in which our clients operate, such as decreases in demand for their products or services, business layoffs or downsizing, industry slowdowns, relocations of businesses, costs of complying with government regulations or increased regulation and other factors. We also may be materially adversely affected by any downturns in the market for data warehouses and data mining due to, among other things, oversupply of or reduced demand for space or a slowdown in the technology industry. Also, a lack of demand for data warehouse space and data mining by enterprise clients could have a material adverse effect on our business, results of operations and financial condition. If any of these events happen, we may lose clients or have difficulties in selling our services, which would materially and adversely affect our business and results of operations.

We purchase a significant portion of our meta data from a small number of data suppliers. A significant disruption in any of such data suppliers could materially and adversely affect our business, results of operations and financial condition.

We purchase a significant portion of our raw data from a small number of data suppliers and a significant disruption to any single location could materially and adversely affect our operations. We highly rely on three data suppliers, Shandong Shubao IT Ltd., Jiangxi Chacha IT Ltd., and Liaoning Tianzheng Ltd. to provide large amounts of data that we need, in which we conducted data mining and data analysis. The occurrence of a catastrophic event, or a prolonged disruption in any of these data providers, could materially and adversely affect our operations.

If we do not succeed in maintaining business relationship with our data suppliers, our business and results of operation may be adversely affected.

We have been purchasing a significant portion of our raw data from a small number of data suppliers and termination of business relationship with them could materially and adversely affect our business. We are highly relying on our data suppliers to provide us large amounts of data that we need. Our business to conduct data mining analysis, as well as our ability to sell our insurance marketing information to our agents, depends on a number of factors, including a consistent and reliable data supply by our data suppliers. If we fail to maintain our business relationship with our data suppliers, or the costs of gaining data from our data suppliers increase, we may not be able to grow our revenue as quickly as we anticipate or at all.

If we are unable to adapt to new technologies or industry standards in a timely and cost-effective manner, our business, financial performance and prospects could be materially and adversely affected.

The markets for the data warehouses and data mining facilities we own and operate, as well as certain of the insurance industry in which our end-use clients operate, are characterized by rapidly changing technologies, evolving industry standards, and frequent new service introductions. As a result, the infrastructure at our data warehouses and data mining facilities may become obsolete or unmarketable due to demand for new processes and technologies, including new technology that permits higher levels of critical load and heat removal than our data warehouses are currently designed to provide. In addition, the systems that connect our data warehouses and data mining facilities to the Internet and other external networks may become outdated, including with respect to latency, reliability and diversity of connectivity. When clients demand new processes or technologies, we may not be able to upgrade our data warehouse facilities and data mining capacities on a cost-effective basis, or at all, due to, among other things, increased expenses to us that cannot be passed on to clients or insufficient revenues to fund the necessary capital expenditures. The obsolescence of our power and cooling systems and/or our inability to upgrade our data mining capacities, including associated connectivity, could reduce revenues at our data mining and analysis and could have a material adverse effect on us. To be successful, we must adapt to our rapidly changing market by continually improving the performance, features and reliability of our services and modifying our business strategies accordingly, which could cause us to incur substantial costs. We may not be able to adapt to changing technologies in a timely and cost-effective manner, if at all, which would adversely impact our ability to sustain and grow our business. If we are unable to purchase the hardware or obtain a license for the software that our services depend on, our business could be significantly and adversely affected.

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Furthermore, potential future regulations that apply to industries we serve may require us, our data suppliers, or our clients to seek specific requirements from their data operations that we are unable to provide. If such regulations were adopted, we could lose clients or be unable to attract new clients in certain industries, which could have a material adverse effect on us.

In addition, new technologies or industry standards have the potential to replace or provide lower cost alternatives to our services. We focus primarily on providing data mining services and solutions through data warehouses. We cannot guarantee that we will be able to identify the emergence of all the new service alternatives successfully, modify our services accordingly, or develop and bring new services to market in a timely and cost-effective manner to address these changes. If and when we do identify the emergence of new service alternatives and introduce new services to market, those new services may need to be made available at lower profit margins than our then-current services. Failure to provide services to compete with new technologies or the obsolescence of our services could lead us to lose current and potential clients or could cause us to incur substantial costs, which would harm our operating results and financial condition. Our introduction of new alternative services that have lower price points than our current offerings may also result in our existing clients switching to the lower cost products, which could reduce our revenues and have a material adverse effect on our results of operation.

Any significant or prolonged failure in the data warehouse facilities and data mining facilities we operate or services we provide, including events beyond our control, would lead to significant costs and disruptions and would reduce the attractiveness of our facilities, harm our business reputation and have a material adverse effect on our results of operation.

The data warehouse facilities and data mining facilities we operate are subject to failure. Any significant or prolonged failure in any data warehouse and data mining facilities we operate or services that we provide, including a breakdown in critical plant, equipment or services, such as the generators, backup batteries, routers, switches, or other equipment, power supplies, or network connectivity, whether or not within our control, could result in service interruptions and data losses for our clients as well as equipment damage, which could significantly disrupt the normal business operations of our clients and harm our reputation and reduce our revenues. Any failure or downtime in one of the data warehouse and data mining facilities that we operate could affect many of our clients. The total destruction or severe impairment of any of the data warehouse and data mining facilities we operate could result in significant downtime of our services and catastrophic loss of client data. Since our ability to attract and retain clients depends on our ability to provide highly reliable service, even minor interruptions in our service could harm our reputation and cause us to incur financial penalties. The services we provide are subject to failures resulting from numerous factors, including, but not limited to, human error or accident, natural disasters and security breaches, whether accidental or willful.

We may in the future experience interruptions in service, power outages and other technical failures or be otherwise unable to satisfy the requirements of the agreements we have with clients for reasons outside of our control. As our services are critical to many of our clients’ business operations, any significant or prolonged disruption in our services could result in lost profits or other indirect or consequential damages to our clients and subject us to lawsuits brought by the clients for potentially substantial damages. Furthermore, these interruptions in service, regardless of whether they result in breaches of the agreements we have with clients, may negatively affect our relationships with clients and lead to clients terminating their agreements with us or seeking damages from us or other compensatory actions. We have taken and continue to take steps to improve our infrastructure to prevent service interruptions and satisfy the requirements of the agreements we have with clients, including upgrading our electrical and mechanical infrastructure and sourcing, designing the best facilities possible and implementing rigorous operational procedures to maintenance programs to manage risk. Service interruptions continue to be a significant risk for us and could affect our reputation, damage our relationships with clients and materially and adversely affect our business. Any breaches of the agreements we have with clients will damage our relationships with clients and materially and adversely affect our business.

Security breaches or alleged security breaches of our data warehouses could disrupt our operations and have a material adverse effect on our business, financial condition and results of operation.

A security breach of our data warehouse facilities could result in the misappropriation of our or our clients’ information, and may cause interruptions or malfunctions in our operations or the operations of our clients. As we and our data warehouse service provider commit to implementing effective security measures to safeguard our data warehouses, such a compromise could be particularly harmful to our brand and reputation. We may be required to expend significant capital and resources to protect against such threats or to alleviate problems caused by breaches in security. Security risks and deficiencies may also be identified in the course of government inspections, which could subject us to fines and other sanctions. As techniques used to breach security change frequently and are often not recognized until launched against a target, we may not be able to implement new security measures in a timely manner or, if and when implemented, we may not be certain whether these measures could be circumvented. Any breaches that may occur could expose us to increased risk of lawsuits, regulatory penalties, loss of existing or potential clients, harm to our reputation and increases in our security costs, which could have a material adverse effect on our financial condition and results of operations.

In addition, any assertions of alleged security breaches or systems failure made against us, whether true or not, could harm our reputation, cause us to incur substantial legal fees and have a material adverse effect on our business, reputation, financial condition and results of operations.

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Our subscription agreements for data warehouses could be terminated early and we may not be able to renew our existing leases on commercially acceptable terms or our rent or payment under the agreements could increase substantially in the future, which could materially and adversely affect our operations.

We enter into certain data warehouse subscription agreements with Tencent Cloud Computing (Beijing) Co., Ltd. for our data warehouses. Upon the expiration of such subscription agreements, we may not be able to renew these subscription agreements on commercially reasonable terms, if at all. Under certain subscription agreements, the data warehouse service provider may terminate the agreement by giving prior notice and paying default penalties to us. However, such default penalties may not be sufficient to cover our losses. Even though the data warehouse service provider for our data warehouses generally do not have the right of unilateral early termination unless they provide the required notice, the subscription agreements may nonetheless be terminated early if we are in material breach of the subscription agreements. We may assert claims for compensation against the data warehouse service provider if they elect to terminate a subscription agreement early and without due cause. Although there is no substantial barriers to renew subscription agreements we want to renew, and we do not believe that any of our subscription agreements will be terminated early in the future, there can be no assurance that the data warehouse service provider will not terminate any of our subscription agreements prior to its expiration date. If the data warehouse subscription agreements were terminated early prior to their expiration date, notwithstanding any compensation we may receive for early termination of such leases, or if we are not able to renew such subscription agreements, or if we are unable to find suitable alternative data warehouses in a timely manner, we may have to incur significant costs related to relocation of our data. Any relocation could also affect our ability to provide continuous uninterrupted services to our customers and harm our reputation. Furthermore, rent or payment under such leases in the future may increase substantially in the future. Any of the foregoing could have an adverse impact on our business and results of operations.

We may face claims of privacy infringement and other related claims, which could be time-consuming and costly to defend and may result in an adverse impact over our operations.

We cannot assure you that our operations or any aspects of our business do not or will not infringe upon or violate privacy rights owned or held by third parties. We may also be subject to legal or administrative proceedings and claims relating to privacy rights of third parties in the future. If we become liable to third parties for infringing upon their privacy rights, we could be required to pay a substantial damage award. We may also be subject to injunctions that prohibit us from using such data and require us to alter our processes or methodologies, which may not be technically or commercially feasible and may cause us to expend significant resources. Any claims or litigation in this area, whether we ultimately win or lose, could be time-consuming and costly, could cause the diversion of management’s attention and resources away from the operations of our business and could damage our reputation.

Although we purchase data from our data suppliers, we cannot assure you that our use of such data will not be subject to infringement litigation or proceeding. A third party who claims the ownership over data we purchase from our data suppliers may impeding our ability to use the data. As of the date of this prospectus, we had not encountered any legal claims brought by third parties relating to infringement or violation of any privacy rights which may have a material adverse effect on us. However, there can be no assurance that third parties holding ownership over the data and privacy would not take actions against us alleging infringement of such rights or otherwise assert their rights.

We face risks related to natural disasters, health epidemics and other catastrophes, which could significantly disrupt our business, operations, liquidity and financial condition.

Our business could be materially and adversely affected by natural disasters or other catastrophes, such as earthquakes, fire, floods, hail, windstorms, severe weather conditions, environmental accidents, power loss, communications failures, explosions, terrorist attacks and similar events. Our business could also be materially and adversely affected by public health emergencies, such as the outbreak of avian influenza, severe acute respiratory syndrome, or SARS, Zika virus, Ebola virus, COVID-19 or other local health epidemics in China and worldwide. If any of our employees is suspected of having contracted any contagious disease, we may under certain circumstances be required to quarantine such employees and the affected areas of our premises. As a result, we may have to temporarily suspend part of or all our operations. Furthermore, authorities may impose restrictions on travel and transportation and implement other preventative measures in affected regions to contain a disease outbreak, which may lead to the temporary closure of our facilities and declining economic activity at large. A prolonged outbreak of any of these illness or other adverse public health developments in China or elsewhere in the world could have a material adverse effect on our business operations.

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Our success depends substantially on the continued retention of certain key personnel and our ability to hire and retain qualified personnel in the future to support our growth and execute our business strategy.

Our success is, to a certain extent, attributable to the management, and research and development expertise and sales and marketing of key personnel. While we depend on the abilities and participation of our current management team generally, we are dependent on the services of Mr. Yandai Wang, Chief Executive Officer, and Mr. Steven Li, Chief Financial, for the continued growth and operation of our Company, and critical to our overall management, as well as the continued development of our strategic direction, due to their experience, personal and business contacts in cryptocurrency mining, security and insurance technologies.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. The loss of the services of Mr. Wang and Mr. Han for any reason could significantly adversely impact our business and results of operations. Competition for senior management and senior technology personnel in the PRC is intense and the pool of qualified candidates is very limited. We cannot assure you that the services of our senior executives and other key personnel will continue to be available to us, or that we will be able to find a suitable replacement for them if they were to leave.

Risks Relating to the Cryptocurrency Mining, Security and Insurance Business

It is now illegal to engage in digital asset transactions including bitcoin mining operations in the PRC, the ruling of which may adversely affect us.

The PRC has now taken harsh regulatory action to ban cryptocurrency mining operations and to severely restrict the right to acquire, own, hold, sell or use these bitcoin assets or to exchange them for fiat currency. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions globally. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

On May 21, 2021, the Financial Stability and Development Commission (“FSDC”) of the State Council of China issued of a proposal to “crack down on bitcoin mining and trading.” After that, local governments began to gradually issue corresponding measures in response to the FSDC’s proposal, including Xinjiang Changji Hui Autonomous Prefecture Development and Reform Commission which issued a notice on the immediate shutdown of enterprises engaged in cryptocurrency mining on June 9, 2021, and Sichuan Provincial Development and Reform Commission and Sichuan Energy Bureau issued a notice on the shutdown of cryptocurrency mining projects on June 18, 2021. On September 3, 2021, the Notification on Rectification of the Virtual Currency “Mining” Activities (or the Notification Fa Gai Yun Xing [2021] No. 1283) was issued. On September 24, 2021, the newly issued Notification of Overhauling the Mining Activity of Cryptocurrency (or the Notification No. 1283) banned all new cryptocurrency operations in China.

In consideration of the PRC government’s restrictions and our international business expansion plan, we began winding down all cryptocurrency mining operations or cryptocurrency trading operations in the PRC on May 17, 2021 and ceased all related operations by May 31, 2021.

We may acquire other businesses, form joint ventures or acquire other companies or businesses that could negatively affect our operating results, dilute our shareholders’ ownership, increase our debt or cause us to incur significant expense; notwithstanding the foregoing, our growth may depend on our success in uncovering and completing such transactions.

Having recently exited China for our cryptocurrency mining business, we are seeking to enter cryptocurrency mining related businesses in the United States. However, we cannot offer any assurance that acquisitions of businesses, assets and/or entering into strategic alliances or joint ventures will be successful. We may not be able to find suitable partners or acquisition candidates and may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing infrastructure. In addition, in the event we acquire any existing businesses we could assume unknown or contingent liabilities.

Any future acquisitions also could result in the issuance of stock, incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations. Integration of an acquired company may also disrupt ongoing operations and require management resources that otherwise would be focused on developing and expanding our existing businesses. We may experience losses related to potential investments in other companies, which could harm our financial condition and results of operations. Further, we may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture if such investments do not materialize.

To finance any acquisitions or joint ventures, we may choose to issue ADSs, ordinary shares, or a combination of debt and equity as consideration, which could significantly dilute the ownership of our existing shareholders or provide rights to such preferred shareholders in priority over our ordinary shareholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our ADSs is low or volatile, we may not be able to acquire other companies or fund a joint venture project using stock as consideration.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances in cryptocurrency mining or other businesses. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

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Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our businesses;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	risks of entering markets, in parts of the U.S., in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business; assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will achieve market acceptance or prove to be profitable.

Cryptocurrency mining relies on a steady and inexpensive power supply for operating mining farms and running mining hardware. Failure to access a large quantity of power at reasonable costs could significantly increase our operating expenses and adversely affect our demand for our mining machines.

Cryptocurrency mining consumes a significant amount of energy power to process the computations and cool down the mining hardware. Therefore, a steady and inexpensive power supply is critical to cryptocurrency mining. There can be no assurance that the operations of our planned cryptocurrency mining business will not be affected by power shortages or an increase in energy prices in the future. In addition, as we intend to establish and operate mining machines and engage in key mainstream cryptocurrencies mining activities, such as Bitcoin, in the near future, any increase in energy prices or a shortage in power supply in the area of our mining machines may be located will increase our potential mining costs and reduce the expected economic returns from our mining operation significantly.

In particular, the power supply could be disrupted by natural disasters, such as floods, mudslides and earthquakes, or other similar events beyond our control. Further, we may experience power shortages due to seasonal variations in the supply of certain types of power such as hydroelectricity. Power shortages, power outages or increased power prices could adversely affect our mining businesses. Under such circumstances, our business, results of operations and financial condition could be materially and adversely affected.

Shortages in, or rises in the prices of mining machines may adversely affect our business

Given the long production period to manufacture and assemble mining machines, there is no assurance that we can acquire enough mining machines for our planned cryptocurrency mining. We may rely on third parties to supply mining machines to us, and shortages of mining machines or any delay in delivery of our orders could seriously interrupt our operations. The scale of our cryptocurrency mining capacity depends on obtaining adequate mining machines on a timely basis and at competitive prices. Shortages of mining machines could result in reduced mining capacity, as well as an increase in operation costs, which could materially delay the completion of our mining capacity and commencement of our mining. As a result, our business, results of operations and reputation could be materially and adversely affected.

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We may not be able to develop our cryptocurrency mining capacity, blockchain-based security and insurance technologies in the safeguard of digital assets because we may fail to anticipate or adapt to technology innovations in a timely manner, or at all.

The cryptocurrencies mining, security and insurance markets are experiencing rapid technological changes. Failure to anticipate technology innovations or adapt to such innovations in a timely manner, or at all, may result in our research becoming obsolete at sudden and unpredictable intervals and, accordingly, we may not successfully develop our mining capacity and cryptocurrency security products at all. To establish our cryptocurrency mining capacity, cryptocurrency protection and insurance products, we will invest heavily in technology research and development. The process of research and developing new technologies in cryptocurrency is inherently complex and involves significant uncertainties. There are a number of risks, including the following:

●	our research and development efforts may fail in resulting in the development or commercialization of new technologies or ideas in blockchain or cryptocurrency;

●	our research and development efforts may fail to translate new product plans into commercially feasible products;

●	our new technologies or new products may not be well received by the markets;

●	we may not have adequate funding and resources necessary for continual investments in research and development;

●	even assuming our technologies and products become marketable or profitable, they may become obsolete due to rapid advancements in technology and changes in the mainstream markets; and

●	our newly developed technologies may not be protected as proprietary intellectual property rights.

Our research and development efforts may not yield the expected results, or may prove to be futile due to the lack of market demand. Further, any failure to anticipate the next-generation technology roadmap or changes in the mainstream markets or to timely develop new or enhanced technologies in response could result in loss of our business.

Adverse changes in the regulatory environment in the U.S. market could have a material adverse impact on our planned cryptocurrency related business.

Our planned cryptocurrency mining, protection and insurance will be in the U.S. Our cryptocurrency related products business could therefore be significantly affected by, among other things, the regulatory developments in the U.S. Governmental authorities are likely to continue to issue new laws, rules and regulations governing the cryptocurrency industry that we plan to enter and enhance enforcement of existing laws, rules and regulations. Some jurisdictions, including the PRC, restrict various uses of cryptocurrencies, including the use of cryptocurrencies as a medium of exchange, the conversion between cryptocurrencies and fiat currencies or between cryptocurrencies, the provision of trading and other services related to cryptocurrencies by financial institutions and payment institutions, and initial coin offerings and other means of capital raising based on cryptocurrencies. In addition, cryptocurrencies may be used by market participants for black market transactions, to conduct fraud, money laundering and terrorism-funding, tax evasion, economic sanction evasion or other illegal activities. As a result, governments may seek to regulate, restrict, control or ban the mining, use, holding and transferring of cryptocurrencies.

With advances in technology, cryptocurrencies are likely to undergo significant changes in the future. It remains uncertain whether cryptocurrencies will be able to cope with, or benefit from, those changes. In addition, as cryptocurrency mining employs sophisticated and high computing power devices that need to consume large amounts of electricity to operate, future developments in the regulation of energy consumption, including possible restrictions on energy usage in the jurisdictions where we intend to deploy our mining capacities, may also affect the development of our business plan. There has been negative public reaction to surrounding the environmental impact of Bitcoin mining, particularly the large consumption of electricity, and governments of various jurisdictions have responded.

In consideration of the PRC government’s restrictions and our international business expansion plan, we began winding down all cryptocurrency mining operations or cryptocurrency trading operations in the PRC on May 17, 2021 and ceased all related operations by May 31, 2021. As of the date of this Agreement, we have shipped approximately 95% of our cryptocurrency mining rigs from the PRC to the United States.

We may face intense industry competition.

Cryptocurrency mining, security, and insurance is in a highly competitive environment. Our competitors include companies that may have a longer history, larger market share, greater brand recognition, greater financial resources in research or other competitive advantages. We anticipate that competition will increase as cryptocurrencies gain greater acceptance and more players join the market of cryptocurrency mining and mining farm operations.

Strong competition in the market may require us to increase our marketing expenses and sales expenses, if any, or otherwise invest greater resources to gain market shares and expand our mining capacities as needed to adequately compete. Such efforts may negatively impact our profitability. If we are unable to effectively meet our business plans in the competitive landscape, our business, financial conditions and results of operations may be adversely affected.

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Because cryptocurrencies may be determined to be investment securities, we may inadvertently violate the Investment Company Act and incur large losses as a result and potentially be required to register as an investment company or terminate operations and we may incur third party liabilities.

In recent years, the SEC has ruled that the two most valuable cryptocurrencies—Bitcoin and Ethereum—are not securities. We therefore believe that we are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. However, under the Investment Company Act a company may be deemed an investment company under section 3(a)(1)(C) thereof if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

As a result of our investments and our mining activities, including investments in which we do not have a controlling interest, the investment securities we hold could exceed 40% of our total assets, exclusive of cash items and, accordingly, we could determine that we have become an inadvertent investment company. The bitcoins we own, acquire or mine may be deemed an investment security by the SEC, although we do not believe any of the cryptocurrencies we own, acquire or mine are securities. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. We may take actions to cause the investment securities held by us to be less than 40% of our total assets, which may include acquiring assets with our cash and bitcoin on hand or liquidating our investment securities or bitcoin or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As the Rule 3a-2 exception is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations.

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Our results of operations may be negatively impacted by sharp Bitcoin and Ethereum price decreases.

The price of Bitcoin and Ethereum may experience significant fluctuations over its relatively short existence and may continue to fluctuate significantly in the future. Bitcoin prices ranged from approximately US$14,166 per coin as of December 31, 2017, US$3,792 per coin as of December 31, 2018, US$7,220 per coin as of December 31, 2019, to US$ 29,001.72 per coin as of December 31, 2020, according to Blockchain.info. Ethereum prices ranged from approximately US$ 129.61 per coin as of December 31, 2017, US$ 129.61 per coin as of December 31, 2018, US$ 129.61 per coin as of December 31, 2019, to US$ 730.60 per coin as of December 31, 2020, according to Blockchain.info.

We expect our results of operations to continue to be affected by the Bitcoin and Ethereum price as most of the revenue is from bitcoin mining production as of the filing date. Any future significant reductions in the price of Bitcoin and Ethereum will likely have a material and adverse effect on our results of operations and financial condition. We cannot assure you that the Bitcoin and Ethereum price will remain high enough to sustain our operation or that the Bitcoin and Ethereum price will not decline significantly in the future. Furthermore, fluctuations in the Bitcoin and Ethereum price can have an immediate impact on the trading price of the ADSs even before our financial performance is affected, if at all.

Various factors, mostly beyond our control, could impact the Bitcoin and Ethereum price. For example, the usage of Bitcoins in the retail and commercial marketplace is relatively low in comparison with the usage for speculation, which contributes to Bitcoin price volatility. Additionally, the reward for Bitcoin mining will decline over time, which may further contribute to Bitcoin price volatility. Although we will use different line of business to hedge our business in cryptocurrency mining, there is no assurance that we will not be affected by the fluctuations of the prices of the cryptocurrencies.

Our mining operating costs may outpace our mining revenues, which could seriously harm our business or increase our losses.

Our mining operations are costly and our expenses may increase in the future. We intend to use funds on hand from our registered offering to continue to purchase Bitcoin and Ethereum mining machines. This expense increase may not be offset by a corresponding increase in revenue. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Increases in our costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial perform.

We have an evolving business model which is subject to various uncertainties.

As Bitcoin and Ethereum assets may become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

The properties included in our mining network may experience damages, including damages that are not covered by insurance.

The mining sites that we establish in the future will be, subject to a variety of risks relating to physical condition and operation, including:

●	the presence of construction or repair defects or other structural or building damage;

●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and

●	claims by employees and others for injuries sustained at our properties.

For example, our mine could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster, the coronavirus, or by a terrorist or other attack on the mine. The security and other measures we take to protect against these risks may not be sufficient. Additionally, our mine could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity. Given the power requirement, it would not be feasible to run miners on back-up power generators in the event of a power outage. Our insurance covers the replacement cost of any lost or damaged miners, but does not cover any interruption of our mining activities; our insurance therefore may not be adequate to cover the losses we suffer as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mines in our network, such mines may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues anticipated to be derived from such mines. The potential impact on our business is currently magnified because we are only operating a single mine.

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Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

As our substantial mining operations will be in the U.S., if the U.S. government or a government in any other jurisdiction changes its policy or regulations to prevent or limit the development of Bitcoin or cryptocurrencies generally such as in the PRC, the price of Bitcoin or cryptocurrencies as well as the future development of our cryptocurrency related business would decrease or fail, and our business operations and financial results could be adversely affected. Therefore, our ability to comply with government policies and regulations, and to anticipate and respond to potential changes in government policies and regulations will have a significant impact on our business operations and our overall results of operations.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in bitcoin-related activities or that accept cryptocurrencies as payment, including financial institutions of investors in our securities.

A number of companies that engage in bitcoin and/or other bitcoin-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to cryptocurrencies has been to exclude their use for ordinary consumer transactions within China. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or derivatives on other bitcoin-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies, and could decrease their usefulness and harm their public perception in the future.

The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in bitcoin and/or other bitcoin-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and harm investors.

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The decentralized nature of bitcoin systems may lead to slow or inadequate responses to crises, which may negatively affect our business.

The decentralized nature of the governance of bitcoin systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many cryptocurrency systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of cryptocurrency systems leads to ineffective decision making that slows development and growth of such cryptocurrencies, the value of our common stock may be adversely affected.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin, ether, or other cryptocurrencies, participate in blockchains or utilize similar bitcoin assets in one or more countries, the ruling of which would adversely affect us.

Although currently cryptocurrencies generally are not regulated or are lightly regulated in most countries, one or more countries such as China and Russia, which have taken harsh regulatory action, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these bitcoin assets or to exchange for fiat currency. In many nations, particularly in China and Russia, it is illegal to accept payment in bitcoin and other cryptocurrencies for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrencies. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions globally. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

There is a lack of liquid markets, and possible manipulation of blockchain/bitcoin-based assets.

Cryptocurrencies that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers; requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The laxer a distributed ledger platform is about vetting issuers of bitcoin assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. These factors may decrease liquidity or volume or may otherwise increase volatility of investment securities or other assets trading on a ledger-based system, which may adversely affect us. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

Our operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.

We compete with other users and/or companies that are mining cryptocurrencies and other potential financial vehicles, including securities backed by or linked to cryptocurrencies through entities similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, or to invest in cryptocurrencies directly, which could limit the market for our shares and reduce their liquidity. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our new strategy or operate at all, or to establish or maintain a public market for our securities. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

Our bitcoins may be subject to loss, theft or restriction on access.

There is a risk that some or all of our cryptocurrencies could be lost or stolen in the future. Cryptocurrencies are stored in bitcoin sites commonly referred to as “wallets” by holders of bitcoins which may be accessed to exchange a holder’s bitcoin assets. Access to our bitcoin assets could also be restricted by cybercrime (such as a denial of service attack) against a service at which we maintain a hosted hot wallet. A hot wallet refers to any bitcoin wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities. Cold storage refers to any bitcoin wallet that is not connected to the Internet. Cold storage is generally more secure than hot storage, but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our bitcoin assets. We may hold all of our cryptocurrencies in cold storage to reduce the risk of malfeasance, but the risk of loss of our bitcoin assets cannot be wholly eliminated.

Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, such as by attacking the bitcoin network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. We may be in control and possession of one of the more substantial holdings of cryptocurrencies. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our bitcoin holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

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Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We may publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our cryptocurrencies could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

Risks due to hacking or adverse software event.

In order to minimize risk, we are in the processes to manage wallets that are associated with our future cryptocurrencies holdings. There can be no assurances that any processes we have adopted or will adopt in the future are or will be secure or effective, and we would suffer significant and immediate adverse effects if we suffered a loss of our bitcoin due to an adverse software or cybersecurity event. We may utilize several layers of threat reduction techniques, including: (i) the use of hardware wallets to store sensitive private key information; (ii) performance of transactions offline; and (iii) offline generation storage and use of private keys.

Incorrect or fraudulent bitcoin transactions may be irreversible.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent bitcoin transactions could adversely affect our investments and assets.

Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrencies from the transaction. In theory, bitcoin transactions may be reversible with the control or consent of a majority of processing power on the network, however, we do not now, nor is it feasible that we could in the future, possess sufficient processing power to effect this reversal. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a bitcoin or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our bitcoin rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Further, according to the SEC, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen bitcoin. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

The future success of our cryptocurrency mining business will depend in large part upon the value of bitcoin; the value of bitcoin may be subject to pricing risk and has historically been subject to wide swings.

The operating results of our crypto currency mining business will depend in large part upon the value of bitcoin because it’s the primary bitcoin we currently mine. Specifically, our revenues from our bitcoin mining operations are based upon two factors: (1) the number of bitcoin rewards we successfully mine and (2) the value of bitcoin. In addition, our operating results are directly impacted by changes in the value of bitcoin, because under the value measurement model, both realized and unrealized changes will be reflected in our statement of operations (i.e., we will be marking bitcoin to fair value each quarter). This means that our operating results will be subject to swings based upon increases or decreases in the value of bitcoin. Furthermore, our strategy focuses almost entirely on bitcoin (as opposed to other cryptocurrencies). If other cryptocurrencies were to achieve acceptance at the expense of bitcoin or bitcoin cash causing the value of bitcoin or bitcoin cash to decline, or if bitcoin were to switch its proof of work algorithm to another algorithm for which our miners are not specialized, or the value of bitcoin or bitcoin cash were to decline for other reasons, particularly if such decline were significant or over an extended period of time, our operating results would be adversely affected, and there could be a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations, and harm investors.

Bitcoin and other bitcoin market prices, which have historically been volatile and are impacted by a variety of factors, are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, inflating and making their market prices more volatile or creating “bubble” type risks for both bitcoin and our ADSs.

Cryptocurrencies, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in bitcoin codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Exploitations of flaws in the source code that allow malicious actors to take or create money have previously occurred. Despite our efforts and processes to prevent breaches, our devices, as well as our miners, computer systems and those of third parties that we use in our operations, are vulnerable to cyber security risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our miners and computer systems or those of third parties that we use in our operations. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

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If the award of bitcoin rewards, for us primarily bitcoin for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to continue mining and may cease mining operations, which will likely lead to our failure to achieve profitability.

As the number of bitcoin rewards awarded for solving a block in a blockchain decreases, our ability to achieve profitability may not meet our expectation. Decreased use and demand for bitcoin rewards may adversely affect our incentive to expend processing power to solve blocks. If the award of bitcoin rewards for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to increase our mining capacity and may cease our mining operations. The reduction of fixed reward for solving a new block on the bitcoin blockchain may result in a reduction in the aggregate hash rate of the bitcoin network as the incentive for miners decreases. Miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make bitcoin networks more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on a blockchain, potentially permitting such actor or botnet to manipulate a blockchain in a manner that adversely affects our activities. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible. Such events could have a material adverse effect on our ability to continue to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within the bitcoin industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the bitcoin industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business and operations may suffer, and there may be adverse effects on the price of our ADS.

If we are unable to apply technology effectively in driving value for our clients through blockchain-based solutions or gain internal efficiencies and effective internal controls through the application of blockchain technology and related tools, our operating results, client relationships, growth and compliance programs could be adversely affected.

Our future success in digital assets insurance markets depends, in part, on our ability to anticipate and respond effectively to the threat and opportunity presented by digital disruption and developments in technology. These may include new applications or insurance-related services based on artificial intelligence, machine learning, robotics, blockchain or new approaches to data mining. We may be exposed to competitive risks related to the adoption and application of new technologies by established market participants (for example, through disintermediation) or new entrants such as technology companies, “Insuretech” start-up companies and others. These new entrants are focused on using technology and innovation, including artificial intelligence and blockchain, to simplify and improve the client experience, increase efficiencies, alter business models and effect other potentially disruptive changes in the industries in which we operate. If we fail to develop and implement technology solutions and technical expertise among our employees that anticipate and keep pace with rapid and continuing changes in technology, industry standards, client preferences and internal control standards, our value proposition and operating efficiency could be adversely affected. We may not be successful in anticipating or responding to these developments on a timely and cost-effective basis and our ideas may not be accepted in the marketplace. Additionally, the effort to gain technological expertise and develop new technologies in our business requires us to incur significant expenses. If we cannot offer new technologies as quickly as our competitors, or if our competitors develop more cost-effective technologies or product offerings, we could experience a material adverse effect on our operating results, client relationships, growth and compliance programs.

In some cases, we depend on key third-party vendors and partners to provide technology and other support for our strategic initiatives. If these third parties fail to perform their obligations or cease to work with us, our ability to execute on our strategic initiatives could be adversely affected.

We may not be able to provide insurance policy for holders of bitcoins or other cryptocurrencies in China due to PRC policies and regulations relating to the bitcoin industry.

According to the Circular on Prevention of Risks from Bitcoin jointly promulgated by People’s Bank of China, Ministry of Industry and Information Technology, China Banking Regulatory Commission, China Securities Regulatory Commission, or CSRC, and China Insurance Regulatory Commission on December 3, 2013, or the Circular, Bitcoin shall be a kind of virtual commodity in nature, which shall not be in the same legal status with currencies and shall not be circulated as currencies and used in markets as currencies. The Circular also provides that financial institutions and payment institutions shall not engage in business in connection with Bitcoin.

According to the Announcement on Prevention of Risks from Offering and Financing of Tokens promulgated by seven PRC governmental authorities including the People’s Bank of China on September 4, 2017, or the Announcement, activities of offering and financing of tokens, including initial coin offerings, have been forbidden in the PRC since they may be suspected to be considered as illegal offering of securities or illegal fundraising. All so-called token trading platform should not (i) engage in the exchange between any statutory currency with tokens and “virtual currencies,” (ii) trade or trade the tokens or “virtual currencies” as central counterparties, or (iii) provide pricing, information agency or other services for tokens or “virtual currencies.” The Announcement further provides that financial institutions and payment institutions shall not engage in business in connection with transactions of offering and financing of tokens. Further, insurance industry is also a highly regulated industry in China. There is no assurance that we can successfully launch our business to provide insurance policy for holders of bitcoins or other cryptocurrencies in China.

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Even assuming we successfully launch our business to provide insurance policy to cryptocurrency holders, we may not be able prevail our competitors.

Even assuming we can launch our business to provide insurance policy to cryptocurrency holders, we may not be able to prevail our competitors and therefore, our revenue may not achieve our expectations. For example, Coinbase Global, Inc. (“Coinbase”) procures fidelity (also known as crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity insurance coverage program provides coverage for the theft of funds held in hot or cold storage and provides a limit in excess of $200,000,000. Coinbase’s insurance coverage program is provided by a syndicate of industry-leading insurers that are highly rated by AM Best. Our competitors in this industry may have more capital than us, and therefore, they may provide insurance with lower cost and higher premium than us.

Risks Related to Our Commodity Trading Business

There is no assurance that we will be able to manage the commodities trading business effectively.

Operating the commodities trading business is a significant challenge and there is no assurance that we will be able to manage the integration successfully. If we are unable to efficiently integrate these businesses, the attention of our management could be diverted from our existing operations and the ability of the management teams at these business units to meet operational and financial expectations could be adversely impacted, which could impair our ability to execute our business plans. Failure to successfully integrate the new commodities trading business or to realize the expected benefits of entry into the business may have an adverse impact on our results of operations and financial condition.

Investment in our new line of business could disrupt the Company’s ongoing business and present risks not originally contemplated.

We have deployed a significant amount of proceeds from our financings in our new commodities business line. New ventures are inherently risky and may not be successful. In evaluating such endeavors, we are required to make difficult judgments regarding the value of business strategies, opportunities, technologies and other assets, and the risks and cost of potential liabilities. Furthermore, these investments involve certain other risks and uncertainties, including the risks involved with entering new competitive categories or regions, the difficulty in integrating the new business, the challenges in achieving strategic objectives and other benefits expected from our investment, the diversion of our attention and resources from our operations and other initiatives, the potential impairment of acquired assets and liabilities and the performance of underlying products, capabilities or technologies.

We may not be able to ensure the successful implementation of our strategy to diversify our businesses.

We have entered into the commodities trading business. Such initiatives involve various risks including but not limited to the investment costs in establishing a distribution network within the PRC, leasing warehouses, offices and other working capital requirements. There is no assurance that such future plans can be successfully implemented as the successful execution of such future plans will depend on several factors, some of which are not within our control, such as retaining and recruiting qualified and skilled staff, and the continued demand for our products by our customers. Failure to implement any part of our future plans or executing such plan costs effectively, may lead to a material adverse change in our operating environment or affect our ability to respond to market or industry changes, which may, in turn, adversely affect our business and financial results.

We expect that we will require additional debt and equity capital to pursue our business objectives and respond to business opportunities, challenges and/or unforeseen circumstances. If such capital is not available to us, or is not available on favorable terms, our business, operating results and financial condition may be harmed.

We expect that we will require additional capital to pursue our business objectives and respond to business opportunities, challenges and/or unforeseen circumstances, including to increase our marketing expenditures in order to improve our brand awareness, build our non-ferrous metal inventory, develop new customers, enhance our operating infrastructure and acquire complementary technologies. Accordingly, we may need to engage in equity, debt or other types of financings to secure additional funds. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. In addition, any debt financing that we secure in the future could involve restrictive covenants which may make it more difficult for us to obtain additional capital and to pursue business opportunities.

Volatility in the credit markets may also have an adverse effect on our ability to obtain debt financing. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our Common Stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, operating results, financial condition and prospects could be adversely affected.

Our business depends on adequate supply and availability of mineral resin, soy bean, wheat, sesame, liquid sulfur and latex commodities.

Our commodities trading business requires mineral resin, soy bean, wheat, sesame, liquid sulfur and latex commodities that are sourced from third-party suppliers. We are affected by industry supply conditions, which generally involve risks beyond our control, including costs of these materials, transportation costs and market demand. As a result, we may not be able to obtain an adequate supply of quality mineral resin, soy bean, wheat, sesame, liquid sulfur and latex commodities in a timely or cost-effective manner, which would have a material adverse effect on our business, financial condition and results of operations.

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Risks Related to Our Corporate Structure

We do not have direct ownership of our operating entities in China, but have control rights and the rights to the assets, property, and revenue of the VIE through VIE Agreements, which may not be effective in providing control over the VIE.

We do not have direct ownership of our operating entities in China, but have control rights and the rights to the assets, property, and revenue of the VIE through VIE Agreements. A portion of our current revenue and net income is derived from the VIE in China. To comply with PRC laws and regulations, we do not intend to have an equity ownership interest in the VIE but rely on VIE Agreements with the VIE to control and operate its businesses. However, as discussed above, these VIE Agreements may not be effective from PRC laws in providing us with the necessary control over the VIE and its operations. Any deficiency in these VIE Agreements may result in our loss of control over the management and operations of the VIE, which will result in a significant loss in the value of an investment in our company. Because of the practical restrictions on direct foreign equity ownership imposed by provincial government authorities, we must rely on contractual rights through our VIE structure to effect control over and management of the VIE, which exposes us to the risk of potential breach of contract by the shareholders of the VIE.

Because we are an offshore holding company and conduct our business through the VIE in China, if we fail to comply with applicable PRC law, we could be subject to severe penalties and our business could be adversely affected.

We are an offshore holding company and operate a portion of our business through the VIE in China through VIE Agreements, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of the VIE are treated as our assets and liabilities and the results of operations of the VIE are treated in all respects as if they were the results of our operations. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the VIE Agreements between WFOE and the VIE.

The Provisions Regarding Mergers and Acquisitions of Domestic Projects by Foreign Investors (the “M&A Rules”) requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Furthermore, on July 10, 2021, the Cyberspace Administration of China (“CAC”) publicly issued the Measures for Cybersecurity Censorship (Revised Draft for Comments) aiming to, upon its enactment, replace the existing Measures for Cybersecurity Censorship. The draft measures extend the scope of cybersecurity reviews to data processing operators engaging in data processing activities that affect or may affect national security, including listing in a foreign country. If the enacted version of the draft measures mandates clearance of cybersecurity review and other specific actions to be completed by companies, we face uncertainties as to whether such clearance is required for our offering and whether such clearance can be timely obtained, or at all.

If WFOE, the VIE or their ownership structure or the VIE Agreements are determined to be in violation of any existing or future PRC laws, rules or regulations, or WFOE or the VIE fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of WFOE or the VIE;

●	discontinuing or restricting the operations of WFOE or the VIE;

●	imposing conditions or requirements with which we, WFOE, or the VIE may not be able to comply;

●	requiring us, WFOE, or the VIE to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our ADSs in the equity of the VIE; and

●	imposing fines.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and VIE Agreements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our VIE Agreements will become invalid or unenforceable, and the VIE will not be treated as VIE entities and we will not be entitled to treat the VIE’s assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, revenue and net income of the VIE from our balance sheet, which would most likely require us to cease conducting our business and would result in the delisting of our ADSs from the New York Stock Exchange and a significant impairment in the market value of our ADSs.

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We may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC.

As all of our VIE Agreements with the VIE are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these VIE Agreements. Furthermore, these VIE Agreements may not be enforceable in China if PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective control over the VIE, and our ability to conduct our business may be materially and adversely affected.

The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with offerings of our ADSs, and, if required, we cannot predict whether we will be able to obtain such approval. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect the operating company’s financial performance and the enforceability of the VIE Agreements.

The Provisions Regarding Mergers and Acquisitions of Domestic Projects by Foreign Investors (the “M&A Rules”) requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Our PRC legal counsel has advised us based on their understanding of the current PRC laws, regulations and rules that the CSRC’s approval may not be required for the listing and trading of our ADSs on the New York Stock Exchange, given that: (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether we would subject to this regulation, (ii) we establish our WFOE by means of direct investment and acquiring equity interest or assets of an entity other than “PRC domestic company” as defined under the M&A Rules, and (iii) no explicit provision in the M&A Rules clearly classifies VIE Agreements as a type of transaction subject to such Rules.

However, our PRC legal counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC regulatory agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel does. If it is determined that CSRC approval is required for any of our future offerings, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for such offerings. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of our ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt such offerings before the settlement and delivery of the ADSs offered thereunder. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ADSs in such an offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for our offerings, we may be unable to obtain a waiver of such approval requirements.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date of this annual report, we have not received or been denied of any permission from the PRC authorities to list on U.S. stock exchanges. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. We face uncertainty about future actions by the PRC government that could significantly affect the operating company’s financial performance and the enforceability of the VIE Agreements.

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PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitable.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us.

Regulations relating to offshore investment activities by PRC residents may limit our ability to acquire PRC companies and could adversely affect our business.

In July 2014, State Administration of Foreign Exchange, or SAFE, promulgated the Circular on Issues Concerning Foreign Exchange Administration Over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents Via Special Purpose Vehicles, or Circular 37, which replaced Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or Circular 75. Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, referred to in Circular 37 as a “special purpose vehicle” for the purpose of holding domestic or offshore assets or interests. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. Under these regulations, PRC residents’ failure to comply with specified registration procedures may result in restrictions being imposed on the foreign exchange activities of the relevant PRC entity, including the payment of dividends and other distributions to its offshore parent, as well as restrictions on capital inflows from the offshore entity to the PRC entity, including restrictions on its ability to contribute additional capital to its PRC subsidiaries. Further, failure to comply with the SAFE registration requirements could result in penalties under PRC law for evasion of foreign exchange regulations.

Although we believe that our agreements relating to our structure are in compliance with current PRC regulations, we cannot assure you that the PRC government would agree that these VIE Agreements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

Uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which has come into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since it is relatively new, uncertainties still exist in relation to its interpretation and implementation. For instance, under the Foreign Investment Law, “foreign investment’’ refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. Though it does not explicitly classify VIE Agreements as a form of foreign investment, there is no assurance that operation conducted by foreign investors or foreign-invested enterprises via contractual arrangement would not be interpreted as a type of indirect foreign investment activities under the definition in the future. In addition, the definition contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the Stale Council to provide for VIE Agreements as a form of foreign investment. In any of these cases, it will be uncertain whether our VIE Agreements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing VIE Agreements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

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Risks Relating to Doing Business in China

Governmental control of currency conversion may limit our ability to utilize our net revenue effectively and our ability to transfer cash between our PRC subsidiaries and us, across borders, and to investors and affect the value of your investment.

We are subject to the PRC’s rules and regulations on currency conversion. In the PRC, the SAFE regulates the conversion of the Renminbi, the Chinese currency, into foreign currencies. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China.

Under PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Under existing exchange restrictions, without prior approval of SAFE, cash generated from PRC subsidiaries in China may be used to pay dividends.

However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not pay dividends in foreign currencies to our investors.

PRC regulatory authorities could impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and the use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such securities from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

Our auditor, the independent registered public accounting firm that issues the audit report incorporated by reference in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections. However, the recent developments would add uncertainties to our offering and we cannot assure you whether the New York Stock Exchange or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our ADSs to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the NYSE earlier than would be required by the HFCA Act. If our ADSs are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ADSs.

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The recent joint statement by the SEC and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

The approval of the CSRC and other compliance procedures may be required, and, if required, we cannot predict whether we will be able to obtain such approval.

The M&A Rules requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Our PRC legal counsel has advised us based on their understanding of the current PRC laws, regulations and rules that the CSRC’s approval may not be required for the listing and trading of our ADSs on the New York Stock Exchange, given that: (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether we would be subject to this regulation, (ii) we establish our WFOE by means of direct investment and acquiring equity interest or assets of an entity other than “PRC domestic company” as defined under the M&A Rules, and (iii) no explicit provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to such Rules.

However, our PRC legal counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC regulatory agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel does. If it is determined that CSRC approval is required for a future offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for such offering. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from such offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt such offering before the settlement and delivery of the ADSs that we offer in such offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ADSs in such offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for such offering, we may be unable to obtain a waiver of such approval requirements.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

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Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in China, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as intellectual property laws, employment and labor laws, workplace safety, environmental laws, consumer protection laws, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in China. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

●	investigations, enforcement actions, and sanctions;

●	mandatory changes to our network and products;

●	disgorgement of profits, fines, and damages;

●	civil and criminal penalties or injunctions;

●	claims for damages by our customers or channel partners;

●	termination of contracts;

●	loss of intellectual property rights;

●	failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings necessary to conduct our operations; and

●	temporary or permanent debarment from sales to public service organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

Any reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations. Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new fields also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to functions by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

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If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to continue to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will remain exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to continue to qualify as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future.

We may fail to obtain, maintain and update licenses and permits necessary to conduct our operations in the PRC, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the VATS industry in the PRC.

The laws and regulations regarding value-added telecommunications services, or VATS, licenses in the PRC are relatively new and are still evolving, and their interpretation and enforcement involve significant uncertainties. Investment activities in the PRC by foreign investors are principally governed by the Industry Catalog Relating to Foreign Investment, or the Catalog. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not included in the Catalog are permitted industries. Industries such as VATS, including Internet data warehouse services, or IDC services, restrict foreign investment. Specifically, the Administrative Regulations on Foreign-Invested Telecommunications Enterprises restrict the ultimate capital contribution percentage held by foreign investor(s) in a foreign-invested VATS enterprise to 50% or less. Under the Telecommunications Regulations, telecommunications service providers are required to procure operating licenses prior to their commencement of operations. The Administrative Measures for Telecommunications Business Operating License, which took effect on April 10, 2009 and was amended on September 1, 2017, set forth the types of licenses required to provide telecommunications services in China and the procedures and requirements for obtaining such licenses.

As of the date of this prospectus, we have obtained a Telecommunications Business License and a Telecommunication Network Number Utilization Resource Certificate for our 10086 hot-line center and are currently applying for an ICP license from the Chinese Ministry of Industry and Information Technology.

There can be no assurance that we will be able to maintain our existing licenses or permits necessary to provide our current IDC services in the PRC, renew any of them when their current term expires, or update existing licenses or obtain additional licenses necessary for our future business expansion. The failure to obtain, retain, renew or update any license or permit generally, and our IDC licenses in particular, could materially and adversely disrupt our business and future expansion plans.

In addition, if future PRC laws or regulations governing the VATS industry require that we obtain additional licenses or permits or update existing licenses in order to continue to provide our IDC services, there can be no assurance that we would be able to obtain such licenses or permits or update existing licenses in a timely fashion, or at all. If any of these situations occur, our business, financial condition and prospects would be materially and adversely affected.

We may rely principally on dividends and other distributions on equity paid by our wholly foreign-owned entities, or WFOEs, to fund any cash and financing requirements we may have, and any limitation on the ability of our WFOEs to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we may rely principally on dividends and other distributions on equity paid by our WFOEs, which in turn relies on consulting and other fees paid to us by our variable interest entities, for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our WFOEs incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements our WFOEs currently have in place with our VIEs in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us.

Under PRC laws and regulations, our WFOEs, as wholly foreign-owned enterprise in the PRC, may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprise, such as our WFOEs, is required to set aside at least 10% of its accumulated after-tax profits after making up the previous year’s accumulated losses each year, if any, to fund statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. It may allocate a portion of its after-tax profits based on PRC accounting standards to discretionary reserve funds according to its shareholder’s decision. These statutory reserve funds and discretionary reserve funds are not distributable as cash dividends.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Any limitation on the ability of our WFOEs to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

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Adverse changes in China’s economic, political and social conditions, as well as laws and government policies, may materially and adversely affect our business, financial condition, results of operations and growth prospects.

We conduct businesses in the PRC, and therefore our financial conditions and results of operations are subject to influences from PRC’s economic, political and social conditions to a great extent. The PRC economy differs from the economies of most developed countries in many aspects, including, but not limited to, the degree of government involvement, control level of corruption, control of capital investment, reinvestment control of foreign exchange, allocation of resources, growth rate and development level. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

For approximately four decades, the PRC government has implemented economic reform measures to utilize market forces in the development of the PRC economy. We cannot predict whether changes in the PRC’s economic, political and social conditions and in its laws, regulations and policies will have any adverse effect on our current or future business, financial condition or results of operations. In addition, many of the economic reforms carried out by the PRC government are unprecedented or experimental and are expected to be refined and improved over time. This refining and improving process may not necessarily have a positive effect on our operations and business development. For example, the PRC government has in the past implemented a number of measures intended to slow down certain segments of the economy, including the real property industry, which the government believed to be overheating. These actions, as well as other actions and policies of the PRC government, could cause a decrease in the overall level of economic activity in the PRC and, in turn, have an adverse impact on our business and financial condition.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

We conduct a substantial portion of business operations in the PRC, and our PRC subsidiaries and consolidated VIEs are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. The PRC legal system is evolving rapidly, and the interpretation of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC judicial and administrative authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to predict the outcome of a judicial or administrative proceeding than that in more developed jurisdictions. Furthermore, the PRC legal system is based, in part, on government policies and internal rules, some of which are not published in a timely manner, or at all, but which may have retroactive effects. As a result, we may not always be aware of any potential violation of these policies and rules. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

Failure to comply with PRC regulations regarding the registration requirements for employee share ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by the State Administration of Foreign Exchange, or SAFE, in February 2012, employees, directors, supervisors and other senior management participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be a PRC subsidiaries of such overseas listed company, and complete certain other procedures. We and our directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted restricted shares, restricted share units or options will be subject to these regulations if those employees exercise such restricted shares, restricted share units or options. Separately, SAFE Circular 37 also requires certain registration procedures to be completed if those employees exercise restricted shares, restricted share units or options before listing. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our wholly foreign-owned subsidiaries in China and limit these subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors and employees under PRC law.

In addition, the State Administration of Taxation, or the SAT has issued certain circulars concerning employee share options or restricted shares. Under these circulars, the employees working in the PRC who exercise share options or are granted restricted share units will be subject to PRC individual income tax. Our WFOEs have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC government authorities.

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Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare plans, open and register accounts for social insurance accounts and housing funds, and contribute in their own names to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where companies operate our businesses. The requirements of employee benefit contribution plans have not been implemented consistently by the local governments in China given the different levels of economic development in different geographical areas.

As of the date of this prospectus, certain of our PRC subsidiaries failed to open and register the accounts for social insurance and housing funds, and entrust third-party agencies to pay social insurance and housing provident fund for some of our employees. We may be required to make up the contributions for these welfare plans as well as late fees and fines. If we are subject to investigations or penalties related to non-compliance with labor laws, our business, financial condition and results of operations could be adversely affected.

The enforcement of the Labor Contract Law of the People’s Republic of China, or the PRC Labor Contract Law, and other labor-related regulations in the PRC may increase our labor costs, impose limitations on our labor practices and adversely affect our business and our results of operations.

On June 29, 2007, the Standing Committee of the National People’s Congress of China enacted the PRC Labor Contract Law, which became effective on January 1, 2008 and was amended on December 28, 2012. The PRC Labor Contract Law introduces specific provisions related to fixed-term employment contracts, part-time employment, probation, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. According to the PRC Labor Contract Law, an employer is obliged to sign an unfixed-term labor contract with any employee who has worked for the employer for 10 consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unfixed term, with certain exceptions. The employer must pay economic compensation to an employee where a labor contract is terminated or expires in accordance with the PRC Labor Contract Law, except for certain situations which are specifically regulated. In addition, the government has issued various labor-related regulations to further protect the rights of employees. According to such laws and regulations, employees are entitled to annual leave ranging from five to 15 days and are able to be compensated for any untaken annual leave days in the amount of three times their daily salary, subject to certain exceptions. In the event that we decide to change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may also limit our ability to effect those changes in a manner that we believe to be cost-effective. In addition, as the interpretation and implementation of these new regulations are still evolving, our employment practices may not be at all times deemed in compliance with the new regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and financial conditions may be adversely affected.

It may be difficult to effect service of process upon us, our directors or our executive officers that reside in China or to enforce any judgments obtained from non-PRC courts or bring actions against them or us in China.

Certain of our directors and most of our executive officers reside in China. In addition, most of our assets and those of our directors and executive officers are located in China. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan and many other jurisdictions. As a result, it may not be possible for investors to serve process upon us or those persons in China, or to enforce against us or them in China, any judgments obtained from non-PRC jurisdictions.

On July 14, 2006, the Supreme People’s Court of China and the Government of the Hong Kong Special Administrative Region signed an Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters, or the 2006 Arrangement. Under such arrangement, where any designated People’s Court or any designated Hong Kong court has made an enforceable final judgment requiring payment of money in a civil and commercial case pursuant to a choice of court agreement, any party concerned may apply to the relevant People’s Court or Hong Kong court for recognition and enforcement of the judgment. On January 18, 2019, the Supreme Court of the People’s Republic of China and the Department of Justice under the Government of the Hong Kong Special Administrative Region signed the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region, or the 2019 Arrangement. The 2019 Arrangement, for the reciprocal recognition and enforcement of judgments in civil and commercial matters between the courts in mainland China and those in the Hong Kong Special Administrative Region, stipulates the scope and particulars of judgments, the procedures and ways of the application for recognition or enforcement, the review of the jurisdiction of the court that issued the original judgment, the circumstances where the recognition and enforcement of a judgment shall be refused, and the approaches towards remedies, among others. After a judicial interpretation has been promulgated by the Supreme People’s Court and the relevant procedures have been completed by the Hong Kong Special Administrative Region, both sides shall announce a date on which the 2019 Arrangement shall come into effect. The 2019 Arrangement shall apply to any judgment made on or after its effective date by the courts of both sides. The 2006 Arrangement shall be terminated on the same day when the 2019 Arrangement comes into effect. If a “written choice of court agreement” has been signed by parties according to the 2006 Arrangement prior to the effective date of the 2019 Arrangement, the 2006 Arrangement shall still apply. Although the 2019 Arrangement has been signed, its effective date has yet to be announced. Therefore, there are still uncertainties about the outcomes and effectiveness of enforcement or recognition of judgments under the 2019 Arrangement.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC. Accordingly, without the consent of the competent PRC securities regulators or other relevant authorities, no entity or individual may provide any documents and materials relating to securities business activities to foreign entities or government agencies.

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Recent geopolitical issues, conflicts and other global events could adversely affect our results of operations and financial condition.

Because a substantial portion of our business is conducted outside of the United States, our business is subject to global political issues and conflicts. Such political issues and conflicts could have a material adverse effect on our results of operations and financial condition if they escalate in areas in which we do business. In addition, changes in and adverse actions by governments in foreign markets in which we do business could have a material adverse effect on our results of operations and financial condition. For example, the recent and continuing conflict arising from the invasion of Ukraine by Russia could adversely impact macroeconomic conditions, give rise to regional instability and result in heightened economic tariffs, sanctions and import-export restrictions from the U.S. and the international community in a manner that adversely affects us, including to the extent that any such actions cause material business interruptions, restrict our ability to conduct business with certain suppliers or vendors, utilize the banking system, or repatriate cash.

We face risks associated with increased political uncertainty.

The recent invasion of Ukraine by Russia and the sanctions, bans and other measures taken by governments, organizations and companies against Russia and certain Russian citizens in response thereto has increased the political uncertainty in Europe and has strained the relations between Russia and a significant number of governments, including the U.S. The duration and outcome of this conflict, any retaliatory actions taken by Russia and the impact on regional or global economies is unknown, but could have a material adverse effect on our business, financial condition and results of our operations.

In the U.S., the change in the U.S. government to the Biden administration has resulted in uncertainty regarding potential changes in regulations, fiscal policy, social programs, domestic and foreign relations and international trade policies. In addition, potential changes in relationships among the U.S. and China and other countries could have significant impacts on global trade and regional economic conditions, among other things. In addition, changes in the relationships between the U.S. and its neighbors, such as Mexico, could have significant, potentially negative, impacts on commerce. Further, anti-American sentiment could harm the reputation and success of U.S. companies doing business abroad.

Our ability to respond to these developments or comply with any resulting new legal or regulatory requirements, including those involving economic and trade sanctions, could reduce our sales, increase our costs of doing business, reduce our financial flexibility and otherwise have a material adverse effect on our business, financial condition and results of our operations.

Our supply chain may be disrupted by changes in U.S. trade policy.

We have experienced, and expect to continue to experience, increased international transit times. A disruption in the flow of our imported goods or a material increase in the cost of those goods or transportation without any offsetting price increases may significantly decrease our profits. U.S. tariffs or other actions against foreign nations including China and any responses by such nations including China, could impair our ability to meet customer demand and could result in lost sales or an increase in our cost of products This would have a material adverse impact on our business and results of operations.

Risk Relating to Being a Foreign Private Issuer

As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than U.S. public companies.

We are a “foreign private issuer” as defined in the SEC rules and regulations and, consequently, we are not subject to all of the disclosure requirements applicable to companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Further, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. Accordingly, there may be less publicly available information concerning our company than there is for U.S. public companies.

As a foreign private issuer, we file annual reports on Form 20-F within four months of the close of each fiscal year ended December 31 and reports on Form 6-K relating to certain material events promptly after we publicly announce these events. However, because of the above exemptions for foreign private issuers, our shareholders are not afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

While we are a foreign private issuer, we are not subject to certain NYSE corporate governance listing standards applicable to U.S. listed companies. We are entitled to rely on a provision in the NYSE Listed Company Manual that allows us to elect to follow Cayman Islands “home county” corporate law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the NYSE.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by any Selling Securityholders. The Selling Securityholders will receive all of the proceeds from the sale of ADSs under the ADSs purchase warrants. To the extent that we receive proceeds from the exercise of the ADSs purchase warrants, we will use those proceeds to pay for the expenses of this offering and for working capital and other general corporate purposes. The Selling Securityholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the ADSs. We will bear all other costs, fees and expenses incurred in effecting the registration of the Class A ordinary shares represented by ADSs covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

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DESCRIPTION OF SHARE CAPITAL

The following description of our share capital (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our sixth Amended and Restated Memorandum and Articles of Association (“M&A”) and by the applicable provisions of Cayman Islands law.

Our authorized share capital is US$600,000 divided into 6,000,000,000 shares with a par value of US$0.0001 each (the “Ordinary Shares”), comprised of (1) 4,900,000,000 Class A Ordinary Shares with a par value of $0.0001 each, and (2) 1,100,000,000 Class B Ordinary Shares with a par value of $0.0001 each. Our directors may, in their absolute discretion and without the approval of our shareholders, create and designate out of the unissued shares of our company (including unissued Class A Ordinary Shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as our directors may determine.

The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our M&A, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $1,000,000,000 in the aggregate of:

●	Class A Ordinary Shares, represented by ADS;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Ordinary Shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into Ordinary Shares, another series of preferred shares or other securities. The debt securities, the preferred shares, the Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Ordinary Shares

As of April 27, 2022, there are 2,699,862,712 Class A Ordinary Shares and 147,942,525 Class B Ordinary Shares issued and outstanding, respectively. We have never paid dividends on our Ordinary Shares. While any future dividends will be determined by our directors after consideration of the earnings, financial condition, and other relevant factors, it is currently expected that available cash resources will be utilized in connection with our ongoing operations.

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Each outstanding Class A Ordinary Share entitles the holder thereof to one vote per share on all matters. Each outstanding Class B Ordinary Share entitles the holder thereof to ten (10) votes per share on all matters. Holders of shares of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote for shareholders’ consent. Our M&A provides that elections for directors shall be by an ordinary resolution of our shareholders, which requires a simple majority of votes cast at a general meeting of our shareholders, or a written resolution approved in writing by two-thirds of our shareholders entitled to vote at a general meeting. Shareholders do not have preemptive rights to purchase shares in any future issuance of our Ordinary Shares. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred shareholders, if any, our assets available for distribution will be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

The holders of our Ordinary Shares are entitled to dividends out of funds legally available when and as declared by our board of directors (the “Board”). The Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

General. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares. Under our M&A, we may issue only non-negotiable shares and may not issue bearer or negotiable shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, provided that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Classes of Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. In addition, (i) each Class B Ordinary Shares shall automatically and immediately be converted into one Class A Ordinary Share if at any time the total number of the issued and outstanding Class B ordinary shares in aggregate is less than 5% of the total number of Class B ordinary shares of our company issued and outstanding immediately following the Company’s initial public offering, and (ii) upon any sale, transfer, assignment or disposition of any Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate (as defined in our M&A) of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Voting Rights. Holders of our Ordinary Shares vote as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. In respect of matters requiring shareholders’ vote, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten (10) votes. At any general meeting a resolution put to the vote of the meeting shall be decided by poll.

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An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting (or if passed as a resolution in writing, the approval of two-thirds of our shareholders entitled to vote at a general meeting of our company), while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting (or if passed as a written resolution, the approval of all of our shareholders entitled to vote at a general meeting of our company). A special resolution is required for important matters such as a change of name or any amendment to our M&A. Holders of our Ordinary Shares may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating all or any of our share capital into shares of larger amount than our existing shares, sub-dividing our shares or any of them into shares of an amount smaller than that fixed by our M&A, and cancelling any unissued shares.

General Meetings of Shareholders and Shareholder Proposals. As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. Our M&A provides that we may, but are not obliged to, in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by our board of directors. Advance notice of at least ten (10) calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold shares which represent, in aggregate, not less than one-third of the votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our M&A allows any of our shareholders holding in aggregate not less than two-thirds of the aggregate number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, to requisition an extraordinary general meeting of the shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our M&A does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Shares. Subject to the restrictions of our M&A set out below, as applicable, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in writing and in such usual or common form or such other form approved by our board of directors.

Our board of directors may, in its absolute discretion, and without assigning any reason, refuse to register any transfer of any ordinary share which is not fully paid up or upon which our company has a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or (e) a fee of such maximum sum as the NYSE may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on fourteen (14) days’ notice being given by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of the NYSE to that effect, be suspended at such times and for such periods (not exceeding in the whole thirty (30) calendar days in any year) as our directors may determine.

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Liquidation. On a winding up of our company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Purchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as our board of directors, before the issue of such shares, or our shareholders by special resolution may determine. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares may be varied or abrogated either with the written consent of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a general meeting of the holders of shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, at the discretion of our board of directors, we intend to provide our shareholders with annual audited financial statements.

Changes in Capital. Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate or divide all or any of our share capital into shares of a larger or smaller amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of as amount smaller than that fixed by our memorandum; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

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Our shareholders may, by special resolution and subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Issuance of Additional Shares. Our M&A authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares.

Our M&A authorizes our board of directors to establish from time to time one or more series of convertible redeemable preferred shares and to determine, with respect to any series of convertible redeemable preferred shares, the terms and rights of that series, including:

●	designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The issuance of convertible redeemable preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of M&A may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our M&A for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

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●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Preferred Shares

The Board is empowered to allot, issue, and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form), to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine. The Board may, without the approval of the shareholders, create and designate out of the unissued shares of the Company (including unissued Class A Ordinary Shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as the Board may determine in their sole and absolute discretion.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

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●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

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DESCRIPTION OF THE AMERICAN DEPOSITARY SHARES

Citibank, N.A. as Depositary, will register and deliver ADSs. Each ADS represents ten (10) Class A Ordinary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs may be represented by certificates that are commonly known as American Depositary Receipts or ADRs. The Depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. - Hong Kong, located 10/F, Harbour Front (II), 22, Tak Fung Street, Hung Hom, Kowloon, Hong Kong.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, ten Class A ordinary shares that are on deposit with the Depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the Depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the Depositary may agree to change the ADS-to-share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the Depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the Depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The Depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the Depositary, and the Depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the Depositary. As an ADS holder, you appoint the Depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class A Ordinary Shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the Depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The Depositary will hold on your behalf the shareholder rights attached to the Class A Ordinary Shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A Ordinary Shares represented by your ADSs through the Depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

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As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the Depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the Depositary, which is commonly referred to as the direct registration system or DRS. The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the Depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the Depositary to the holders of the ADSs. The direct registration system includes automated transfers between the Depositary and The Depository Trust Company, or the DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the Class A Ordinary Shares in the name of the Depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the Depositary or the custodian the record ownership in the applicable Class A ordinary shares with the beneficial ownership rights and interests in such Class A Ordinary Shares being at all times vested with the beneficial owners of the ADSs representing the Class A Ordinary Shares. The Depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the Depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The Depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Class A Ordinary Shares

Whenever we make a free distribution of Class A Ordinary Shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A Ordinary Shares with the custodian. Upon receipt of confirmation of such deposit, the Depositary will either distribute to holders new ADSs representing the Class A Ordinary Shares deposited or modify the ADS-to-share ratio, in which case each ADS you hold will represent rights and interests in the additional Class A Ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-share ratio upon a distribution of Class A Ordinary Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the Depositary may sell all or a portion of the new Class A Ordinary Shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the Depositary does not distribute new ADSs as described above, it may sell the Class A Ordinary Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

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Distributions of Rights

Whenever we intend to distribute rights to purchase additional Class A Ordinary Shares, we will give prior notice to the Depositary and we will assist the Depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The Depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The Depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Class A Ordinary Shares other than in the form of ADSs.

The Depositary will not distribute the rights to you if:

●	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

●	We fail to deliver satisfactory documents to the Depositary; or

●	It is not reasonably practicable to distribute the rights.

The Depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the Depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional Class A Ordinary Shares, we will give prior notice thereof to the Depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the Depositary in determining whether such distribution is lawful and reasonably practicable.

The Depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the Depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Class A Ordinary Shares or rights to purchase additional Class A Ordinary Shares, we will notify the Depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the Depositary in determining whether such distribution to holders is lawful and reasonably practicable.

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If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the Depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the Depositary may sell all or a portion of the property received.

The Depositary will not distribute the property to you and will sell the property if:

●	We do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

●	We do not deliver satisfactory documents to the Depositary; or

●	The Depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the Depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the Depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the Class A Ordinary Shares being redeemed against payment of the applicable redemption price. The Depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the Depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the Depositary may determine.

Changes Affecting Class A Ordinary Shares

The Class A Ordinary Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class A Ordinary Shares or a recapitalization, reorganization, merger, consolidation or sale of assets of our company.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Class A Ordinary Shares held on deposit. The Depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Class A ordinary shares. If the Depositary may not lawfully distribute such property to you, the Depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class A Ordinary Shares

The Depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

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Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the Depositary and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

●	provide such proof of identity and genuineness of signatures as the Depositary deems appropriate;

●	provide any transfer stamps required by the State of New York or the United States; and

●	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the Depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Class A Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the Depositary for cancellation and then receive the corresponding number of underlying Class A Ordinary Shares at the custodian’s offices. Your ability to withdraw the Class A Ordinary Shares held in respect of the ADSs may be limited by U.S. and Cayman Islands law considerations applicable at the time of withdrawal. In order to withdraw the Class A Ordinary Shares represented by your ADSs, you will be required to pay to the Depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A Ordinary Shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the Depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the Depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A Ordinary Shares represented by your ADSs may be delayed until the Depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the Depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	Temporary delays that may arise because (i) the transfer books for the Class A Ordinary Shares or ADSs are closed, or (ii) Class A Ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

●	Obligations to pay fees, taxes and similar charges.

●	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

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Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the Depositary to exercise the voting rights for the Class A Ordinary Shares represented by your ADSs. The voting rights of holders of Class A Ordinary Shares are described in “Description of Share Capital.”

At our request, the Depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the Depositary to exercise the voting rights of the securities represented by ADSs.

If the Depositary timely receives voting instructions from a holder of ADSs, it will endeavor to cause the Class A Ordinary Shares on deposit to be voted in accordance with the voting instructions received from holders of ADSs. Class A Ordinary Shares in respect of which no timely voting instructions have been received from ADS holders will not be voted.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated herein). Please note that the ability of the Depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the Depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees

● Issuance of ADSs (i.e., an issuance of ADS upon a deposit of Class A ordinary shares or upon a change in the ADS-to-share ratio), excluding ADS issuances as a result of distributions of Class A ordinary shares	Up to U.S. 5¢ per ADS issued

● Cancellation of ADSs (i.e., a cancellation of ADSs for delivery of deposited property or upon a change in the ADS-to-share ratio)	Up to U.S. 5¢ per ADS cancelled

● Distribution of cash dividends or other cash distributions (i.e., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

● Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

● Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., upon a spin-off)	Up to U.S. 5¢ per ADS held

● ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the Depositary

As an ADS holder you will also be responsible to pay certain charges such as:

●	taxes (including applicable interest and penalties) and other governmental charges;

●	the registration fees as may from time to time be in effect for the registration of Class A Ordinary Shares on the share register and applicable to transfers of Class A Ordinary Shares to or from the name of the custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

●	certain cable, telex and facsimile transmission and delivery expenses;

●	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

●	the fees and expenses incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class A Ordinary Shares, ADSs and ADRs; and

●	the fees and expenses incurred by the Depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

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ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person to whom the ADSs are issued (in the case of ADS issuances) and to the person whose ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the Depositary fees, the Depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the Depositary fees from any distribution to be made to the ADS holder. Certain of the depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the Depositary. You will receive prior notice of such changes. The Depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the Depositary agree from time to time.

Amendments and Termination

We may agree with the Depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A Ordinary Shares represented by your ADSs (except as permitted by law).

We have the right to direct the Depositary to terminate the deposit agreement. Similarly, the Depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the Depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the Depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the Depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the Depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

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In connection with any termination of the deposit agreement, the Depositary may make available to owners of ADSs a means to withdraw the Class A Ordinary Shares represented by ADSs and to direct the Depositary of such shares into an unsponsored American depositary share program established by the Depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The Depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The Depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the Depositary’s obligations to you. Please note the following:

●	We and the Depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

●	The Depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

The Depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A ordinary shares, for the validity or worth of the Class A Ordinary Shares, for any tax consequences that result from the ownership of ADSs, for the creditworthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

●	We and the Depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

●	We and the Depositary disclaim any liability if we or the Depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our memorandum and articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

●	We and the Depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of incorporation or in any provisions of or governing the securities on deposit.

●	We and the Depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Class A Ordinary Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

●	We and the Depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A Ordinary Shares but is not, under the terms of the deposit agreement, made available to you.

●	We and the Depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

●	We and the Depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

●	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

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Pre-Release Transactions

Subject to the terms and conditions of the deposit agreement, the Depositary may issue to broker/dealers ADSs before receiving a deposit of Class A Ordinary Shares or release Class A ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions,” and are entered into between the Depositary and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the shares on deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The Depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the Depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The Depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The Depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the Depositary and to the custodian proof of taxpayer status and residence and such other information as the Depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the Depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The Depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the Depositary may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) is governed by the laws of the Cayman Islands.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU WAIVE YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is Suntera (Cayman) Limited. Their mailing address is 18/F On Building, 162 Queen’s Road Central, Central, Hong Kong.

New York Stock Exchange Listing

Our ADSs are listed on the NYSE under the symbol “SOS.”

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SELLING SECURITYHOLDERS

This prospectus also relates to the offer and resale of up to an aggregate of 23,880,000 ADSs representing 238,800,000 Class A ordinary shares. The Resale ADSs include 23,880,000 ADSs issuable upon exercise of the Company’s ADSs purchase warrants issued on February 10, 2021, to Selling Securityholders.

Selling Securityholders Table

The following table and accompanying footnotes, which were prepared based on information furnished to us by or on behalf of the Selling Securityholders and information filed with the SEC, set forth information regarding the beneficial ownership of ADSs owned by the Selling Securityholders as of April 27, 2022. Beneficial ownership is determined in accordance with rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

The second column indicates the number of ADSs beneficially owned by the Selling Securityholders, based on their respective ownership as of the date of this prospectus. The second column also assumes the exercise of all of the warrants held by the Selling Securityholders, without regard to any limitations on exercise described in this prospectus or in the warrants. The third column lists the ADSs being offered by this prospectus by the Selling Securityholders.

This prospectus covers the resale of all of the ADSs issuable upon exercise of the warrants that are held by the Selling Securityholders. The Selling Securityholders can offer all, some or none of their ADSs, thus we have no way of determining the number of the ADSs underlying warrants that will be held after this offering. Therefore, the fourth and fifth columns assume that the Selling Securityholders will sell all of the ADSs issuable upon exercise of the warrants which are covered by this prospectus. See “Plan of Distribution of Selling Securityholders.”

Information concerning the Selling Securityholders may change over time. Any changed information will be set forth in amendments to the registration statement of which this prospectus forms a part or in supplements to this prospectus, if and when necessary or as otherwise required by law.

	Number of ADSs Owned Prior to Offering	Maximum Number of ADSs to be Sold Pursuant to this Prospectus	Number of ADSs Owned After Offering	Percentage Beneficially Owned After Offering
Hudson Bay Master Fund Ltd. (1)(2)	29,875,000	7,440,000	22,435,000	7.88%
Anson Investments Master Fund LP (1)(3)	12,761,250	4,800,000	7,961,250	2.80%
Anson East Master Fund LP (1)(3)	4,253,750	1,600,000	2,653,750	0.93%
Intracoastal Capital LLC (1)(4)	11,757,500	5,920,000	5,837,500	2.05%
L1 Capital Global Opportunities Master Fund (1)(5)	7,057,500	4,120,000	2,937,500	1.03%
TOTAL	65,705,000	23,880,000	41,825,000	14.69%

(1)	Includes ADSs owned by the Selling Securityholders upon full exercise of all warrants to purchase ADSs that are held by the Selling Securityholders. The warrants are each exercisable for one ADS at an exercise price of $4.05 per ADS.

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(2)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(3)	Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of each of the Anson Funds, hold voting and dispositive power over the securities held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.”

(4)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, of the securities reported herein that are held by Intracoastal.

(5)	David Feldman has voting and dispositive power over the securities owned by L1 Capital Global Opportunities Master Fund. The address of L1 Capital Global Opportunities Master Fund is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

Certain Transactions and Relationships Between SOS and the Selling Securityholders

Registered Direct Offering in December 2020

On December 22, 2020, the Company entered into certain securities purchase agreement (the “December SPA”) with certain purchasers pursuant to which the Company agreed to sell 2,600,000 of its ADSs and warrants (“December Warrants”) to purchase 2,600,000 ADSs (the “December Offering”), for gross proceeds of approximately $4 million. The December Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $1.55. The purchase price for each ADS and the corresponding December Warrant is $1.55. Each December Warrant is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. The December Warrants contain a mandatory exercise right for the Company to force exercise of the December Warrants if the Company’s ADSs trade at or above $4.65 for ten (10) consecutive trading days and when certain other conditions are met. Upon the occurrence of a Fundamental Transaction (as defined in the December Warrants), the December Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the December Warrants) of such portion of such December Warrant to be redeemed. The December Offering closed on December 24, 2020.

Registered Direct Offering in January 2021

On January 7, 2021, the Company entered into certain securities purchase agreement (the “January SPA”) with certain purchasers pursuant to which the Company agreed to sell 13,525,000 of its ADSs and warrants (“January Warrants”) to purchase 13,525,000 ADSs (the “January Offering”), for gross proceeds of approximately $25 million. The January Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $1.85. The purchase price for each ADS and the corresponding January Warrant is $1.85. Each January Warrant is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. The January Warrants contain a mandatory exercise right for the Company to force exercise of the January Warrants if the Company’s ADSs trade at or above $5.55 for ten (10) consecutive trading days and when certain other conditions are met. Upon the occurrence of a Fundamental Transaction (as defined in the January Warrants), the January Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the January Warrants) of such portion of such January Warrant to be redeemed. The January Offering closed on January 12, 2021.

January 2021 Warrant Solicitation

On January 15, 2021, the Company entered into a letter agreement (the “January Letter Agreement”) with certain holders of Company’s warrants, pursuant to which the holders of Company’s warrants exercised all of the unexercised December Warrants and January Warrants (collectively, the “Existing Warrants”) to purchase up 14,925,000 of the Company’s ADSs. Pursuant to the January Letter Agreement, each holder received new warrants (the “January Inducement Warrants”) to purchase up to 23,880,000 ADSs in exchange for their exercise of all of the unexercised Existing Warrants with cash. The gross proceeds to the Company from the exercise of the unexercised Existing Warrants were approximately $27.1 million, prior to deducting placement agent fees and estimated offering expenses.

The January Inducement Warrants have substantially the same terms as the Existing Warrants, except for having (i) provisions customary for an unregistered warrant, including a restrictive legend, (ii) registration rights whereby the Company agreed to register the ADSs underlying the January Inducement Warrants within fifteen (15) days of closing, (iii) being exercisable immediately upon issuance, (iv) having a term of five (5) years from the date of issuance, and (v) having an exercise price of $2.00 per ADS.

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February 2021 Warrant Solicitation

On February 9, 2021, the Company entered into a letter agreement (the “February Letter Agreement”) with certain holders of the Company’s warrants, pursuant to which the holders of the Company’s warrants exercised all of the January Inducement Warrants to purchase up to 23,880,000 of the Company’s ADSs. Pursuant to the February Letter Agreement, each holder received new warrants (the “February Inducement Warrants”) to purchase up to 23,880,000 ADSs in exchange for their exercise of all of the January Inducement Warrants with cash. The gross proceeds to the Company from the exercise of the January Inducement Warrants were approximately $48 million, prior to deducting placement agent fees and estimated offering expenses.

The February Inducement Warrants have substantially the same terms as the January Inducement Warrants, except for having (i) registration rights whereby the Company agreed to register the ADSs underlying the February Inducement Warrants within twenty-one (21) days of closing, and (ii) an exercise price of $4.05 per ADS.

Registered Direct Offering I in February 2021

On February 11, 2021, the Company entered into certain securities purchase agreement (the “February SPA I”) with certain purchasers pursuant to which the Company agreed to sell 22,000,000 of its ADSs and warrants (“February Warrants I”) to purchase 16,500,000 ADSs (the “February Offering I”), for gross proceeds of approximately $110 million. The February Warrants I will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $5.00. The purchase price for each ADS and the corresponding February Warrant I is $5.00. Each February Warrant I is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. The February Warrants I contain a mandatory exercise right for the Company to force exercise of the February Warrants I if the Company’s ADSs trade at or above $15.00 for ten (10) consecutive trading days and when certain other conditions are met. Upon the occurrence of a Fundamental Transaction (as defined in the February Warrants I), the February Warrants I are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the February Warrants I) of such portion of such February Warrants I to be redeemed. The February Offering I closed on February 17, 2021.

Registered Direct Offering II in February 2021

 On February 18, 2021, the Company entered into certain securities purchase agreement (the “February SPA II”) with certain purchasers pursuant to which the Company agreed to sell 8,600,000 of its ADSs and warrants (“February Warrants II”) to purchase 4,300,000 ADSs (the “February Offering II”), for gross proceeds of approximately $86 million. The February Warrants II will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $10.00. The purchase price for each ADS and the corresponding February Warrant II is $10.00. Each February Warrant II is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. The February Warrants II contain a mandatory exercise right for the Company to force exercise of the February Warrants II if the Company’s ADSs trade at or above $30.00 for ten (10) consecutive trading days and when certain other conditions are met. Upon the occurrence of a Fundamental Transaction (as defined in the February Warrants II), the February Warrants II are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the February Warrants II) of such portion of such February Warrants II to be redeemed. The February Offering II closed on February 22, 2021.

Registered Direct Offering in March 2021

On March 29, 2021, the Company entered into certain securities purchase agreement with certain purchasers pursuant to which the Company agreed to sell 25,000,000 of its ADSs and warrants (“Warrants”) to purchase 25,000,000 ADSs (the “March 2021 Offering”), for gross proceeds of approximately $125 million. The Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $5.00. The purchase price for each ADS and the corresponding February Warrant is $5.00. Each Warrant is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. The Warrants contain a mandatory exercise right for the Company to force exercise of the Warrants if the Company’s ADSs trade at or above $15.00 for ten (10) consecutive trading days and when certain other conditions are met. Upon the occurrence of a Fundamental Transaction (as defined in the Warrants), the Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the Warrants) of such portion of such Warrant to be redeemed. The March 2021 Offering closed on April 1, 2021.

Registered Direct Offering in November 2021

On November 9, 2021, the Company entered into certain securities purchase agreement (the “November SPA”) with certain purchasers pursuant to which the Company agreed to sell 51,500,000 of its ADSs (the “November Offering”), for gross proceeds of approximately $90.1 million.

The Company has previously issued ADS purchase warrants dated February 17, 2021, February 22, 2021 March 1, 2021 and April 1, 2021 to certain institutional investors (the “Prior Warrants”). Under the terms of the November SPA, the Company has agreed to reduce the exercise price of each of the Prior Warrants to $1.75, subject to further adjustment pursuant to such Prior Warrants. The November Offering closed on November 15, 2021.

Registered Direct Offering in March 2022

On March 31, 2022, the Company entered into certain securities purchase agreement (the “March 2022 SPA”) with certain purchasers pursuant to which the Company agreed to sell 35,750,000 of its ADSs (the “March 2022 Offering”), for gross proceeds of approximately $20 million.

Under the terms of the March 2022 SPA, the Company has agreed to reduce the exercise price of each of the Prior Warrants to $0.56, subject to further adjustment pursuant to such Prior Warrants. The March 2022 Offering closed on April 4, 2022.

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PLAN OF DISTRIBUTION OF SELLING SECURITYHOLDERS

The Selling Securityholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Resale ADSs on the NYSE or any other securities exchange, market or trading facility on which shares of our ADSs are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling Resale ADSs:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	sales by a broker-dealer of a specified number of such shares at a stipulated price per share, pursuant to agreements between the Selling Shareholder and broker-dealer;

●	block trades in which the broker-dealer will attempt to sell the Resale ADSs as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales, loans or pledges entered into after the effective date of the registration statement of which this prospectus is a part;

●	writing or settlement of options, derivative securities or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell the Resale ADSs under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown, in each case in compliance with Rule 2121 of the Financial Industry Regulatory Authority.

In connection with any permitted short sale, loan, pledge, option, derivative or hedging transaction, the Selling Securityholders may enter into agreements with broker-dealers or other financial institution that in turn engage in short sales of our ADSs in the course of hedging the positions they assume. If any Resale ADSs are delivered to a broker-dealer or other financial institution in connection with any such transaction, the broker-dealer or other financial institution may resell the Resale ADSs pursuant to this prospectus (as supplemented or amended to reflect such transaction, including, if necessary, updates to the list of Selling Securityholders to include such broker-dealer or financial institution).

The Selling Securityholders may also transfer and donate the Resale ADSs in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

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The Selling Securityholders and any brokers, dealers or agents that are involved in selling the Resale ADSs may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such brokers, dealers or agents and any profit on the resale of any Resale ADSs purchased by them may be deemed to be underwriting compensation under the Securities Act. The Selling Securityholders have advised us that they do not have any written or oral agreement, understanding or arrangement, directly or indirectly, with any broker, dealer, agent or other person regarding the sale of the Resale ADSs. There are no underwriters or coordinating brokers acting in connection with the proposed sale of the Resale ADSs by the Selling Securityholders.

Because the Selling Securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act, it may be subject to the requirements of the Securities Act to deliver this prospectus to each purchaser at or prior to the time of the sale. We have informed the Selling Securityholders of this requirement, and we will make copies of this prospectus available to them.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale ADSs may not simultaneously engage in market making activities with respect to our ADSs for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our ADSs by the Selling Securityholders or any other person.

We will pay certain fees and expenses incurred by us incident to the registration of the Resale ADSs, including SEC filing fees, fees and expenses of compliance with securities laws, and various related expenses. The Selling Securityholders are responsible for all discounts, selling commissions and other costs related to their offer and sale of the Resale ADSs.

Under the warrant inducement agreements between the Company and the Selling Securityholders, we have agreed to indemnify each other from certain liabilities, including those arising under the Securities Act, in connection with the registration of the Resale ADSs for sale, and the offer and sale of Resale ADSs, through this prospectus.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Maples and Calder (Hong Kong) LLP to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended December 31, 2020 have been audited by Audit Alliance LLP as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the year ended December 31, 2020 and 2019 are included in our Annual Report on Form 20-F, which are incorporated by reference into this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F and Form 20-F/A for the fiscal year ended December 31, 2020, filed with the SEC on May 5, 2021, as amended on October 12, 2021 and January 7, 2022;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on June 21, 2021, July 26, 2021, September 10, 2021, November 16, 2021, January 12, 2022, and February 25, 2022; and

(3)	the description of Ordinary Shares and ADSs incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-38051) filed with the Commission on April 4, 2017, including any amendment and report subsequently filed for the purpose of updating that description; and

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Building 6, East Seaview Park, 298 Haijing Road, Yinzhu Street, West Coast New District, Qingdao City, Shandong Province, People’s Republic of China 266400, Attention: Yandai Wang, Chief Executive Officer, +86-532-86617117.

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WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://www.sosyun.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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SOS LIMITED

Prospectus

April 29, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our M&A requires us to indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified persons, other than by reason of such their own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake or judgement) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
4.1	Form of Preferred Shares Certificate*
4.2	Form of Warrant*
4.3	Form of Warrant Agreement*
4.4	Form of Unit Agreement*
4.5	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.**
4.6	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.**
4.7	Form of debt securities, if any*
5.1	Opinion of Maples and Calder (Hong Kong) LLP
23.1	Consent of Audit Alliance LLP
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this registration statement)

*	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

**	Already filed.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to the registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Qingdao, China, on April 29, 2022.

SOS LIMITED

By:	/s/ Yandai Wang
	Name:	Yandai Wang
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Yandai Wang and Li Sing Leung, and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Yandai Wang	Chief Executive Officer and Executive Chairman	April 29, 2022
Yandai Wang

/s/ Li Sing Leung	Chief Financial Officer and Director	April 29, 2022
Li Sing Leung

/s/ Russell Krauss	Director	April 29, 2022
Russell Krauss

/s/ Douglas L. Brown	Director	April 29, 2022
Douglas L. Brown

/s/ Ronggang (Jonathan) Zhang	Director	April 29, 2022
Ronggang (Jonathan) Zhang

/s/ Wenbin Wu	Director	April 29, 2022
Wenbin Wu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, DE on April 29, 2022.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director Puglisi & Associates

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